                                                                FILE NO. 0-23375

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                   FORM 10/A
                  GENERAL FORM FOR REGISTRATION OF SECURITIES


                        PURSUANT TO SECTION 12(B) OR (G)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               ------------------

                     GE FINANCIAL ASSURANCE HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                  DELAWARE                                      54-1829180
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                     Identification Number)

           6604 WEST BROAD STREET
             RICHMOND, VIRGINIA                                    23230
  (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (804) 281-6000 Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

       Securities to be registered pursuant to Section 12 (g) of the Act:

                    COMMON STOCK, PAR VALUE $1.00 PER SHARE
                                (Title of Class)

                         ------------------------------


THE REGISTRANT MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I1(A) AND
(B) OF FORM 10-K, AND IS THEREFORE FILING THIS FORM 10/A ON THE REDUCED DISCLOSURE FORMAT SPECIFIED IN INSTRUCTION I TO FORM 10-K. SPECIFICALLY, ITEMS 1, 2, 3 AND 15(B) HAVE BEEN PREPARED IN ACCORDANCE WITH SUCH INSTRUCTION I, AND ITEMS 4, 5, 6 AND 7 HAVE BEEN OMITTED IN ACCORDANCE WITH SUCH INSTRUCTION I.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 1.  BUSINESS.

    GE Financial Assurance Holdings, Inc. ("GE Financial Assurance," together with its subsidiaries, the "Company"), through its direct and indirect subsidiaries, is principally engaged in the life insurance and annuity business primarily in the United States and increasingly abroad. All the outstanding common stock of GE Financial Assurance is owned by General Electric Capital Corporation ("GE Capital"), a wholly owned subsidiary of General Electric Capital Services, Inc. The Company's principal executive offices are located at 6604 West Broad Street, Richmond, Virginia 23230 (telephone (804) 281-6000).

OWNERSHIP OF THE COMPANY

    GE Capital operates in four financing industry segments and in a specialty insurance industry segment. GE Capital's financing activities include a full range of middle-market leasing and lending, equipment management sales and services, specialized financing and consumer services. GE Capital's specialty insurance activities include providing financial guaranty insurance, principally on municipal bonds and structured finance issues, private mortgage insurance and creditor insurance covering international customer loan repayments. The long-term debt obligations of GE Capital are rated "AAA" by Standard & Poor's Corporation ("S&P") and "Aaa" by Moody's Investors Services, Inc. ("Moody's").

GENERAL DESCRIPTION OF BUSINESS

    GE Financial Assurance is a holding company that through its subsidiaries provides consumers financial security solutions by selling a wide variety of insurance, investment and retirement products primarily in the United States. The Company effectively began operations in April 1993 with the acquisition of GNA Corporation and its principal operating company, Great Northern Insured Annuity Corporation. The Company has continued to broaden its operations through a series of acquisitions consummated since 1993. See "The Company--Significant Acquisitions." The Company's product offerings are divided along two major segments of consumer needs: (i) Wealth Accumulation and Transfer and (ii) Wealth and Lifestyle Protection.

    The Company's principal product lines under the Wealth Accumulation and Transfer segment are (i) annuities (deferred and immediate; either fixed or variable), (ii) life insurance (universal, term, ordinary and group), (iii) guaranteed investment contracts ("GICs") and (iv) mutual funds. Wealth Accumulation and Transfer products are used by customers as vehicles for accumulating wealth, often on a tax-deferred basis, transferring wealth to beneficiaries, or providing a means to replace the insured's income in the event of premature death. The Company's distribution of Wealth Accumulation and Transfer products is accomplished through three distribution methods: (i) intermediaries, (ii) career or dedicated sales forces and (iii) marketing through businesses and affinity groups.

    The Company's principal product lines under the Wealth and Lifestyle Protection segment are (i) long-term care insurance, (ii) supplemental accident and health insurance, (iii) personal lines of automobile insurance and (iv) credit insurance. Wealth and Lifestyle Protection products are used by customers as vehicles to protect their income and assets from the adverse economic impacts of automobile accidents and related liabilities or significant health care costs or other unanticipated events that cause temporary or permanent loss of earnings capabilities (including the ability to repay certain indebtedness). The Company's distribution of Wealth and Lifestyle Protection products is accomplished through four distribution methods: (i) intermediaries, (ii) career or dedicated sales forces, (iii) marketing through businesses and affinity groups and (iv) direct marketing.

    The following table sets forth selected information regarding the Company presented on a basis consistent with generally accepted accounting principles ("GAAP").

                            SELECTED FINANCIAL DATA


                                                                    DECEMBER 31,(1)
                                                 -----------------------------------------------------
                                                  1993(2)     1994       1995       1996       1997
                                                 ---------  ---------  ---------  ---------  ---------
                                                                 (DOLLARS IN MILLIONS)
AT END OF PERIOD
Invested Assets................................  $  12,256  $  14,845  $  18,470  $  35,810  $  39,469
Total Assets...................................     13,243     16,852     21,820     45,361     51,092
Policyholder Liabilities(3)....................     11,907     15,611     19,094     35,493     37,380
Debt Outstanding...............................         31         38         12        278      1,337
Shareholder's Interest.........................      1,127        992      2,319      5,721      6,958

FOR THE PERIOD THEN ENDED
Premiums.......................................         26        149        485      1,386      2,314
Total Revenues.................................        699      1,091      1,749      3,366      5,567
Net Income.....................................         44         72        101        229        425
Investment Contracts Issued....................        668      1,064      1,239      1,998      3,430


------------------------


(1) Comparability of financial information is affected by acquisitions by the Company in the periods presented. See "The Company--Significant Acquisitions."



(2) For the period prior to April 1, 1993, data relates to the operations of GNA Corporation, as the Company's predecessor.



(3) Includes future annuity and contract benefits, unearned premiums, liability for policy and contract claims, and other policyholder liabilities.



RECENT TRANSACTIONS



    On February 18, 1998, the Company reached a tentative agreement with a Japanese insurer, Toho Mutual Life Insurance Company ("Toho") to purchase the new business and operations infrastructure of Toho. In connection with this agreement, the Company and Toho will jointly capitalize a new insurance company ("Newco") that will sell life, health and annuity products in the Japanese market. The Company's investment in Newco will be approximately $576 million and will include 90% of the entity's voting interest. The transaction is expected to close by March 31, 1998, subject to regulatory approval and various other closing conditions. The Company believes that this transaction will provide a significant opportunity to participate in the large Japanese insurance market and to expand its global marketing capability and presence.


    The Company acquired Colonial Penn Insurance Company and its subsidiaries ("Colonial Penn") from Leucadia Corporation on November 4, 1997. Colonial Penn is a low-cost direct marketer of personal lines of automobile insurance. Colonial Penn is included in the Company's Wealth and Lifestyle Protection segment. The Company believes that the acquisition of Colonial Penn will significantly increase its direct marketing capability.

STRATEGY

    The Company believes that changes in demographics such as the increased number of baby boomers entering middle and late middle age, longer life expectancies due to medical advances, the reduction in government- and employer-sponsored benefit programs and the increased need for estate planning for the most affluent group of retirees in history, have and will continue to increase the demand for innovative products and services to solve individual financial challenges. The Company's strategy is designed to take advantage of these trends by offering a broad array of products and services through the Company's four major channels of distribution. See "Marketing and Distribution."

    The Company's approach to this opportunity is to accumulate a number of businesses with unique product and distribution capabilities designed to deliver innovative products and services associated with accumulating, transferring and protecting the consumer's wealth and lifestyle. Most of the Company's products are targeted at middle to upper income consumers and individuals employed by small to mid-sized companies. To date, the Company has operated primarily in the United States and to a lesser extent in selected international markets. The Company's strategy consists of the following seven elements:

    - MARKETPLACE FOCUS. The Company's business units focus on key customer groups and distribution channels which are well positioned to maximize penetration into these groups. The Company believes that its customers are becoming increasingly sophisticated in assessing their needs for savings, insurance and retirement. The Company's products and services are designed to meet needs based on input from customers and the distributors who service them. To enable the Company to obtain this input, it endeavors to create and maintain direct contact with its key customer groups, as well as the distributors who service them.

    - COST LEADERSHIP. The Company recognizes that consolidation in the financial services industry will create fewer, but larger competitors. Effective competition will be dependent upon, among other things, the Company's ability to reduce its expenses through the elimination of duplicate functions and the use of enhanced technology. The Company's continued commitment to bring together its recent acquisitions into an integrated platform with common information systems is designed to create a competitive advantage in the marketplace.

    - GROW CAPABILITIES AND ENTER NEW MARKETS. GE Financial Assurance has acquired a number of companies which offer a broad array of products and services designed to address the wealth accumulation and transfer and wealth and lifestyle protection needs of consumers. While the Company's primary focus will be on increasing its sales of existing products by enhancing its marketing and sales, product development and service capabilities, the Company will continue to consider opportunities to enter new markets. Entry into these new markets will be accomplished through (1) development of new products for sale through existing channels, (2) development of new products to serve new channels, (3) creation of new distribution segments within established channels and (4) acquisition of entities with an established presence in existing markets or distribution channels.

    - LEVERAGE EXISTING DISTRIBUTION. GE Financial Assurance's distribution strategy is focused on penetrating its targeted consumers through four types of distribution methods: (i) intermediaries, (ii) career or dedicated sales forces, (iii) marketing through businesses and affinity groups and (iv) direct marketing. In each distribution type, internal growth will be driven by the effective cross-marketing of selected products, and enhancing the presence, effectiveness, and loyalty of the distributors. While the Company believes that the diversity of its distribution channels is a competitive advantage, it recognizes the need to coordinate its efforts to provide a unified face to its customers and distributors. The Company has worked, and will continue to work, to promptly integrate its recent acquisitions, many of which have enhanced existing distribution channels or added new ones. See--"Marketing and Distribution."

    - PURSUE NEW DISTRIBUTION. A key component of GE Financial Assurance's strategy is to continue to diversify its distribution channels. Many of the Company's acquisitions have provided new distribution channels. The Company believes that its multiplicity of distribution channels will continue to be an important competitive advantage as the financial services industry becomes less regulated and the Company is faced with increased competition. New distribution opportunities could arise in many forms resulting in a variety of new relationships (i.e. acquisitions, alliances, partnering, reinsurance and de novo operations).

    - INTERNATIONAL EXPANSION. The Company recognizes that demographic trends similar to those existing in the United States are also emerging in other developed countries. Additionally, other markets are in the process of developing financial services capabilities currently available in the United States. The Company continually monitors these developments and considers opportunities to participate in these markets. GE Financial Assurance believes that industrialization and expansion of the middle class in Asia and Latin America and the consolidation of the financial services industry in Europe will create opportunities for international expansion in the future.

    - STRONG OPERATING FUNDAMENTALS. The Company's dedication to providing quality products to its customers, maintaining strong risk management and compliance and utilizing technology for competitive advantage all provide a solid foundation for the Company's successful execution of its business strategy. Risk management and compliance have been a long-standing strength of GE Capital, and the Company has developed processes and practices appropriate for its operating businesses using GE Capital's practices and experience as a guide. The Company believes that its commitment to technology, as demonstrated by its upgrading of its life insurance administration and underwriting systems and its development of integrated computer systems which propose, issue and administer various types of complex contracts, will enable the Company and its distributors to be increasingly more productive and thus provide competitive advantages in the marketplace.

SIGNIFICANT ACQUISITIONS

    The Company effectively began operations in April 1993 with the acquisition of GNA Corporation and its principal operating company Great Northern Insured Annuity Corporation. The Company has continued to broaden its operations through a series of acquisitions since 1993. The following table sets forth the primary acquisitions that GE Financial Assurance has made over the last few years with a brief description of the new products and principal distribution channels each acquisition brought to GE Financial Assurance.

                                                                           PRINCIPAL
ACQUISITION                    DATE          PRINCIPAL PRODUCTS       DISTRIBUTION CHANNEL
------------------------  --------------  ------------------------  ------------------------
GNA Corporation           April 1993      Deferred annuities and    Intermediaries
                                          mutual funds

United Pacific Life       July 1993       Deferred annuities and    Intermediaries
Insurance Co.                             structured settlements
(subsequently renamed
General Electric Capital
Assurance Company)

The Federal Home Life     November 1994   Annuities, supplemental   Career or dedicated
Companies                                 accident and health and   sales force and
                                          credit products           intermediaries

AMEX Life Assurance       October 1995    Long-term care and        Career or dedicated
Company (subsequently                     corporate-owned life      sales force
merged into General                       insurance
Electric Capital
Assurance Company)

Union Fidelity Life       April 1996      Credit products and       Direct marketing and
Insurance Company                         supplemental accident     marketing through
                                          and health products       businesses and affinity
                                                                    groups

The Life Insurance        April 1996      Variable annuities,       Intermediaries and
Company of Virginia                       universal life insurance  career or dedicated
                                          and GICs                  sales force

First Colony Life         December 1996   Life insurance,           Intermediaries
Insurance Company                         retirement annuities and
                                          structured settlements

Colonial Penn Insurance   November 1997   Personal lines of         Direct marketing
Company                                   automobile insurance

RATINGS

    GE Financial Assurance's principal subsidiaries are rated by A.M. Best Company, an independent rating agency ("A.M. Best"), as follows:

COMPANY                                                                      RATING
---------------------------------------------------------------------------  ---------------
First Colony Life Insurance Company........................................  A++ (superior)
General Electric Capital Assurance Company.................................  A+ (superior)
GE Capital Life Assurance Company of New York..............................  A+ (superior)
American Mayflower Life Insurance Company of New York......................  A+ (superior)
Federal Home Life Insurance Company........................................  A+ (superior)
The Harvest Life Insurance Company.........................................  A+ (superior)
The Life Insurance Company of Virginia.....................................  A+ (superior)
Great Northern Insured Annuity Corporation.................................  A+ (superior)
Union Fidelity Life Insurance Company......................................  A (excellent)
Colonial Penn Insurance Company............................................  A-(excellent)
PHF Life Insurance Company.................................................  B+ (very good)

    A.M. Best's ratings for insurance companies currently range from A++ to F, and some companies are not rated. A.M. Best's ratings are based upon an evaluation of a company's: (i) financial strength (leverage/ capitalization, capital structure/holding company, quality and appropriateness of reinsurance program, adequacy of loss/policy reserves, quality and diversification of assets, and liquidity); (ii) operating performance (profitability, revenue composition, and management experience and objectives) and (iii) market profile (market risk, competitive market position, spread of risk, and event risk). "A++" and "A+" ratings are assigned to those companies that in A.M. Best's opinion have, on balance, superior financial strength, operating performance and market profile when compared to the standards established by A.M. Best and have a very strong ability to meet their ongoing obligations to policyholders. "A" and "A-" ratings are assigned to those companies that in A.M. Best's opinion have, on balance, excellent financial strength, operating performance and market profile when compared to the standards established by A.M. Best and have a strong ability to meet their ongoing obligations to policyholders. "B+" ratings are assigned to those companies that in A.M. Best's opinion have, on balance, very good financial strength, operating performance and market profile when compared to the standards established by A.M. Best and have a good ability to meet their ongoing obligations to policyholders. A.M. Best's ratings are based upon factors of concern to policyholders, agents and intermediaries and are not directed toward the protection of investors.

PRODUCTS

    WEALTH ACCUMULATION AND TRANSFER PRODUCTS

    ANNUAL LIFE INSURANCE

    The following table presents the aggregate amount of annual life insurance the Company had in force as of the dates indicated.

                         ANNUAL LIFE INSURANCE IN FORCE

                                                                                                   AS OF DECEMBER 31,
                                                                                            ---------------------------------
                                                                                               1995        1996       1997
                                                                                               -----     ---------  ---------

                                                                                                  (DOLLARS IN MILLIONS)
Annualized Premiums of Life Insurance in Force:
  Term....................................................................................   $       1   $     442  $     503
  Permanent...............................................................................          30         462        503
                                                                                                   ---   ---------  ---------
    Total.................................................................................   $      31   $     904  $   1,006
                                                                                                   ---   ---------  ---------
                                                                                                   ---   ---------  ---------

    The following table presents total sales of the Company's annual life insurance products for the periods presented.

                 DISTRIBUTION OF ANNUAL LIFE INSURANCE POLICIES

                                                                                                 YEARS ENDED DECEMBER 31,
                                                                                             ---------------------------------
                                                                                                1995        1996       1997
                                                                                                -----     ---------  ---------

                                                                                                   (DOLLARS IN MILLIONS)
Annual Life Insurance:
  Term.....................................................................................   $  --       $       7  $     100
  Permanent................................................................................          32         105        194
                                                                                                    ---   ---------  ---------
    Total..................................................................................   $      32   $     112  $     294
                                                                                                    ---   ---------  ---------
                                                                                                    ---   ---------  ---------


    TERM LIFE INSURANCE. Term life insurance provides life insurance protection for a limited time: a death benefit is paid only if the insured dies during the specified term. The Company's term life insurance products include competitively priced graded premium whole life insurance products that offer low cost insurance protection. These products generally have level premiums for initial terms of 1, 5, 10, 15, 20 or 30 years and give the policyholder the contractual right to continue coverage for life.

    PERMANENT LIFE INSURANCE. Permanent life insurance provides life insurance protection for the entire life of the insured and, unlike term life insurance, has an investment component. The Company's permanent life insurance products include a variety of guaranteed premium interest-sensitive whole life insurance, universal life insurance, and employee plans/salary savings products.


    IMPAIRED RISK UNDERWRITING. An insured who is an impaired risk has a shorter life expectancy than one who is accepted on a standard or preferred basis at normal rates; for this reason the insured pays a higher premium for the same coverage. During 1997, approximately 8% of the Company's life insurance premiums and 5% of the face amount of its new business was underwritten on an impaired risk basis. The Company's impaired risk underwriting capability was acquired as part of the Life of Virginia and First Colony acquisitions in 1996. Prior to that date, the amount of the Company's life insurance premiums represented by impaired risk business was not material.



    The following table identifies those states that accounted for 5% or more of the Company's annual life insurance premiums collected during 1997 (includes a small amount of single premium life insurance).


                ANNUAL LIFE INSURANCE PREMIUMS PRODUCED BY STATE


                                                                              YEAR ENDED
STATE                                                                      DECEMBER 31, 1997
------------------------------------------------------------------  -------------------------------
                                                                      (PERCENT OF TOTAL PREMIUMS)
California........................................................                    11%
Virginia..........................................................                    11
Florida...........................................................                     8
New York..........................................................                     6
Texas.............................................................                     5

    SINGLE PREMIUM IMMEDIATE ANNUITIES

    The following table presents the aggregate amount of single premium immediate annuities ("SPIAs") in force measured by reserves as of the dates indicated.

                  SINGLE PREMIUM IMMEDIATE ANNUITIES IN FORCE

                                                                                          AS OF DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1995       1996       1997
                                                                                    ---------  ---------  ---------

                                                                                         (DOLLARS IN MILLIONS)
Single Premium Immediate Annuities:
  Structured Settlement...........................................................  $   2,426  $   8,041  $   8,590
  Retirement......................................................................      1,615      2,617      2,663
                                                                                    ---------  ---------  ---------
    Total.........................................................................  $   4,041  $  10,658  $  11,253
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------


    SPIAs provide long-term guaranteed benefit payment streams utilizing a fixed interest assumption. SPIAs guarantee a stream of payments beginning immediately and continuing over a future period of years and, in some cases, for the life of the annuitant. The Company's SPIAs fall into two categories: structured settlement and retirement.

    SPIAs differ from deferred annuities in that they generally provide for payments to begin immediately, are not subject to surrender or borrowing by the policyholder and the payment stream is contractually guaranteed. The implicit interest rate on SPIAs is based on market conditions when the policy is issued and is guaranteed for the term of the annuity. Since immediate annuities are not subject to surrender or borrowing by the policyholder, they provide the opportunity for an insurance company to match closely the underlying investment of premium received to the cash benefits to be paid under a policy, thereby providing an anticipated margin for expenses and profit, subject to mortality risk. The Company is one of the few companies that offers medically underwritten annuities. This allows retirees with medical conditions that could shorten their life expectancies to purchase annuities at lower prices or higher payouts which reflect their individual life expectancies.

    The following table presents total sales of the Company's single premium immediate annuity products for the periods presented. Premiums related to single premium immediate annuity contracts without life contingencies are reported as deposit liabilities under GAAP.

               DISTRIBUTION OF SINGLE PREMIUM IMMEDIATE ANNUITIES

                                                                                            YEARS ENDED DECEMBER 31,
                                                                                         -------------------------------
                                                                                           1995       1996       1997
                                                                                         ---------  ---------  ---------

                                                                                              (DOLLARS IN MILLIONS)
Single Premium Immediate Annuities:
  Structured Settlement................................................................  $     188  $     303  $     676
  Retirement...........................................................................         19         39        213
                                                                                         ---------  ---------  ---------
    Total..............................................................................  $     207  $     342  $     889
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------


    SINGLE PREMIUM IMMEDIATE ANNUITIES--STRUCTURED SETTLEMENT. Structured settlements provide an alternative to a lump sum settlement in a personal injury case and are generally purchased by property and casualty insurance companies for the benefit of an injured claimant with benefits scheduled over a fixed period and/or for the life of the claimant thereafter. Structured settlements offer tax advantaged long-range financial security to the injured party and facilitate claim settlement for the casualty insurance carrier. First Colony Life Insurance Company ("First Colony") was a pioneer in this business in the late

1970's and early 1980's and has consistently been a significant provider since the market's inception. GE Capital Assurance has been a significant provider since 1993.

    Structured settlement contracts are long-term in nature, guarantee a fixed benefit stream and generally cannot be surrendered or borrowed against. Since many structured settlement contracts generally provide for guaranteed payments for a predetermined period that do not depend on the survival of the annuitant, the mortality risk portion of the Company's liability with respect to such policies is relatively small.

    SINGLE PREMIUM IMMEDIATE ANNUITIES--RETIREMENT. SPIAs used for retirement purposes are identical to those used to facilitate structured settlements in that payments begin immediately, cannot be surrendered or borrowed against and guarantee a fixed stream of benefits. Retirement annuities are typically sold to older annuitants and therefore are somewhat shorter in average contract life than structured settlement annuities.

    The Company has been able to use much of the technology it developed in the structured settlement annuity market to its advantage in the retirement annuity market. Its software allows agents to design and quote innovative and customized income patterns for their clients.

    SINGLE PREMIUM LIFE INSURANCE, SINGLE PREMIUM DEFERRED ANNUITIES AND GICS

    The following table presents Company's single premium life insurance, single premium deferred annuities and GICs in force for the periods presented. Premiums related to these products are reported as deposit liabilities under GAAP.

                         SINGLE PREMIUM LIFE INSURANCE,
              SINGLE PREMIUM DEFERRED ANNUITIES AND GICS IN FORCE

                                                                                         AS OF DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------

                                                                                        (DOLLARS IN MILLIONS)
Single Premium Life Insurance....................................................  $     657  $   2,551  $   2,634
Single Premium Deferred Annuities
  Fixed..........................................................................     10,434     13,277     12,545
  Variable.......................................................................         18      3,167      4,590
GICs.............................................................................         --      1,341      1,606
Other............................................................................         15        145        143
                                                                                   ---------  ---------  ---------
    Total........................................................................  $  11,124  $  20,481  $  21,518
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------


               DISTRIBUTION OF SINGLE PREMIUM LIFE INSURANCE AND
                 SINGLE PREMIUM DEFERRED ANNUITY AND GIC SALES

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1995       1996       1997
                                                                                    ---------  ---------  ---------

                                                                                         (DOLLARS IN MILLIONS)
Single Premium Life Insurance.....................................................  $       4  $      25  $      77
Single Premium Deferred Annuities
  Fixed...........................................................................      1,060        756        712
  Variable........................................................................         17        796      1,032
GICs..............................................................................         --        245        544
                                                                                    ---------  ---------  ---------
    Total.........................................................................  $   1,081  $   1,822  $   2,365
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    The following table identifies those states that accounted for 5% or more of the Company's 1997 production of annuities.


                          ANNUITY PRODUCTION BY STATE


                                                             YEAR ENDED
STATE                                                     DECEMBER 31, 1997
-------------------------------------------------  -------------------------------
                                                     (PERCENT OF TOTAL PREMIUMS)
Virginia.........................................                    14%
Washington.......................................                    13
California.......................................                     8
New York.........................................                     8
Florida..........................................                     8


    SINGLE PREMIUM LIFE INSURANCE

    The Company's single premium life insurance products are interest rate-sensitive policies that, for a single payment, provide the insured with non-participating life insurance with a guaranteed cash value and death benefit. Current interest is credited to the policy's cash values based upon interest rates that are revised periodically by the Company to reflect current economic conditions. In most cases, this accrual of interest during the accumulation period is on a tax-deferred basis to the insured. The Company guarantees that in no event will the interest rate credited on cash values be less than the guaranteed rate specified in the policy. The policy owner is permitted to take loans and withdrawals against the cash value. Withdrawals in the early years of the contract are subject to a significant surrender charge. In 1997, most policies being issued provide surrender charges which are 8% for the first six policy years and decrease to zero over the subsequent 10-year period. The product permits up to a 10% annual withdrawal without penalty.

    SINGLE PREMIUM DEFERRED ANNUITIES


    FIXED ANNUITIES. A fixed single premium deferred annuity (an "SPDA") provides for a single premium payment at time of issue, an accumulation period and an annuity payout period at some future date. During the accumulation period, the insurance company credits the account value of the annuitant with interest earnings at a current interest rate (the "crediting rate") that is guaranteed for a period of one to five years, at the annuitant's option, and, thereafter, is subject to change based on prevailing market rates and product profitability. Each contract also has a minimum guaranteed rate. This accrual of interest during the accumulation period is on a tax deferred basis to the policy owner. After the number of years specified in the annuity contract, the owner may elect to take the proceeds of the annuity as a single payment, a specified income for life or a specified income for a fixed number of years. The policy owner is permitted at any time during the accumulation period to withdraw all or part of the single premium paid plus the amount credited to his account. Withdrawals in the early years of the contract are subject to a significant surrender charge. In 1997, policies being issued provide surrender charges which vary from 5% to 8% of the account value starting in the year of policy issue and decrease to zero over a five to nine year period. SPDAs permit up to a 10% annual withdrawal after the first twelve months without penalty.



    At least once each month the Company establishes an interest crediting rate for its new fixed SPDA policies. In determining the Company's interest crediting rate on new policies, management considers the competitive position of the Company, prevailing market rates and the profitability of the annuity product. The Company maintains the initial crediting rate for a minimum period of one year. Thereafter, the Company may adjust the crediting rate not more frequently than once per year for a given SPDA policy. Interest rates credited on the Company's in-force SPDA policies ranged from 4.0% to 7.6% at December 31, 1997. All of the Company's annuity products have minimum guaranteed crediting rates ranging from 3.0% to 5.5% for the life of the policy.

    The Company offers an SPDA product where the amount of interest credited is linked to the S&P 500 Index. This indexed annuity allows customers to participate in the growth in the S&P 500 while providing protection of principal and a guaranteed return. The guaranteed minimum crediting rate on the product is 3% per annum. The product has a ten-year surrender charge period with surrender charges of 8%. The Company earns an annual administrative fee on the product which is computed based on the policy's accumulated value.

    VARIABLE ANNUITIES. A variable annuity incorporates all the features of a fixed SPDA, but also involves maintaining a portion of the policyholders' premiums in a separate account maintained for variable annuities, distinct from the Company's general assets and liabilities. Policyholders have discretion to allocate their premiums among several available fund options (mutual funds and other investment funds, including a fixed account, which is held by the Company). The cash surrender value of a variable annuity policy depends on the performance of these underlying funds, which the policyholder may reallocate from time to time. There is no guaranteed minimum rate in the mutual fund components of variable annuity policies. Similarly, during the variable annuity's payout period, the payments distributed to the annuitant fluctuate with the performance of the underlying funds selected by the annuitant. Variable annuities provide the Company with fee based revenue in the form of management and administrative fees charged to the policyholder's account.

    GICS


    GICs are deposit-type products that provide a guaranteed return (on a fixed or indexed basis) to the contract holder. GICs are purchased by Employee Retirement Income Security Act ("ERISA") qualified defined contribution plans, including but not limited to, 401(k) plans where plan participants elect a stable value option. Funding Agreements, which operate substantially similarly to GICs, are purchased by institutional accredited investors for various kinds of plans and programs that are not ERISA qualified. Examples of such agreements include money market funds, bank common trust funds and other corporate and trust accounts.


    GICs credit interest at fixed or indexed interest rates (determined by market conditions) and fixed GICs have a fixed maturity ranging from three to five years, both of which are set at the time of sale. Substantially all GICs allow for the payment of benefits at contract value to ERISA plan participants in the event of death, disability, retirement or change in investment election. The Company underwrites these risks before placing a GIC with a plan. In addition, the Company requires plans buying its GICs to have certain restrictions on participant transfers to money market and similar funds in order to reduce disintermediation risk. The Company's GICs can also be terminated prior to their maturity by the contract holder, but only after an adjustment to the contract value for changes in the level of interest rates and the application of a significant penalty (net payment amount may not exceed contract value). Funding Agreements credit interest at a rate that is indexed to LIBOR (London Interbank Offered Rate). These contracts are renewed annually, however, either the Company or the contract holders can terminate the Funding Agreement with seven days' notice.

    MUTUAL FUNDS

    Since 1987, a predecessor to the Company has marketed and managed mutual funds under the Investors Trust name. On September 26, 1997, the various Investors Trust mutual funds were merged into mutual funds (the "GE Funds") with similar investment composition and objectives managed by General Electric Investment Management Incorporated ("GEIM"), a wholly owned subsidiary of General Electric Company and an affiliate of the Company. The Company offers the GE Funds to retail customers through its bank and other distribution channels.

    In addition, the Company markets GE Investments Funds, Inc. ("GEI Funds"), a family of mutual funds also managed by GEIM and offered exclusively as investment vehicles for certain variable annuity contracts and variable life insurance contracts issued by the Company or by other insurers, and for qualified pension and retirement plans.

    WEALTH AND LIFESTYLE PROTECTION PRODUCTS

    The Company's Wealth and Lifestyle Protection product lines include long-term care insurance, supplemental accident and health, medicare supplement, credit insurance and automobile insurance.

    The following table presents total sales of the Company's Wealth and Lifestyle Protection products for the periods presented.

            DISTRIBUTION OF WEALTH AND LIFESTYLE PROTECTION PRODUCTS

                                                                                           YEARS ENDED DECEMBER 31,
                                                                                        -------------------------------
                                                                                          1995       1996       1997
                                                                                        ---------  ---------  ---------

                                                                                             (DOLLARS IN MILLIONS)
Long-Term Care........................................................................  $      27  $      83  $     109
Supplemental Accident and Health (including Medicare Supplement)......................         41        123        102
Credit Insurance......................................................................         39         48         74
Automobile Insurance..................................................................     --         --             17
                                                                                        ---------  ---------  ---------
    Total.............................................................................  $     107  $     254  $     302
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------


    LONG-TERM CARE INSURANCE

    The Company is one of two leading companies in the sale of individual long-term care insurance policies when measured by first-year annualized premium and policies in force. Such policies provide coverage within prescribed limits, for nursing home, community and in-home care. The long-term care insurance plans are sold to senior citizens (primarily 60 years of age or older). Long-term care insurance policies are expected to account for an increasing percentage of the Company's wealth and lifestyle protection premiums because of the growing demand for such products among senior citizens, especially in the area of home health care.

    Current nursing home coverages in force include both expense incurred and daily fixed dollar benefit policies. Currently, only expense incurred policies are being sold, with an elimination period (which, similar to a deductible, requires the insured to pay for a certain number of days of nursing home care before the insurance coverage begins) and a maximum benefit period. Home health care benefits also have an elimination period, and pay covered charges, after Medicare coordination, subject to a daily or weekly maximum dollar limit and an overall maximum. The applicant may select from one of several available benefits levels.

    The Company's policies are guaranteed renewable and, consequently, the Company has the right to change premiums by policy class, but not based on age or health of any individual.

    SUPPLEMENTAL ACCIDENT AND HEALTH

    The Company offers supplemental accident, health and disability products to employer and employee groups, associations and other affinity groups and residents of farm and rural communities. The Company markets supplemental accident and health products because it believes that offering a broad range of products is essential in order to be a preferred provider of benefits effectively meeting the needs of employers and consumers. The Company's supplemental accident and health products include a variety of coverages such as medicare supplement products (described below), specified disease policies, hospital indemnity coverages, accident policies and disability income policies. These policies pay for the policyholder's medical costs directly (after certain deductibles or co-payment arrangements have been met), pay a lump sum upon the occurrence of a covered event, or in the case of disability income, provide continuous payments to insureds during periods of disability. Many of the Company's supplemental accident and health products have defined benefit limits. The Company has a maximum retention of risk per any single case or individual which limits risk in the event that its claims experience deviates from the assumptions used in setting premium rates.

    MEDICARE SUPPLEMENT

    Medicare supplement policies provide coverage for many of the medical expenses which the Medicare program does not cover, such as the deductible and coinsurance costs (in which the insured and Medicare share the costs of medical expenses) and specified losses which exceed the federal program's maximum benefits. In marketing these products, the Company concentrates on individuals who have just reached the age of 65 and, thus, have become eligible for Medicare. Approximately one-half of the Company's new sales of Medicare supplement policies are to individuals who have just reached age 65. The Company's Medicare supplement plans automatically adjust coverages to reflect changes in Medicare benefits. Premium increases on the Company's Medicare supplement policies must be approved by the insurance departments of each state in which the Company sells such products.

    CREDIT INSURANCE

    The Company's credit insurance operations consist of life and accident and health insurance coverages offered to consumer debtors, chiefly through banks and finance companies. Typically, this insurance will pay outstanding loan obligations in the event of an insured loss. This coverage is issued on either the single-premium or outstanding loan balance basis. Credit life is sold on a reducing or level-term basis and is available on a single-life or, if permitted by state law, on a joint-life basis where the related loan is co-signed. Credit accident and health insurance will normally only be written by the Company in conjunction with credit life insurance. The maximum term is generally 10 years for credit life insurance and five to six years for credit accident and health insurance. During 1997, maximum issue age for credit life and credit accident and health insurance is 70 and 66, respectively. All of the foregoing terms and limits are subject to statutory requirements which may vary from state to state.

    The Company currently reinsures a portion of its credit insurance risk through an affiliate, which also offers reinsurance to third parties.

    AUTOMOBILE INSURANCE

    The Company, through its recent acquisition of Colonial Penn, primarily writes personal automobile insurance which covers the legal liability of individuals arising out of the ownership or operation of an automobile and also provides physical damage insurance on the automobile, medical payments insurance and protection against uninsured motorists. All of the Company's personal automobile insurance policies are written for a term of one year. In many states, however, the Company offers a "guaranteed lifetime protection" provision to certain qualifying policyholders that ensures their policies will be renewed at rates then in effect for their classification.

    PRODUCT/SERVICE CENTERS


    The Company has established five primary product/service centers for creating and servicing its products for its businesses as follows: (i) the fixed life and annuities business primarily operates in Lynchburg, Virginia; (ii) the variable life and annuities business primarily operates in Richmond, Virginia;
(iii) the long-term care insurance business primarily operates in San Rafael, California; (iv) the supplemental accident and health insurance and credit insurance business primarily operates in Trevose, Pennsylvania; and (v) the automobile insurance business primarily operates in Valley Forge, Pennsylvania.


MARKETING AND DISTRIBUTION

    The Company distributes its products through four primary channels:

    - Intermediaries, such as brokerage general agents ("BGAs"), banks, securities brokerage firms, personal producing general agents ("PPGAs") and specialized brokers;

    - Career or dedicated sales forces;

    - Marketing through businesses and affinity groups; and

    - Direct marketing.

    INTERMEDIARIES

    BGAS. The Company distributes many of its products (including fixed and variable annuities and life products, long term care, universal and term life insurance (including impaired risk underwriting), and immediate annuities) through more than 250 independent insurance brokerage firms located throughout the United States. These BGAs market the Company's products through approximately 150,000 licensed insurance agents or brokers, who also represent other companies. The Company believes its consistent commitment to this system has helped earn it a reputation as a leading provider of life insurance among BGAs. The Company endeavors to be placed at the top of the BGAs' list of sources of insurance products and services in which the Company specializes. To achieve this objective the Company seeks to provide innovative and competitive products and services for BGA and end-customer needs, personalized quality service for the BGAs' agents and brokers and competitive pricing. Service offered by the Company to the BGAs' agents and brokers includes the opportunity to participate in the Company's First Colony University, an integrated insurance training curriculum which is recognized for its excellence throughout the industry. The Company also offers agents and brokers access to its automated PDQ system, a computer-based data access system which gives the agents and brokers instant access to data regarding their customers' policies and applications with the Company and information systems to run their businesses.


    The Company's commitment to the independent general agency system has allowed it to develop a loyal relationship with these general agencies. Of the Company's 20 leading BGAs in 1997 on the basis of commissions earned, most were among the leading general agents of the Company 10 years before. No individual general agency accounted for more than 7% of premiums produced in 1997, and the top ten general agencies collectively produced almost 32% of the Company's ordinary life insurance premiums by BGAs. The Company believes the loss of any one BGA relationship in any given year would not materially impact the Company's financial results.



    BANKS AND SECURITIES BROKERAGES. Banks are a significant distribution channel for the Company's fixed and variable annuities, life insurance products and mutual funds. The Company's credit life and credit accident and health insurance is also distributed primarily through banks, credit unions, and finance companies. Bank of America and The Chase Manhattan Bank are currently the largest bank distributors of the Company's products. During 1997, these banks generated 14% of the Company's annuity sales. While the loss of these two banks would not materially impact the Company's financial results, it could potentially reduce annual annuity sales by a material amount.


    Over the last few years distribution of the Company's products through securities brokerages has substantially increased, primarily due to the Company's acquisition of The Life Insurance Company of

Virginia ("Life of Virginia") which distributed its variable annuity products through a large network of securities brokerage firms. In addition, a significant percentage of the Company's single premium immediate annuities are sold through major stock brokerage firms and banks.

    PPGAS. The Company sells through PPGAs some of its products under the Wealth Accumulation and Transfer segment, such as fixed and variable annuities and universal and term life insurance. PPGAs primarily include personal financial planners whose emphasis is on providing investment and insurance products to one of the Company's target customer groups. The Company believes that this segment presents an opportunity for growth within the intermediary distribution channel.

    SPECIALIZED BROKERS AND OTHER DISTRIBUTION. The Company's single premium immediate annuities used to facilitate structured settlements are sold through a network of specialized independent brokers. These brokers are skilled in claims negotiation and experts in the creation of benefit plans tailored to the needs of individual claimants and their families. As a pioneer in this industry, the Company has the oldest and largest distribution system in this market. Its products are sold through approximately 350 specialized brokers located throughout the United States. The Company's relationship with many of these specialized brokers dates back to the inception of this market. The Company believes, due to its position in this market, new brokers could be added.

    The Company sells GICs through specialized GIC brokers, fund managers, employee benefit investment advisors and directly to large employee benefit plans. The Company sells Funding Agreements through institutional accredited investors or banks acting in a fiduciary capacity.

    CAREER OR DEDICATED SALES FORCES

    Career or dedicated sales forces consist primarily of non-employees who sell products of the Company on an exclusive basis and to a lesser extent, a sales force employed directly by the Company. All non-employee career or dedicated sales force agents are affiliated with an insurance agency. Career or dedicated sales forces are compensated by the Company primarily on a commission basis.

    The Company's long-term care insurance policies are sold through a network of specialized career agents who sell these products exclusively. The Company believes that long-term care insurance policies will account for an increasing percentage of the Company's premiums due to the growing demand for such products among senior citizens. Prospective customers are reached through direct mail advertising and referrals. The Company contributes leads generated through these advertising campaigns to agents.

    The Company has another group of non-employee career agents who specialize in selling the Company's annuity, life insurance and supplemental accident and health insurance products to residents of farm and rural communities. Prospective customers are reached through direct mail, policyholder referrals and advertising in controlled circulation farming and ranching magazines. In 1991, a predecessor to the Company entered into an agreement with The Farm Progress Companies, Inc. ("Farm Progress," a wholly owned subsidiary of ABC/Cap Cities, Inc.) under which Farm Progress agreed to exclusively advertise certain of the Company's products in its magazines until 2016.

    The Company's subsidiary, Life of Virginia, has an employee career agent force which specializes in selling life insurance products and annuities. This career force is heavily concentrated in the mid-Atlantic states.

    The Company provides certain of its career agents with sales leads generated through direct mail advertising campaigns. These campaigns target subscribers of certain publications or those with demographic characteristics that indicate a possible need for specific products and services. The Company believes that its lead generation programs provide its sales forces opportunities to increase their sales effectiveness.

    MARKETING THROUGH BUSINESSES AND AFFINITY GROUPS

    In 1996, the Company began selling supplemental accident and health insurance and universal life products through payroll deduction employer-sponsored programs. Under these programs, the Company enters into a contractual arrangement with a corporate customer permitting agents of the Company to market these products directly to the corporate customers' employees on site. Employees are able to pay premiums on products they purchase by means of automatic deductions from their paychecks.

    DIRECT MARKETING

    The Company's acquisition of Colonial Penn provides the Company with a substantial direct marketing distribution channel for personal automobile insurance. Direct marketing is a form of marketing in which a company and a customer deal directly with each other, rather than through an insurance agent. As a direct marketer, the Company deals directly with the public and endeavors to be the lowest cost provider in this market. The Company also uses direct mail and telemarketing to generate qualified leads for agents selling other products of the Company. Within the bank channel this approach has created new sales opportunities with bank customers.

    Direct marketing is also an additional distribution channel for the Company's credit-related products and supplemental accident and health insurance products, primarily through Union Fidelity Life Insurance Company ("Union Fidelity").

COMPETITION

    The Company operates in a highly competitive environment. While the Company believes it has assembled a unique collection of products and distribution channels, there are competitors that have also assembled a similar array of financial products and have similar strategic goals. The Company believes that the principal competitive factors in the sale of insurance are product features, commission structure, perceived stability of the insurer, claims paying ability ratings, service, name recognition and price. Many other insurance companies are capable of competing for sales in the Company's target markets. The Company's ability to compete is affected in part by its ability to provide competitive products and quality service to the insurance consumer, general agents, licensed insurance agents and brokers. However, the Company believes that it competes primarily on the basis of its high level of customer service, its financial strength and its competitively priced products.

    The Company's competition from banks and other financial institutions is likely to increase as the regulations currently in existence are revised by legislation, judicial determinations or administrative rulings. Although the effect of these developments on GE Financial Assurance and its subsidiaries and their competitors is uncertain, both the persistency of the Company's existing products and the Company's ability to sell products could be materially impacted in the future. Also, several proposals to repeal or modify the Glass-Steagall Act and the Bank Holding Company Act have been made by members of Congress and the Executive Branch. Certain of these proposals would repeal or modify the current restrictions that prevent banks from being affiliated with insurance companies. None of these proposals has yet been enacted, and it is not possible to predict whether any of these proposals will be enacted or, if enacted, what their potential effect on the Company or its competitors would be.

RISK MANAGEMENT AND COMPLIANCE

    During the last few years GE Financial Assurance has grown rapidly through acquisitions. See "The Company--Significant Acquisitions." In an effort to integrate each acquired business, GE Financial Assurance maintains a strong commitment to risk management and compliance, and avails itself of GE Capital's long-standing strength and experience in risk management. For example, the Company's commitment to risk management processes and compliance includes requiring underwriting of all new products and reviews of all existing product performance, both of which are reviewed by a team of risk managers and actuaries. In addition, both internal and external periodic reviews of the Company's products, internal processes and pricing strategy are conducted. The Company also has committed to meeting Insurance

Marketplace Standards Association (IMSA) certification and has instituted company-wide compliance initiatives such as centralized complaint databases and agent tracking and licensing.

UNDERWRITING


    Applications for most of the Company's underwritten insurance related products are individually reviewed and analyzed by the Company's dedicated underwriting staff based on standardized underwriting guidelines and procedures. After initial processing, each file is reviewed and additional information (such as medical examinations, attending physician's statements and special medical tests, if applicable) is obtained to make an underwriting decision. The independent sales agents and the Company's own sales staff do not retain any underwriting authority. The Company employs a professional underwriting staff of approximately 343 persons at December 31, 1997 who collectively have an average of 15 years of experience in the insurance industry.


RESERVES

    In accordance with applicable insurance regulations, the Company establishes and carries as liabilities actuarially determined reserves which are calculated to meet the Company's future obligations. The reserves are based on actuarially recognized methods using prescribed morbidity and mortality tables in general use in the United States modified to reflect the Company's actual experience when appropriate. These reserves are computed at amounts that, with additions from premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. Reserves include unearned premiums, premium deposits, claims reported but not yet paid, claims incurred but not reported and claims in the process of settlement.

    For the Company's individual life policies, universal life and interest-sensitive whole life policies, reserves are set according to premiums collected, plus interest, less charges. Reserves for other fixed death benefit and supplemental accident and health policies are based on assumed investment yield, persistency, mortality and morbidity as per commonly used actuarial tables, expenses and margins for adverse deviations. For the Company's accident and health policies, the level of reserves is based on a variety of factors including particular diagnoses, termination rates and benefit payments.

    The stability of the Company's annuity and other interest-sensitive life insurance reserves is enhanced by policy restrictions on withdrawal of funds. Withdrawals in excess of allowable penalty-free amounts are assessed a surrender charge during a penalty period ranging from five years to twenty years. Such surrender charge is initially a percentage of the accumulation value, which varies by product, and generally decreases gradually during the penalty period. Surrender charges are set at levels to protect the Company from loss on early terminations and to reduce the likelihood of policyholders terminating their policies during periods of increasing interest rates, thereby lengthening the effective duration of policy liabilities and improving the Company's ability to maintain profitability on such policies. The Company's reserves comply in all material respects with state insurance department statutory requirements; however, in the Consolidated Financial Statements, insurance reserves are determined in accordance with GAAP, which may vary from statutory requirements.

REINSURANCE

    The Company follows the usual industry practice of reinsuring ("ceding") portions of its life insurance risks with other companies, a practice that permits it to write policies in amounts larger than the risk it is willing to retain on any one life, and also to continue writing a larger volume of new business. The maximum amount of individual ordinary life insurance normally retained by the Company on any one life policy is $1,000,000. Certain supplemental accident and health and long-term care policies are reinsured on either a quota share or excess of risk basis. The Company cedes insurance primarily on a treaty basis, under which risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and, to a lesser extent, on a facultative basis, under which the reinsurer's prior approval is required on each risk reinsured. Use of reinsurance does not discharge an insurer from liability on the insurance ceded. An insurer is required to pay the full amount of its insurance obligations regardless of whether it is entitled or able to receive payments from its reinsurer. The principal reinsuring companies (and their corresponding A.M. Best ratings) at December 31, 1997 were: Employers Reassurance Corporation, whose parent, GE Global Insurance Holding Corporation, is an affiliate of the Company, rated A++; UNUM, rated A++; Combined Insurance Company of America, rated A+; American United Life Insurance Company, rated A+; IDS Life Insurance Company, rated A+; The Lincoln National Life Insurance Company, rated A+; Reinsurance Group of America, rated A+; Transamerica Occidental Life Insurance Company, rated A+; Phoenix Home Life Mutual Insurance Company, rated A; and Swiss Re Life Company of America, rated A.


INSURANCE REGULATION

    GENERAL REGULATION AT STATE LEVEL

    The insurance business of the Company is subject to comprehensive state and federal regulation and supervision throughout the United States. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to, among other things, licensing to transact business, licensing agents, admittance of assets, regulating premium rates, approving policy forms, regulating unfair trade and claims practices, establishing reserve requirements and solvency standards, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, restricting certain transactions between affiliates and regulating the type, amounts and valuations of investments permitted.

    As a holding company with no significant business operations of its own, the Company relies on dividends from its subsidiaries as the principal source of cash to meet its obligations, including the payment of principal and interest on the Debt Securities. The Company's insurance subsidiaries are subject to various state statutory and regulatory restrictions, applicable generally to each insurance company in its state of domicile, which limit the amount of dividends or distributions an insurance company may pay to its shareholders without regulatory approval.

    The Company's principal insurance subsidiaries are domiciled in the states of Delaware, Florida, Illinois, Indiana, New York, Ohio, Pennsylvania, Virginia and Washington. Each of these states has laws and regulations which govern the parameters for approval and payment of dividends.

    Generally, dividends may be paid out of earned surplus without approval with thirty days prior written notice within certain limits. The limits are generally based on 10% of the prior year surplus (net of adjustments in some cases) and prior year statutory income (net gain from operations, net income adjusted for realized capital gains, or net investment income). Dividends paid or distributed within any twelve consecutive months in excess of the prescribed limits or the company's earned surplus are deemed extraordinary and require formal state insurance commission approval.

    Delaware (GE Capital Assurance), Washington (Great Northern Insured Annuity Corporation), Indiana (Federal Home Life Insurance Company), Ohio (The Harvest Life Insurance Company), Illinois (Union Fidelity) and Pennsylvania (Colonial
Penn) allow companies to pay dividends up to the greater of 10% of prior year surplus or 100% of prior year statutory net gain from operations to the extent of their earned surplus; however, Ohio requires companies to adjust the net gain from operations to include realized investment gains in the computation of prior year statutory net income. Florida (PHF Life Insurance Company) allows companies to pay dividends up to the greater of 10% of prior year surplus adjusted for unrealized gains or 100% of prior year statutory net income (including realized capital gains). Virginia (Life of Virginia, First Colony) allows companies to pay dividends up to the lesser of 10% of prior year surplus or 100% of prior year statutory net gain from operations, to the extent of earned surplus. New York (GE Capital Life Assurance of New York, American Mayflower Life Insurance Company of New York) requires regulatory approval for the payment of any dividends.

    Each insurance subsidiary's dividend capacity is calculated separately; therefore, total dividend capacity for the Company is driven in part by its legal structure. Union Fidelity and Colonial Penn are owned directly by the Company and GE Capital Assurance is owned directly by GNA Corporation which is, in turn, owned 100% by GE Financial Assurance. All other insurance subsidiaries are 100% owned by GE Capital Assurance, except for Life of Virginia and First Colony which are owned 80% by GE Capital Assurance and 20% by GE Financial Assurance. Thus, the Company's dividend capacity is the sum of capacity for GE Capital Assurance, Union Fidelity, Colonial Penn and 20% of First Colony and Life of Virginia. GNA Corporation, which is a holding company, is not subject to the regulatory restrictions on dividends imposed on the Company's insurance subsidiaries.

    Insurance laws of the states in which the Company's insurance subsidiaries are domiciled generally provide that no person may acquire control of the Company, and thus indirect control of these insurance company subsidiaries, without the prior approval of the appropriate insurance regulators. In general, any person who acquires beneficial ownership of 10% (5% in Florida) or more of the voting securities of the Company would be presumed to have acquired such control, although the appropriate insurance regulators, upon application, may determine otherwise.

    Each insurance company is required to file detailed annual reports with supervisory departments in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such departments at regular intervals. Each of the Company's life insurance subsidiaries prepares statutory financial statements in accordance with accounting practices prescribed or permitted by the insurance departments of their respective states of domicile. Prescribed statutory accounting practices include publications of the NAIC, as well as state laws, regulations and general administrative rules.


    Life insurance companies are required to establish an Asset Valuation Reserve ("AVR") consisting of two components: (i) a "default component" which provides for future credit-related losses on fixed maturity investments and (ii) an "equity component" which provides for losses on all types of equity investments, including real estate. The AVR required by the Company's insurance subsidiaries totaled $410 million and $348 million at December 31, 1996 and 1997, respectively. The default component totaled $375 million and $292 million, while the equity component totaled $35 million and $56 million at December 31, 1996 and 1997, respectively. Insurers are also required to establish an Interest Maintenance Reserve ("IMR") for fixed maturity net realized capital gains and losses, net of tax, related to changes in interest rates. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities sold. The IMR required by the Company's insurance subsidiaries totaled $278 million and $286 million at December 31, 1996 and 1997, respectively. This reserve is primarily the deferral of gains from the sale of bonds in prior periods. These reserves are required by state insurance regulatory authorities to be established as a liability on a life insurer's statutory financial statements, but do not affect financial statements of the Company prepared in accordance with GAAP. Although future additions to AVR will reduce the future statutory surplus of the Company's insurance subsidiaries, the Company does not believe that the impact under current regulations of such reserve requirements will materially affect the ability of its insurance subsidiaries to grow their statutory surplus and pay dividends to the Company in the future.



    The NAIC's Insurance Regulatory Information System (IRIS) is a series of 12 ratios historically used as an early warning system to help regulators identify insurance companies experiencing notable changes in its business operations and financial conditions. Ratio results falling outside of the established upper or lower limits are designated as unusual ratios. Although the ratios are calculated and distributed to companies, their usefulness as a regulatory surveillance tool has diminished in recent years with the calculation and reporting of risk-based capital described below. Additionally, the IRIS ratios have not been updated to reflect the changing insurance market, regulation, and operations for many years.


    The NAIC has adopted risk-based capital ("RBC") standards, which are used to determine the amount of Total Adjusted Capital (as defined by the NAIC) that a life insurance company must have, taking into account the risk characteristics of such company's investments and liabilities. The formula establishes a standard of capital adequacy that is related to risk. The RBC formula establishes capital requirements for four categories of risk: asset risk, insurance risk, interest rate risk and business risk. For each category, the capital requirements are determined by applying specified factors to various asset, premium, reserve and other items, with the factor being higher for items with greater underlying risk and lower for items with less risk. The formula is used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized companies for the purpose of initiating regulatory action.

    The NAIC's RBC requirements provide for four levels of regulatory attention depending on the ratio of the company's Total Adjusted Capital to its Authorized Control Level RBC ("ACL") (as defined by the NAIC). If a company's Total Adjusted Capital is less than 200% of its ACL but greater than or equal to 150% of its ACL, or if a negative trend has occurred (as defined by the NAIC) and Total Adjusted Capital is less than 250% of its ACL, the company must submit a comprehensive plan to the regulatory authority which discusses proposed corrective actions to improve its capital position. If a company's Total Adjusted Capital is less than 150% of its ACL but greater than or equal to 100% of its ACL, in addition to the above required actions, the regulatory authority will perform a special examination of the company and issue an order specifying corrective actions that must be followed. If a company's Total Adjusted Capital is less than 100% of its ACL but greater than or equal to 70% of its ACL, in addition to the above required actions, the regulatory authority may take any action it deems necessary, including placing the company under its control. If a company's Total Adjusted Capital is less than 70% of its ACL, the regulatory authority is mandated to place the company under its control. The Total Adjusted Capital for each of the Company's insurance subsidiaries is in excess of 250% of their respective ACL.

    In addition, as part of their routine regulatory oversight process, state insurance departments conduct detailed examinations periodically (generally once every three to five years) of the books, records, accounts and market conduct of insurance companies domiciled in their states. Such examinations are generally conducted in cooperation with the departments of two or three other states under guidelines promulgated by the NAIC. None of the recent regulatory examinations have disclosed any findings that would have a material adverse impact on the Company.

    REGULATORY INITIATIVES

    State insurance regulators and the NAIC are continually re-examining existing laws and regulations, specifically focusing on insurance company investments and solvency issues, risk-adjusted capital guidelines, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines and the circumstances under which dividends may be paid. These initiatives may be adopted by the various states in which the Company's insurance subsidiaries are licensed, but the ultimate content and timing of any statutes and regulations adopted by the states cannot be determined at this time. It is impossible to predict the future impact of changing state and federal regulations on the Company's operations, and there can be no assurance that existing or future insurance-related laws and regulations will not become more restrictive.

    Recently, state regulatory authorities, industry groups and rating agencies have developed several initiatives regarding market conduct. For example, the NAIC has adopted the NAIC Model Life Insurance Illustrations Regulation, which applies to group and individual life insurance policies and certificates, and the Market Conduct Examiners Handbook which sets out required parameters for such examinations. State regulators have imposed significant fines on various insurers for improper market conduct. The American Council on Life Insurance is establishing the Insurance Market Place Standards Association, a self-regulatory organization, to implement its Principles and Code of Ethical Life Insurance Market Conduct, which includes a third-party assessment procedure. Market conduct also has become one of the criteria used to establish the ratings of an insurance company. For example, A.M. Best's ratings analysis now includes a review of the insurer's compliance program. Management does not believe that these market conduct initiatives will have a material adverse effect on its business, financial condition or results of operation.

    In addition, the NAIC has issued the Valuation of Life Insurance Policies Model Regulation, which would establish new minimum reserve requirements for individual life insurance policies written in the future. Before the new reserve standards can become effective, individual states must enact the model regulation. If these reserve standards were adopted in their current form, companies selling certain individual life insurance products such as term life products with guaranteed premium periods and universal life products with no-lapse guarantees would be required to adjust reserves for policies issued after the respective state-by-state effective dates. It is impossible at this time to predict if the model regulation will be enacted and, if enacted, when it will become applicable, in any of the states in which the Company's insurance subsidiaries are domiciled. However, the Company anticipates no material impact as a result of the enactment of this regulation.

    ASSESSMENTS AGAINST INSURERS


    Under the insurance guaranty fund laws existing in each state, the District of Columbia and Puerto Rico, licensed insurers can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Recent regulatory actions against certain large life insurers encountering financial difficulty have prompted various state insurance guaranty associations to begin assessing life insurance companies for the deemed losses. Most of these states do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's solvency and further provide for annual limits on such assessments. A large part of the assessments paid by the Company's insurance subsidiaries pursuant to these laws may be used as credits for a portion of the Company's insurance subsidiaries' premium taxes. The Company's insurance subsidiaries paid assessments of $11 million, $9 million and $14 million in 1995, 1996 and 1997, respectively. Since such assessments are typically not made for several years after an insurer fails and depend upon the final outcome of liquidation or rehabilitation proceedings, the Company cannot accurately determine the amount or timing of any future assessment on the Company's insurance subsidiaries. However, based on the best information presently available, management believes the Company's total future assessments will not be material to its business, financial condition or results of operation.


    REGULATION AT FEDERAL LEVEL

    Although the federal government does not directly regulate the business of insurance, federal legislation and administrative policies in several areas, including pension regulation, financial services regulation and federal taxation, can significantly and adversely affect the insurance industry and thus the Company. For example, Congress has from time to time considered legislation relating to the deferral of taxation on the accretion of value within certain annuities and life insurance products, the removal of barriers preventing banks from engaging in the insurance business, changes in ERISA regulations, the alteration of the federal income tax structure and the availability of Section 401(k) or individual retirement accounts. In particular, Congress has reviewed various proposals to repeal or modify the McCarran-Ferguson Act (which exempts the insurance industry from certain federal laws), the Glass-Steagall Act (which restricts banks from engaging in the securities-related business) and the Bank Holding Company Act (which prohibits banks from being affiliated with insurance companies).

    Moreover, the United States Supreme Court held on January 18, 1995 in NATIONSBANK OF NORTH CAROLINA V. VARIABLE ANNUITY LIFE INSURANCE COMPANY that annuities are not insurance for purposes of the National Bank Act. In addition, the Supreme Court also held on March 26, 1996 in BARNETT BANK OF MARION COUNTY
V. NELSON that state laws prohibiting national banks from selling insurance in small town locations are preempted by federal law. The Office of the Comptroller of the Currency also adopted a ruling in November 1996 that permits national banks, under certain circumstances, to expand into other financial services, thereby increasing competition for the Company. At present, the extent to which banks can sell insurance and annuities without regulation by state insurance departments is being litigated in various courts in the United States. Although the effect of these recent developments on the Company and its competitors is uncertain, both the persistency of the Company's existing products and the Company's ability to sell products may be materially impacted in the future.

SECURITIES LAWS

    Certain of the Company's subsidiaries and certain policies and contracts offered by them are subject to regulation under the federal securities laws administered by the Commission and certain state securities laws. Certain separate accounts of the Company's insurance subsidiaries are registered as investment companies under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Separate accounts through which certain variable annuity contracts and certain variable insurance policies issued by the Company's insurance subsidiaries are made available are also registered under the Securities Act. Certain other subsidiaries of the Company are registered as broker-dealers under the Exchange Act and are members of, and subject to regulation by, the National Association of Securities Dealers, Inc.

    Certain of the Company's subsidiaries are investment advisors registered under the Investment Advisers Act of 1940, as amended. The investment companies managed by such subsidiaries are registered with the Commission under the Investment Company Act and the shares of certain of these entities are qualified for sale in certain states in the United States and the District of Columbia. Certain subsidiaries of the Company are also subject to the Commission's net capital rules.

    In October 1996, the National Securities Markets Improvements Act of 1996 was enacted into law. Of particular interest to the variable products industry are the provisions establishing a new "reasonableness standard" for all fees and charges in variable annuity and variable life insurance policies. Because insurers no longer will have to explain each and every component of their fees and charges to the Commission, and instead will be subject to an overall reasonableness standard for aggregate fees and charges, the Company believes the legislative changes will provide the industry with greater flexibility in product design. However, given the significant barriers to market entry, such as entering into relationships with broker-dealers and systems constraints, the Company believes that the legislation overall will have a minimal competitive impact.

    All aspects of the Company's investment advisory activities are subject to various federal and state laws and regulations. These laws and regulations are primarily intended to benefit investment advisory clients and investment company stockholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations. In such event, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor's registration as an advisor, censure and fines.

ERISA CONSIDERATIONS

    Enacted into law on August 20, 1996, the Small Business Protection Job Act (the "SBPJA") offered insurers protection from potential litigation exposure prompted by the 1993 U.S. Supreme Court decision in JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY V. HARRIS TRUST & SAVINGS BANK (the "Harris Trust Decision") in which the Court held that, with respect to a portion of the funds held under certain general account group annuity contracts, an insurer is subject to the fiduciary requirements of ERISA. The pertinent SBPJA provisions provide that generally all persons are protected from liability in connection with prohibited transactions on the basis of a claim that the assets of an insurer constitute the assets of a plan for conduct occurring prior to 18 months following the Department of Labor's issuance of proposed regulations. However, insurers remain subject to federal criminal law and liable for actions brought by the Secretary of Labor alleging breaches of fiduciary duties that also constitute a violation of federal or state criminal law. The SBPJA also provides that contracts issued from an insurer's general account on or before December 31, 1998, that are not guaranteed benefit policies, will be permanently grandfathered if they meet the requirements of regulations the United States Department of Labor has to issue by December 31, 1997. The SBPJA further provides that contracts issued from an insurer's general account after December 31, 1998, that are not guaranteed benefit policies, will be subject to ERISA. Although the Company does not believe that the Harris Trust Decision had a material adverse effect on its business, financial condition or results of operations, the Company supported and welcomed the enactment of the aforementioned provisions of the SBPJA as a means to remove an area of potential exposure for the insurance industry generally.

    With respect to employee welfare benefit plans subject to ERISA, Congress periodically has considered amendments to the law's federal preemption provision, which would expose the Company, and the insurance industry generally, to state law causes of action, and accompanying extra-contractual (e.g., punitive) damages in lawsuits involving, for example, group life and group disability claims. To date, all such amendments to ERISA have been defeated.

ITEM 2.  FINANCIAL INFORMATION.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS

    The following analysis of the consolidated financial condition and results of operations of GE Financial Assurance should be read in conjunction with the consolidated financial statements and the notes thereto included herein.


OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


    BACKGROUND

    GE Financial Assurance is a holding company that, through its subsidiaries, provides consumers financial security solutions by selling a wide variety of insurance, investment and retirement products primarily in the United States. The Company believes that changes in demographics such as the increased number of baby boomers entering middle and late middle age, longer life expectancies due to medical advances, the reduction in government- and employer-sponsored benefit programs and the increased need for estate planning for the most affluent group of retirees in history, have and will continue to increase the demand for innovative products and services to solve individual financial challenges. The Company's strategy is designed to take advantage of these trends by offering a broad array of products and services. The Company's product offerings are divided along two major segments of consumer needs: (1) Wealth Accumulation and Transfer and (2) Wealth and Lifestyle Protection.

    The Company effectively began operations in 1993 with the acquisition of GNA Corporation and its principal operating company, Great Northern Insured Annuity Corporation. The Company has continued to broaden its operations through a series of acquisitions since 1993. Certain of these acquisitions have been significant to the Company in terms of their impact on the Company's consolidated results of operations.


    The following table sets forth the significant acquisitions made since 1995 that impact the financial comparisons of operating results for 1997 as compared to 1996 and 1996 as compared to 1995.



ACQUISITION                                 DATE                PRINCIPAL PRODUCTS
-------------------------------------  --------------  -------------------------------------
AMEX Life Assurance Company            October 1995    Long-term care
Union Fidelity Life Insurance Company  April 1996      Credit products and supplemental
                                                       accident and health products
The Life Insurance Company of          April 1996      Variable annuities, universal life
  Virginia                                             insurance and GICs
First Colony Life Insurance Company    December 1996   Life insurance, retirement annuities
                                                       and structured settlements
Colonial Penn Insurance Company        November 1997   Personal lines of automobile
                                                       insurance


    Due to the strategic nature of these acquisitions, the operations of the acquired entities are generally being absorbed within the overall operations of the Company as opposed to being operated on a stand-alone basis. For example, significant efforts have been made to centralize responsibility for specific insurance products that were formerly marketed and sold by more than one of the Company's subsidiaries.

    The chart that follows summarizes the impact of these acquisitions on operating results in 1997 and 1996. For purposes of this analysis, the column "Amount Due to Acquisitions" for each year includes those acquisitions that occurred during that particular year and the acquisitions that occurred in the immediately prior year (e.g., the "Amount Due to Acquisitions" column for the year ended December 31, 1997 includes acquisitions that were completed during 1997 and the increase in 1997 resulting from the inclusion of a full year of operations with respect to acquisitions consummated in 1996 as compared with the inclusion of a partial year of operations in 1996) and the column "Consolidated Increase" includes the total increase in the specified line item as compared with the prior period.


                                                        YEAR ENDED DECEMBER 31, 1997    YEAR ENDED DECEMBER 31, 1996
                                                       ------------------------------  ------------------------------
                                                                        AMOUNT DUE                      AMOUNT DUE
                                                       CONSOLIDATED         TO         CONSOLIDATED         TO
                                                         INCREASE     ACQUISITIONS(1)    INCREASE     ACQUISITIONS(2)
                                                       -------------  ---------------  -------------  ---------------

                                                                           (DOLLARS IN MILLIONS)
Revenues:
  Premiums...........................................    $     928       $     777       $     901       $     800
  Net investment income..............................          982             883             579             543
  Net realized investment gains......................           62              12               9               7
  Net commission income..............................           (1)              4               3               4
  Policy fees and other income.......................          230             178             125             132
                                                            ------          ------          ------          ------
  Total revenues.....................................        2,201           1,854           1,617           1,486
                                                            ------          ------          ------          ------
Benefits and expenses:
  Interest credited..................................          359             341             250             283
  Benefits and other changes in
    policy reserves..................................        1,145             935             739             613
  Commission expenses................................          192             165             236             233
  General expenses...................................          259             211             255             232
  Amortization of intangibles, net...................           61             100              99             123
  Change in deferred acquisition costs...............         (153)           (187)           (165)           (186)
  Interest expense...................................           22              22               1               1
                                                            ------          ------          ------          ------
  Total benefits and expenses........................        1,885           1,587           1,415           1,299
                                                            ------          ------          ------          ------
Operating income.....................................    $     316       $     267       $     202       $     187
                                                            ------          ------          ------          ------
                                                            ------          ------          ------          ------


------------------------


(1) Includes the 1997 acquisitions of Colonial Penn and inclusion of a full year of operating results for Life of Virginia, Union Fidelity and First Colony (the "1996 Acquisitions") versus nine months, nine months and one month, respectively, in 1996.



(2) Includes the 1996 acquisitions of Life of Virginia, Union Fidelity and First Colony and inclusion of a full year of operating results in 1996 for AMEX Life versus three months in 1995.



    PREMIUMS. Premiums, which include both premium revenues from traditional life, health insurance and life contingent annuity contracts, increased $928 million, or 67.0% to $2,314 million in 1997 from $1,386 million in 1996. This increase was driven by: (i) the 1997 acquisition of Colonial Penn, (ii) a full year of operating results in 1997 relating to the 1996 acquisitions of Life of Virginia, Union Fidelity and First Colony and (iii) growth in core premiums. Premiums increased $901 million, or 185.8%, to $1,386 million in 1996 from $485 million in 1995. The increase in premium volume resulted primarily from the 1996 acquisitions, the inclusion of a full year of operating results in 1996 relating to the 1995 acquisition of AMEX Life and growth in core premiums due to increased sales of structured settlement annuities.



    NET INVESTMENT INCOME AND NET REALIZED INVESTMENT GAINS. Net investment income increased $982 million, or 55.4%, to $2,755 million in 1997 from $1,773 million in 1996. The increase was due to the combination of higher levels of average invested assets ($36.7 billion in 1997 vs. $24.1 billion in 1996) resulting from the 1996 acquisitions, and increased weighted average yields from 7.6% in 1996 to 7.8% in

1997. Net investment income increased $579 million, or 48.5%, to $1,773 million in 1996 from $1,194 million in 1995. The increase is primarily attributable to higher levels of average invested assets ($24.1 billion in 1996 vs. $16.4 billion in 1995) due to the 1996 acquisitions, inclusion of a full year of investment income in 1996 relating to the 1995 acquisition of AMEX Life, and, to a lesser extent, the impact of increased weighted average yields from 7.5% in 1995 to 7.6% in 1996. Net realized investment gains were $77 million in 1997, $15 million in 1996, and $6 million in 1995. These changes are related to the Company's asset/liability risk management policies and vary with market and economic conditions.



    POLICY FEES AND OTHER INCOME. Policy fees and other income is principally comprised of surrender fees, insurance charges made against universal life contracts and other specified transaction fees assessed to policyholders. Other income increased $230 million, or 129.2%, to $408 million in 1997 from $178 million in 1996. Substantially all of the increase resulted from a full year inclusion in 1997 of the 1996 Acquisitions discussed above. Policy fees and other income increased $125 million, or 235.8%, to $178 million in 1996 from $53 million in 1995 due to the 1996 Acquisitions.



    INTEREST CREDITED. Interest credited increased $359 million, or 38.9%, to $1,281 million in 1997 from $922 million in 1996. This increase was primarily due to inclusion of a full year of operations in 1997 relating to the 1996 Acquisitions. Interest credited increased $250 million, or 37.2%, to $922 million in 1996 from $672 million in 1995. The majority of the increase resulted from the 1996 acquisitions, with a substantial portion being attributed to the acquisition of Life of Virginia as a result of its concentration in universal life and other investment products for which interest credited is the major benefit provided to policyholders.



    The Company's weighted average crediting rates for annuities declined from 6.09% in 1995 to 5.68% in 1996 and increased to 6.46% in 1997. Similarly, the Company's weighted average crediting rates for interest-sensitive life products declined from 6.80% in 1995 to 4.74% in 1996, and increased to 5.34% in 1997. The decrease in rates in 1996 was driven in part by reductions in the Company's base crediting rates due to changes in market conditions and other factors, net of the effects of an increase in the Company's offering of products with bonus crediting rates. The increase in 1997 reflects the continued issuance of products with bonus crediting rates and redemptions of certain products with lower crediting rates. The Company monitors market conditions closely and resets interest crediting rates as allowed by the terms of the underlying contracts.



    BENEFITS AND OTHER CHANGES IN POLICY RESERVES. Benefits and other changes in policy reserves includes both activity related to future policy benefits on long-duration life and health insurance products as well as claim costs incurred during the year under such contracts. These amounts increased $1,145 million, or 85.0%, to $2,492 million in 1997 from $1,347 million in 1996. This increase resulted from: (i) acquisitions ($935 million, primarily (a) the acquisition of Colonial Penn and (b) inclusion of a full year of operating results in 1997 relating to the 1996 Acquisitions), and (ii) increased benefit payments and other changes in policy reserves of $210 million on existing life insurance policies, annuity contracts and accident and health insurance policies. Benefits and other changes in policy reserves increased $739 million, or 121.5%, to $1,347 million in 1996 from $608 million in 1995. The increase resulted from (i) acquisitions ($613 million, primarily (a) the 1996 Acquisitions and (b) inclusion of a full year of operating results in 1996 relating to the 1995 acquisition of AMEX Life) and (ii) increased benefit payments and other changes in policy reserves of $126 million on existing life insurance policies, annuity contracts and accident and health insurance policies.



    COMMISSION EXPENSES. Commission expense increased $192 million, or 52.3%, to $559 million in 1997 from $367 million in 1996. This increase was attributable to inclusion of a full year of operating results in 1997 relating to the 1996 Acquisitions. Commission expense increased $236 million, or 180.2%, to $367 million in 1996 from $131 million in 1995. Consistent with the changes in premium revenues, the increase resulted almost entirely from the 1996 acquisitions and the inclusion of a full year of operating results in 1996 relating to the 1995 acquisition of AMEX Life.

    GENERAL EXPENSES. General expenses increased $259 million, or 60.8%, to $685 million in 1997 from $426 million in 1996. This increase resulted from a combination of: (i) the acquisition of Colonial Penn, (ii) inclusion of a full year of operating results in 1997 relating to the 1996 Acquisitions and (iii) growth in sales of existing products. General expenses increased $255 million, or 149.1%, to $426 million in 1996 from $171 million in 1995, principally due to the 1996 acquisitions and the inclusion of a full year of operating results in 1996 relating to the 1995 acquisition of AMEX Life.



    AMORTIZATION OF INTANGIBLES, NET. The Company's significant intangible assets consist of two components which both result from acquisition activities--the present value of future profits ("PVFP"), representing the estimated future gross profits in acquired insurance contracts, and goodwill, representing the excess of purchase price over the fair value of identified net assets of the acquired entities. Amortization of intangibles increased $61 million, or 28.4%, to $276 million in 1997 from $215 million in 1996. Amortization of intangibles increased $99 million, or 85.3%, to $215 million in 1996 from $116 million in 1995. Amortization of intangibles due to acquisitions in 1997 and 1996 totalled $100 million and $123 million, respectively.



    Amortization of intangibles for companies acquired before 1996 declined by $39 million in 1997 due to lower amortization of the present value of future profits (PVFP). PVFP is amortized, net of accreted interest, based on the incidence of gross profits for interest-sensitive life and annuity policies and gross premiums on non-interest-sensitive life and accident and health products.



    CHANGE IN DEFERRED ACQUISITION COSTS. Acquisition costs include costs and expenses which vary with and are primarily related to the acquisition of insurance and investment contracts, such as first year commissions in excess of renewal commissions, direct advertising and printing costs, and certain support costs such as underwriting and policy issue expenses. For accounting purposes, these costs are deferred and recognized in relation to either the premiums or gross profits from the underlying contracts. Net deferred acquisition costs increased $153 million, or 54.3%, to $435 million in 1997 from $282 million in 1996. This increase was primarily attributable to inclusion of a full year of operating results in 1997 relating to the 1996 Acquisitions. The change in deferred acquisition costs related to amortization of costs previously deferred increased $55 million in 1997 to $114 million from $59 million in 1996. This increase was primarily attributable to inclusion of a full year of operating results in 1997 relating to the 1996 Acquisitions. Net deferred acquisition costs increased $165 million, or 141.0%, to $282 million in 1996 from $117 million in 1995 principally due to the 1996 acquisitions and the inclusion of a full year of operating results in 1996 relating to the 1995 acquisition of AMEX Life. Negative amounts represent the excess of commission and acquisition costs deferred, offset by amortization of costs previously deferred on the balance sheet.



    INTEREST EXPENSE. Interest expense increased $22 million to $23 million in 1997 from $1 million in 1996. This increase resulted from the inclusion of a full year of operating results in 1997 of First Colony (acquired in 1996) and interest costs incurred in connection with the 1997 acquisition of Colonial Penn.


    WEALTH ACCUMULATION AND TRANSFER

    The Company's principal product lines under the Wealth Accumulation and Transfer segment are (i) annuities (deferred, and immediate; either fixed or variable), (ii) life insurance (universal, term, ordinary and group), (iii) guaranteed investment contracts ("GICs") and (iv) mutual funds. Wealth Accumulation and Transfer products are used by customers as vehicles for accumulating wealth, often on a tax-deferred basis, transferring wealth to beneficiaries, or providing a means to replace the insured's income in the event of premature death.

    The following table sets forth certain summarized financial data for GE Financial Assurance's Wealth Accumulation and Transfer segment for the years ended December 31, 1997, 1996, and 1995.


                                                                                       YEARS ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------

                                                                                         (DOLLARS IN MILLIONS)
Revenues:
  Premiums........................................................................  $   1,192  $     465  $     341
  Net investment income...........................................................      2,578      1,626      1,122
  Net realized investment gains...................................................         77         13          4
  Other revenues..................................................................        411        186         55
                                                                                    ---------  ---------  ---------
  Total revenues..................................................................      4,258      2,290      1,522
                                                                                    ---------  ---------  ---------
Benefits and expenses:
  Interest credited...............................................................      1,281        837        672
  Benefits and other changes in policy reserves...................................      1,720        809        465
  Other expenses..................................................................        668        374        239
                                                                                    ---------  ---------  ---------
  Total benefits and expenses.....................................................      3,669      2,020      1,376
                                                                                    ---------  ---------  ---------
Operating income..................................................................  $     589  $     270  $     146
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------



    Operating income from this segment represented 86%, 73% and 87% of the Company's total operating income for the years ended December 31, 1997, 1996 and 1995, respectively. The 1997 increase was driven primarily by the full year impact of the 1996 acquisitions in 1997 and the 1996 decline was caused predominantly by the inclusion of operating income from three significant acquisitions the Company made in its Wealth and Lifestyle Protection segment during this period: the Federal Home Life companies (November 1994), AMEX Life (October 1995) and Union Fidelity (April 1996). These acquisitions caused net income to grow within the Wealth and Lifestyle Protection segment at a faster rate during this period than net income grew in the Wealth Accumulation and Transfer segment. The Company's operating income from the Wealth Accumulation and Transfer segment increased 118.1% in 1997, to $589 million and 84.9% in 1996 to $270 million from $146 million in 1995. These increases were driven primarily by higher levels of invested assets and life insurance policies in force. During the periods ended December 31, 1997 and 1996, invested assets increased 7.1% and 97.8%, respectively, while policy and other reserves for annuity and life policies in force increased 5.3% and 85.8%, respectively.



    Despite these acquisitions, the Company's sales of deferred annuities declined 28.7% in 1996 and 5.8% in 1997. These declines were largely due to the low interest rate environment that existed in 1997 and 1996, the termination of certain exclusive annuity marketing arrangements with banks and the increased demand for variable annuities and other products which allow consumers to participate in the strong capital markets. In 1996 and 1997, the Company experienced significant growth in sales of immediate annuities, variable annuities and life products.


    WEALTH AND LIFESTYLE PROTECTION

    The Company's principal product lines under the Wealth and Lifestyle Protection segment are (i) long-term care, (ii) supplemental accident and health insurance, (iii) personal lines of automobile insurance and (iv) credit insurance. Wealth and Lifestyle Protection products are used by customers as vehicles to protect their income and assets from the adverse economic impacts of automobile accidents and related liabilities or significant health care costs or other unanticipated events that cause temporary or permanent loss of earnings capabilities (including the ability to repay certain indebtedness).

    The following table sets forth certain summarized financial data for GE Financial Assurance's Wealth and Lifestyle Protection segment for the years ended December 31, 1997, 1996 and 1995.


                                                                                         YEARS ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1997       1996       1995
                                                                                      ---------  ---------  ---------

                                                                                           (DOLLARS IN MILLIONS)
Revenues:
  Premiums..........................................................................  $   1,122  $     921  $     144
  Net investment income.............................................................        177        147         72
  Net realized investment gains.....................................................         --          2          2
  Other revenues....................................................................         10          6          9
                                                                                      ---------  ---------  ---------
  Total revenues....................................................................      1,309      1,076        227
                                                                                      ---------  ---------  ---------
Benefits and expenses:
  Interest credited.................................................................         --         85         --
  Benefits and other changes in policy reserves.....................................        772        538        143
  Other expenses....................................................................        440        353         62
                                                                                      ---------  ---------  ---------
  Total benefits and expenses.......................................................      1,212        976        205
                                                                                      ---------  ---------  ---------
Operating income....................................................................  $      97  $     100  $      22
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------



    Operating income from this segment represented 14%, 27% and 13% of the Company's total results for the years ended December 31, 1997, 1996 and 1995, respectively. The Company's operating income from the Wealth and Lifestyle Protection segment increased from $22 million in 1995 to $100 million in 1996, but decreased to $97 million in 1997. Premiums and investment income increased in 1997 due to the impact of the acquisition of Colonial Penn and full year impact in 1997 of the 1996 acquisition of Union Fidelity (April 1996) and growth in sales of long-term care policies. The 1995 increase was driven by premium growth associated with the full year impact of the acquisition of the Federal Home Life companies and the fourth quarter acquisition of AMEX Life.



    In addition to acquisition related growth, the Company benefited from increased demand for its long-term care products. Sales of long-term care policies grew by 207% from $27 million of annualized premium in 1995 to $83 million in 1996 and 31.3% to $109 million in 1997. The higher sales were driven by an increase in the number of career agents selling the product and heightened market awareness of the need for this type of insurance coverage. This market awareness was driven by the passage of the Health Insurance Portability and Accountability Act of 1996 by Congress.


    FINANCIAL CONDITION


    TOTAL ASSETS. Total assets increased $5.7 billion, or 12.6%, to $51.1 billion at December 31, 1997 from $45.4 billion at December 31, 1996. The increase resulted primarily from the acquisition of Colonial Penn and growth in existing insurance and investment products. A significant majority of the increase in total assets occurred in the investments and separate account asset categories that are discussed in more detail below.



    TOTAL INVESTMENTS. Total investments increased $3.7 billion, or 10.2%, to $39.5 billion at December 31, 1997 from $35.8 billion at December 31, 1996. Consistent with the increase in total assets, total investments increased primarily from the acquisition of Colonial Penn and investment income of $2.8 billion, net of cash outflows from other investing activities of $1.1 billion. In addition, the net unrealized gains (losses) on the available for-sale portfolio increased by $1,507 million to a net gain of $1,313 million in 1997 from a net loss of $195 million in 1996.



    SEPARATE ACCOUNT ASSETS. The separate account assets represent funds held for the exclusive benefit of variable annuity and variable life contract holders. As of December 31, 1997, the Company held $4.1 billion of separate account assets. The increase in such balances of $1.3 billion from $2.8 billion at December 31, 1996 relates almost entirely to increased sales in product lines acquired as part of the Life of Virginia acquisition.



    TOTAL LIABILITIES. Total liabilities increased $4.5 billion, or 11.3%, to $44.1 billion at December 31, 1997 from $39.6 billion at December 31, 1996. The increase resulted primarily from the acquisitions of First Colony and Life of Virginia and, to a lesser extent, the acquisition of Union Fidelity and growth in existing insurance and investment products. A significant majority of the overall increase in total liabilities occurred in the future annuity and contract benefits, liability for policy and contract claims, short-term borrowings and separate account liability categories that are discussed in more detail below.



    FUTURE ANNUITY AND CONTRACT BENEFITS. Future annuity and contract benefits increased $0.9 billion, or 2.4%, to $34.3 billion at December 31, 1997 from $33.4 billion at December 31, 1996. The increase resulted primarily from growth in existing insurance and investment products.



    LIABILITY FOR POLICY AND CONTRACT CLAIMS. Policy and contract claims increased $0.6 billion or 73.0% to $1.5 billion at December 31, 1997 from $0.9 billion at December 31, 1996. Consistent with the increase in total liabilities, the increase resulted primarily from the acquisition of Colonial Penn and growth in existing insurance and investment products.



    SHORT-TERM BORROWINGS. Short-term borrowings increased $1.1 billion to $1.2 billion at December 31, 1997 from $0.1 billion at December 31, 1996. The increase resulted primarily from financing the 1997 acquisition of Colonial Penn.



    SEPARATE ACCOUNT LIABILITIES. The separate account liabilities represent the liability associated with the separate account assets. As discussed above, the $1.3 billion increase in such balances to $4.1 billion at December 31, 1997 relates almost entirely to increased sales in product lines acquired as part of the Life of Virginia acquisition.


LIQUIDITY AND CAPITAL RESOURCES


    The principal liquidity requirements for GE Financial Assurance's insurance operations are its contractual obligations to policyholders and annuitants and its payment of dividends to policyholders. Contractual obligations include payments of surrender benefits, contract withdrawals, claims under outstanding insurance policies and annuities, and policy loans. The primary sources for meeting these contractual requirements are investment income and scheduled principal repayments from its total investment portfolio, and a portion of its premium income. To provide for additional liquidity to meet normal variations in contract obligations, GE Financial Assurance maintains cash and short-term investments. GE Financial Assurance places commercial paper in the U.S. market as a vehicle to fund certain of the Company's acquisitions.



    In addition, the Company maintains committed back-up credit lines with third-party banks to support its commercial paper program and maintains committed credit lines with General Electric Capital Corporation to provide interim funding for the Company's acquisition activity and to provide liquidity to meet normal variation in contract obligations.



    Historically, GE Financial Assurance has, through its operating companies, generated positive cash flows from operating and certain financing activities (including net cash provided by operating activities and cash used by redemptions and benefit payments on investment contracts, net of proceeds from issue of investment contracts). For the years ended December 31, 1997, 1996, and 1995, cash flows from operating and certain financing activities were $1,028 million, $895 million and $326 million, respectively. These amounts include net cash used in investing activities relating to investment contract issues and redemptions of $923 million, $1,012 million and $751 million for the years ended December 31, 1997, 1996, and 1995, respectively. These net uses of cash reflect a continued shift in customer preferences away from fixed rate investment products to investment products which include participation in the capital markets.


    The nature and quality of the various types of investments purchased by a U.S. life insurance company must comply with the statutes and regulations imposed by the various states in which those entities are licensed to market and sell insurance and investment products. The Company primarily purchases investment-grade (BBB-/Baa3 or above) bonds. At December 31, 1997, $30.6 billion, or 88.6%, of the fixed maturity securities held by the Company were bonds rated by a rating agency (S&P's or Moody's), or were government/agency bonds. The remaining $3.9 billion, or 11.4%, was comprised primarily of private placement bonds not rated by either rating agency. At December 31, 1997, the Company held $1,278 million of bonds rated below investment grade (excluding split-rated bonds). In addition, the Company held $263 million of "not-rated" bonds which the Company believes are below investment grade. Below investment grade bonds include those bonds originally purchased as investment grade but subsequently downgraded in rating, as well as bonds purchased as below investment grade. The Company holds this small percentage of below investment grade bonds in order to enhance the yield on its investment portfolio.



    Certain of the Company's products contain provisions for penalty charges for surrender of the policy. These charges range from 5% to 8% at policy origination and grade to zero over predetermined periods ranging from five to twenty years. At December 31, 1997, approximately 80% of the Company's annuity contracts were subject to surrender penalties or contained non-surrender provisions.



    GE Financial Assurance's ability to pay dividends to its stockholder and meet its obligations, including debt service and operating expenses, primarily depends on receiving sufficient funds from its insurance subsidiaries. Insurance companies are restricted by states as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve month period without regulatory approval. Generally, dividends may be paid out of earned surplus without approval with thirty days prior written notice within certain limits. The limits are generally based on 10% of the prior year surplus (net of adjustments in some cases) and prior year statutory income (net gain from operations, net income adjusted for realized capital gains, or net investment income). Dividends in excess of the prescribed limits or the company's earned surplus are deemed extraordinary and require formal state insurance commission approval. Based on statutory results as of December 31, 1997, the Company is able to receive $259 in dividends in 1998 without obtaining regulatory approval. See "Insurance Regulation--General Regulation at State Level."



YEAR 2000



    Year 2000 compliance programs and information systems modifications have been initiated in an attempt to ensure that these systems and key processes will remain functional. This objective is expected to be achieved either by modifying present systems using existing internal and external programming resources or by installing new systems, including enterprise systems, and by monitoring supplier and other third-party interfaces. While there can be no assurance that all such modifications will be successful, management does not expect that either costs of modifications or consequences of any unsuccessful modifications should have a material adverse effect on the Corporation's financial position, results of operations or liquidity.


PROPOSED REPORTING CHANGES

    The NAIC currently has a project under way to codify statutory accounting principles ("SAP"), as existing SAP does not address all accounting issues and may differ from state to state. Upon completion, the codification is expected to replace prescribed or permitted SAP in each state as the new comprehensive statutory basis of accounting for insurance companies. The final format of the codification is uncertain at this time, yet implementation could be required as early as January 1, 1999. Due to the project's uncertainty, the Company has not yet quantified the impact any such changes would have on the statutory capital and surplus or results of operations of its subsidiaries. While significant uncertainties surrounding the ultimate outcome of the codification remains, management currently believes adoption of such standards would not have a material impact on the statutory capital and surplus or results of operations of its subsidiaries.

INTEREST RATE CHANGES

    Interest rate changes may have temporary effects on the sale and profitability of the annuity, universal life, and other investment products offered by GE Financial Assurance's insurance operations. For example, if interest rates rise, competing investments (such as annuities or life insurance offered by GE Financial Assurance's competitors, certificates of deposit, mutual funds, and similar instruments) may become more attractive to potential purchasers of GE Financial Assurance's products until GE Financial Assurance increases the rate credited to holders of its annuity, universal life, and other investment products. GE Financial Assurance constantly monitors interest earnings on existing assets and yields available on new investments and sells policies and annuities that permit flexible responses to interest rate changes as part of its management of interest spreads.

INVESTMENTS


    The Company manages its investment portfolio to meet the diversification, credit quality, yield and liquidity requirements of its policy liabilities by investing primarily in fixed maturity instruments, including government and corporate bonds, mortgage backed bonds, and mortgage loans on real estate. At December 31, 1997, the Company held $37.2 billion, or 94.3% of its investment portfolio, in fixed maturity instruments and mortgage loans. The Company's investment philosophy focuses on purchasing assets the durations of which approximate policyholder obligations. To match some of its longer term policy liabilities, the Company has followed a strategy of buying bonds with adequate call protection. The Company also invests in preferred stock, policy loans, short-term securities and other investments, which comprised the remaining 5.7% of its investment portfolio at December 31, 1997.



    The Company primarily purchases investment-grade (BBB-/Baa3 or above) bonds. At December 31, 1997, $30.6 billion, or 88.6%, of the fixed maturity securities held by the Company were bonds rated by a rating agency (S&P or Moody's), or were government/agency bonds. The remaining $3.9 billion, or 11.4%, was comprised primarily of private placement bonds not rated by either rating agency. At December 31, 1997, the Company held $1,278 million of bonds rated below investment grade (excluding split-rated bonds). In addition, the Company held $263 million of "not-rated" bonds which the Company believes are below investment grade. Below investment grade bonds include those bonds originally purchased as investment grade but subsequently downgraded in rating, as well as bonds purchased as below investment grade. The Company holds this small percentage of below investment grade bonds in order to enhance the yield on its investment portfolio.



    Investments in mortgage backed bonds include $7,216 million in collateralized mortgage obligations (CMOs) and asset-backed securities and $1,337 million of pass-through securities. These bonds are secured primarily by pools of residential mortgages and generally carry high credit ratings. Approximately 45% of the mortgage-backed bonds are backed by securities issued by Government National Mortgage Association, Federal Home Loan Mortgage Corporation, or Federal National Mortgage Association. In the aggregate, the mortgage-backed bonds had an average rating of AAA/Aaa at December 31, 1997. Most CMO and pass-through securities are subject to prepayment and extension risk (i.e. principal can be received earlier or later than anticipated, based on the rate of mortgage prepayments in the underlying residential mortgage pools).



    At December 31, 1997, the Company's investments in equity securities totalled $416 million, of which $372 million was preferred stock and $44 million was common stock. The investments in preferred stock generally pay dividends on a quarterly basis at yields comparable to bonds.

    The Company has classified all of its fixed maturity and equity securities as available-for-sale. Therefore, these securities are carried on the balance sheet at current fair values and marked to market quarterly. Changes in market value, net of the effect on present value of future profits, deferred policy acquisition costs and deferred income taxes, are recorded as unrealized appreciation or depreciation directly in shareholder's interest and, accordingly, have no effect on net income. At December 31, 1997, the amortized cost basis of the Company's fixed maturity securities was $33,263 million, representing net unrealized gains of $1,274 million, while the cost basis of equity securities was $386 million, representing net unrealized gains of $30 million.



    The Company's mortgage loan portfolio consisted of 1,898 loans at December 31, 1997. The loans, which are originated through a network of mortgage bankers, are made only on completed, leased properties and have a maximum loan-to-value ratio of 75% at the date of origination. Commercial loans comprise the majority of the portfolio, with $1,284 million (48.1%), $566 million (21.2%) and $402 million (15.1%) attributable to the retail, industrial and office sectors, respectively. The remainder of the loans, $415 million (15.6%), are attributable to the residential and other miscellaneous sectors. The mortgage loans are secured by property throughout the U.S., with concentrations in the Pacific region (32.2%) and the South Atlantic region (25.5%).



    Certain policies issued by the Company allow the policyholders to borrow against the policy. These loans are classified in the asset side of the balance sheet as Policy Loans. At December 31, 1997, the outstanding loans of $1,066 million bore interest at an average rate of 8.5%, which is determined by the terms of the policy.



    Other invested assets of $497 million at December 31, 1997 were comprised of several types of assets. The Company has made investments in mutual funds offered by the Company's mutual fund and variable annuity distribution channels of $120 million in order to provide seed money for these funds. Pursuant to a periodic review of its asset allocation strategy, the Company has also made investments in limited partnerships ($336 million) and real estate and other properties ($12 million) in order to achieve higher investment returns on an incremental portion of the portfolio.

                              INVESTMENT PORTFOLIO

                                                                                             DECEMBER 31, 1997
                                                                                          ------------------------
                                                                                          FAIR MARKET  PERCENTAGE
                                                                                             VALUE      OF TOTAL
                                                                                          -----------  -----------

                                                                                           (DOLLARS IN MILLIONS)
Fixed Maturity Securities--Available For Sale(1)
  U.S. Government and Agencies..........................................................   $   1,705          4.3%
  State and Municipal...................................................................          53          0.1
  Foreign Government....................................................................         120          0.3
  Foreign Corporate.....................................................................       1,716          4.4
  U.S. Corporate........................................................................      22,390         56.7
  Mortgage Backed(2)....................................................................       8,553         21.7
                                                                                          -----------       -----
    Total Fixed Maturity Securities.....................................................      34,537         87.5
                                                                                          -----------       -----
Equity Securities--Available For Sale(3)
  Common Stock..........................................................................          44          0.1
  Preferred Stock, Non-Redeemable.......................................................         372          0.9
                                                                                          -----------       -----
    Total Equity Securities.............................................................         416          1.0
                                                                                          -----------       -----
Mortgage Loans on Real Estate, Net......................................................       2,667          6.8
Policy Loans............................................................................       1,066          2.7
Short Term Investments..................................................................         286          0.7
Other Invested Assets
  Mutual Funds..........................................................................         120          0.3
  Limited Partnerships..................................................................         336          0.9
  Properties Held For Investment........................................................           4       --
  Real Estate Owned.....................................................................          12       --
  Other Assets..........................................................................          25          0.1
                                                                                          -----------       -----
    Total Other Invested Assets.........................................................         497          1.3
                                                                                          -----------       -----
Total Investments.......................................................................   $  39,469        100.0%
                                                                                          -----------       -----
                                                                                          -----------       -----


------------------------


(1) Fixed maturity securities available-for-sale are stated at current market values. Amortized cost of fixed maturity securities available-for-sale at December 31, 1997 was $33,263 million, representing net unrealized gains of $1,274 million. Changes in market value, net of the effect on present value of future profits, deferred policy acquisition costs and deferred federal income taxes, are reflected as unrealized appreciation or depreciation directly in shareholder's interest and, accordingly, have no effect on net income.



(2) Mortgage Backed Securities are comprised of CMOs ($7,216 million) and Pass-throughs ($1,337 million).



(3) Equity securities available-for-sale are stated at current market values. The cost basis of equity securities available-for-sale at December 31, 1997 was $386 million, representing net unrealized gains of $30 million. Changes in market value, net of the effect on present value of future profits, deferred policy acquisition costs and deferred federal income taxes, are reflected as unrealized appreciation or depreciation directly in shareholder's interest and, accordingly, have no effect on net income.

    The following table summarizes the Company's investment results for the periods indicated.

                               INVESTMENT RESULTS

                                                                                      YEARS ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------

                                                                                        (DOLLARS IN MILLIONS)
Total Invested Assets(1).........................................................  $  16,417  $  24,144  $  36,641
Net Investment Income(2).........................................................  $   1,194  $   1,773  $   2,755
Effective Yield(3)...............................................................        7.5%       7.6%       7.8%
Net Realized Investment Gains (4)................................................  $       6  $      15  $      77


------------------------

(1) Average of cash and total invested assets on an amortized cost basis, adjusted for impact of timing on acquired companies.

(2) Net investment income is net of investment expenses and excludes capital gains or losses or provision for income taxes.

(3) Net investment income divided by the sum of the (i) average cash and total invested assets minus (ii) one-half of net investment income.

(4) Excludes provision for income taxes.

    The credit quality of the Company's bond portfolio as stated below is based upon the higher of the ratings published by S&P or Moody's.

                            PORTFOLIO CREDIT QUALITY

                                                                                             DECEMBER 31, 1997
                                                                                          ------------------------
                                                                                          FAIR MARKET  PERCENTAGE
                                                                                             VALUE      OF TOTAL
                                                                                          -----------  -----------

                                                                                           (DOLLARS IN MILLIONS)
Agencies and Treasuries.................................................................   $   5,847         16.9%
AAA/Aaa.................................................................................       4,102         11.9
AA/Aa...................................................................................       2,183          6.3
A/A.....................................................................................       8,831         25.6
BBB/Baa.................................................................................       8,345         24.2
BB/Ba...................................................................................         979          2.8
B/B.....................................................................................         297           .9
CCC/Caa.................................................................................           2           --
Not Rated...............................................................................       3,951         11.4
                                                                                          -----------       -----
  Total.................................................................................   $  34,537        100.0%
                                                                                          -----------       -----
                                                                                          -----------       -----



    As of December 31, 1997, the Company's bond portfolio had an average rating of A+/A1. According to S&P and Moody's, bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. S&P applies "+" and "-" modifiers in each generic rating classification from AA to CCC. Moody's applies numerical modifiers "1", "2" and "3" in each generic rating classification from Aa to B. Modifier "1" indicates a bond in the higher end of a generic rating classification.


    Fixed maturity securities with ratings ranging from AAA/Aaa to BBB-/Baa3 are generally regarded as investment grade. Some agencies and treasuries (that is, those securities issued by the U.S. Government or an agency thereof) are not rated, but are considered to be investment grade securities. Finally, some securities, such as private placements, have not been assigned a rating by any rating service and are therefore categorized as "not rated". This has neither positive nor negative implications regarding the credit quality of the security.


    At December 31, 1996 and 1997, there were fixed maturity securities in default with a fair value of $14 million and $8 million, respectively.



    The following table sets forth scheduled maturities for the Company's investments in fixed maturities at December 31, 1997.


                              SCHEDULED MATURITIES

                                                                                             DECEMBER 31, 1997
                                                                                          ------------------------
                                                                                          FAIR MARKET  PERCENTAGE
                                                                                            VALUES      OF TOTAL
                                                                                          -----------  -----------

                                                                                           (DOLLARS IN MILLIONS)
Due in one year or less.................................................................   $   1,054          3.1%
Due after one year through five years...................................................       6,027         17.4
Due after five years through 10 years...................................................       6,084         17.6
Due after 10 years......................................................................      12,819         37.1
Mortgage-Backed Bonds...................................................................       8,553         24.8
                                                                                          -----------       -----
  Total.................................................................................   $  34,537        100.0%
                                                                                          -----------       -----
                                                                                          -----------       -----



    Expected maturities may differ from scheduled maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties. At December 31, 1997, $5,761 million of the Company's investments (excluding mortgage-backed bonds) were subject to certain call provisions.


NEW ACCOUNTING STANDARDS

    In June 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 125, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES. This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 125 is required to be adopted by the Company in 1997, except for certain sections which were deferred in accordance with SFAS 127. The adoption of the applicable provisions of SFAS No. 125 in 1997 did not have a material impact on the Company's financial statements and management of the Company does not expect that adoption of the remaining provisions of SFAS No. 125 will have a material impact on the Company's 1998 financial position, results of operations, or liquidity.

    In June 1997, the FASB issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. This Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income includes all changes in equity from nonowner sources; investments by and distributions to owners are excluded. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company will include this new reporting information in its 1998 consolidated financial statements as required.

    In June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 is effective for disclosures about segments of an enterprise and related information for periods beginning after December 15, 1997. This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Management has not yet determined the impact, if any, of this Statement on the Company's future disclosures.


    In December 1997, the American Institute of Certified Public Accountants issued a new Statement of Position (SOP) 97.3, ACCOUNTING BY INSURANCE AND OTHER ENTERPRISES FOR INSURANCE-RELATED ASSESSMENTS. This SOP provides guidance on accounting by insurance and other enterprises for guaranty-fund and certain other insurance related assessments. The SOP requires enterprises to recognize a liability for assessments when (a) an assessment has been asserted or information available prior to issuance of the financial statements indicates it is probable that an assessment will be asserted, (b) the underlying cause of the asserted or probable assessment has occurred on or before the date of the financial statements, and (c) the amount of the loss can be reasonably estimated. This SOP is effective for financial statements for fiscal years beginning after December 15, 1998 and will be reported in a manner similar to a cumulative effect of a change in accounting principle in the initial year of adoption. Management of the Company does not expect that this SOP will have a material impact on the Company's financial position, results of operations, or liquidity.


ITEM 3.  PROPERTIES.

    The Company and its subsidiaries conduct their businesses from various facilities, most of which are leased. However, the Company's two largest facilities, including its headquarters campus in Richmond, Virginia, and another facility in Lynchburg, Virginia are owned by the Company.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    Omitted

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

    Omitted

ITEM 6.  EXECUTIVE COMPENSATION.

    Omitted

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    Omitted

ITEM 8.  LEGAL PROCEEDINGS.

    There are no pending legal proceedings beyond the ordinary course of business that could have a material financial effect on the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

    All of the Company's Common Stock, its sole class of common equity on the date hereof, is owned by GE Capital Corporation. Accordingly, there is no public trading market for the Company's common equity.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

    On November 10, 1996, GE Capital purchased 1,000 shares of Common Stock issued by the Company in exchange for a capital contribution of GNA Corporation. Such transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereunder.

ITEM 11.  DESCRIPTIONS OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The class of securities of the Company to be registered hereby consists of its Common Stock, par value $1.00 per share, of which 1000 shares are authorized and 1000 shares are issued and outstanding. All outstanding shares are duly and validly authorized and issued and fully paid and nonassessable. The holder of the shares of Common Stock of the Company is entitled to receive dividends if, as and when declared payable by the Board of Directors of the Company out of funds legally available for such payment. The holder of Common Stock of the Company is entitled to one vote for each share held, has no conversion or redemption rights, is not liable for further calls or assessments, and, upon liquidation, is entitled, after payment of all liabilities, to receive the assets of the Company, either in cash or in kind, on a pro rata basis.

    All of the outstanding shares of Common Stock of the Company are held by GE Capital Corporation.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify directors and officers against the reasonable expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any action, suit or proceeding by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that if such action, suit or proceeding shall be in the right of the corporation, indemnification shall be provided only against reasonable expenses (including attorney's fees) and no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against reasonable expenses (including attorney's fees) any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

    The By-Laws of GE Financial Assurance provide that each person who at any time is or shall have been a director, officer, employee or agent of GE Financial Assurance, or is or shall have been serving at the request of GE Financial Assurance as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by GE Financial Assurance in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware.

    GE Financial Assurance intends to enter into one or more underwriting agreements which will include provisions regarding the indemnification of GE Financial Assurance and its officers and directors by one or more underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The directors of GE Financial Assurance are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of GE Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    This Registration Statement on Form 10 includes the financial statements described in Item 15(a).

ITEM 14. DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES.

    None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements and Schedules.

    Separate historical financial statements for AMEX Life, Life of Virginia and First Colony are presented as required by Regulation S-X due to the significance of the respective acquisitions of such entities to GE Financial Assurance.

                                   ITEM 15(A)

                                    CONTENTS

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                       PAGE
                                                                                                      ------
Independent Auditors' Report........................................................................     41
Consolidated Balance Sheets.........................................................................     42
Consolidated Statements of Income...................................................................     43
Consolidated Statements of Shareholder's Interest...................................................     44
Consolidated Statements of Cash Flows...............................................................     45
Notes to Consolidated Financial Statements..........................................................     46
Independent Auditors' Report on Financial Statement Schedules.......................................     68
Schedule II, Condensed Financial Information (Parent Company).......................................     69
Schedule III, Supplemental Insurance Information....................................................     73


                          AMEX LIFE ASSURANCE COMPANY
                              FINANCIAL STATEMENTS


Report of Independent Auditors......................................................................     74
Balance Sheet.......................................................................................     75
Statement of Income.................................................................................     76
Statement of Changes in Stockholder's Equity........................................................     77
Statement of Cash Flows.............................................................................     78
Notes to Financial Statements.......................................................................     79


                         THE LIFE INSURANCE COMPANY OF
                           VIRGINIA AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS


Independent Auditors' Report........................................................................     90
Report of Independent Auditors......................................................................     91
Consolidated Balance Sheets.........................................................................     92
Consolidated Statements of Income...................................................................     93
Consolidated Statements of Stockholders' Equity.....................................................     94
Consolidated Statements of Cash Flows...............................................................     95
Notes to Consolidated Financial Statements..........................................................     96


              FIRST COLONY LIFE INSURANCE COMPANY AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Accountants...................................................................    117
Consolidated Balance Sheets.........................................................................    118
Consolidated Statements of Income...................................................................    119
Consolidated Statements of Changes in Shareholders' Equity..........................................    120
Consolidated Statements of Cash Flows...............................................................    121
Notes to Consolidated Financial Statements..........................................................    122

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
GE Financial Assurance Holdings, Inc.


    We have audited the accompanying consolidated balance sheets of GE Financial Assurance Holdings, Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income, shareholder's interest, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GE Financial Assurance Holdings, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          /s/ KPMG Peat Marwick LLP


Richmond, Virginia
January 23, 1998, (except as to Note 16, which is as of February 18, 1998)

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

             (Dollar amounts in millions, except per share amounts)


                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1996       1997
                                                                                              ---------  ---------
ASSETS
Investments:
  Fixed maturities available-for-sale, at fair value                                          $  31,502  $  34,537
  Equity securities available-for-sale, at fair value:
    Common stock                                                                                     16         44
    Preferred stock, non-redeemable                                                                 478        372
  Mortgage loans, net of valuation allowance of $58 and $57 at December 31, 1996 and 1997,
    respectively                                                                                  2,426      2,667
  Policy loans                                                                                      971      1,066
  Short-term investments                                                                            235        286
  Other invested assets                                                                             182        497
                                                                                              ---------  ---------
      Total investments                                                                          35,810     39,469
Cash                                                                                                 50         44
Accrued investment income                                                                           661        750
Deferred acquisition costs                                                                          488        863
Intangible assets                                                                                 3,311      3,354
Reinsurance recoverable                                                                           1,674      1,725
Deferred income tax benefit                                                                         293         --
Other assets                                                                                        279        781
Separate account assets                                                                           2,795      4,106
                                                                                              ---------  ---------
      Total assets                                                                            $  45,361  $  51,092
                                                                                              ---------  ---------
                                                                                              ---------  ---------
LIABILITIES AND SHAREHOLDER'S INTEREST
Liabilities:
  Future annuity and contract benefits                                                        $  33,449  $  34,258
  Unearned premiums                                                                                 813      1,121
  Liability for policy and contract claims                                                          879      1,521
  Other policyholder liabilities                                                                    352        480
  Accounts payable and accrued expenses                                                           1,072      1,264
  Deferred income tax liability                                                                      --         44
  Short-term borrowings                                                                             103      1,162
  Separate account liabilities                                                                    2,795      4,106
  Long-term debt                                                                                    175        175
                                                                                              ---------  ---------
      Total liabilities                                                                          39,638     44,131
                                                                                              ---------  ---------
Minority interest                                                                                     2          3
Shareholder's interest:
  Common stock ($1 par value, 1,000 shares authorized, 1,000 shares issued and outstanding)          --         --
  Additional paid-in capital                                                                      5,435      5,435
  Net unrealized investment gains (losses)                                                         (151)       661
  Retained earnings                                                                                 437        862
                                                                                              ---------  ---------
      Total shareholder's interest                                                                5,721      6,958
                                                                                              ---------  ---------
      Total liabilities and shareholder's interest                                            $  45,361  $  51,092
                                                                                              ---------  ---------
                                                                                              ---------  ---------


          See accompanying notes to consolidated financial statements.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                          (Dollar amounts in millions)


                                                                         YEARS ENDED DECEMBER 31,
                                                                        --------------------------
                                                                         1995     1996      1997
                                                                        ------  --------  --------
Revenues:
  Net investment income                                                 $1,194    $1,773    $2,755
  Net realized investment gains                                              6        15        77
  Premiums                                                                 485     1,386     2,314
  Net commission income                                                     11        14        13
  Policy fees and other income                                              53       178       408
                                                                        ------  --------  --------
    Total revenues                                                       1,749     3,366     5,567
                                                                        ------  --------  --------
Benefits and expenses:
  Interest credited                                                        672       922     1,281
  Benefits and other changes in policy reserves                            608     1,347     2,492
  Commissions                                                              131       367       559
  General expenses                                                         171       426       685
  Amortization of intangibles, net                                         116       215       276
  Change in deferred acquisition costs, net                               (117)     (282)     (435)
  Interest expense                                                          --         1        23
                                                                        ------  --------  --------
    Total benefits and expenses                                          1,581     2,996     4,881
                                                                        ------  --------  --------
    Income before income taxes and minority interest                       168       370       686
Provision for income taxes                                                  67       140       261
                                                                        ------  --------  --------
    Income before minority interest                                        101       230       425
Minority interest                                                           --         1        --
                                                                        ------  --------  --------
    Net income                                                          $  101    $  229    $  425
                                                                        ------  --------  --------
                                                                        ------  --------  --------


          See accompanying notes to consolidated financial statements.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF SHAREHOLDER'S INTEREST

               (Dollar amount in millions, except share amounts)

                                                                                               UNREALIZED
                                                                   COMMON STOCK   ADDITIONAL   INVESTMENT
                                                        ------------------------    PAID-IN       GAINS      RETAINED
                                                            SHARES     AMOUNT       CAPITAL     (LOSSES)     EARNINGS
                                                        -----------  -----------  -----------  -----------  -----------
Balances at December 31, 1994                                1,000    $      --    $   1,509    $    (624)   $     107

Net income                                                      --           --           --           --          101
Contribution of AMEX Life                                       --           --          369           --           --
Purchase price settlement                                       --           --           (4)          --           --
Net unrealized investment gains                                 --           --           --          861           --
                                                             -----        -----   -----------       -----        -----
Balances at December 31, 1995                                1,000           --        1,874          237          208

Net income                                                      --           --           --           --          229
Contribution of Life of Virginia                                --           --          964           --           --
Contribution of UFLIC                                           --           --          425           --           --
Cash contribution for acquisition of First Colony               --           --        2,172           --           --
Net unrealized investment losses                                --           --           --         (388)          --
                                                             -----        -----   -----------       -----        -----
Balances at December 31, 1996                                1,000           --        5,435         (151)         437
Net income                                                      --           --           --           --          425
Net unrealized investment gains                                 --           --           --          812           --
                                                             -----        -----   -----------       -----        -----
Balances at December 31, 1997                                1,000    $      --    $   5,435    $     661    $     862
                                                             -----        -----   -----------       -----        -----
                                                             -----        -----   -----------       -----        -----


                                                            TOTAL
                                                        SHAREHOLDER'S
                                                          INTEREST
                                                        -------------
Balances at December 31, 1994                             $     992
Net income                                                      101
Contribution of AMEX Life                                       369
Purchase price settlement                                        (4)
Net unrealized investment gains                                 861
                                                             ------
Balances at December 31, 1995                                 2,319
Net income                                                      229
Contribution of Life of Virginia                                964
Contribution of UFLIC                                           425
Cash contribution for acquisition of First Colony             2,172
Net unrealized investment losses                               (388)
                                                             ------
Balances at December 31, 1996                                 5,721
Net income                                                      425
Net unrealized investment gains                                 812
                                                             ------
Balances at December 31, 1997                             $   6,958
                                                             ------
                                                             ------


          See accompanying notes to consolidated financial statements.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                          (Dollar amounts in millions)


                                                                          YEARS ENDED DECEMBER 31,
                                                                       -------------------------------
                                                                         1995       1996       1997
                                                                       ---------  ---------  ---------
Cash flows from operating activities:
  Net income                                                           $     101  $     229  $     425
                                                                       ---------  ---------  ---------
  Adjustments to reconcile net income to net cash provided by operating activities:
      Minority interest                                                       --          1         --
      Increase in future policy benefits                                     907      1,504      2,195
      Charges assessed                                                        --        (97)      (289)
      Net realized investment gains                                           (6)       (15)       (77)
      Amortization of investment premiums and discounts                       51         23         (6)
      Amortization of intangibles                                            116        215        276
      Deferred income tax expense (benefit)                                  (23)        (4)         7
      Change in certain assets and liabilities:
        Decrease (increase) in:
          Accrued investment income                                           (8)      (109)       (75)
          Deferred acquisition costs                                        (117)      (282)      (435)
          Other assets, net                                                   62         17       (355)
        Increase (decrease) in:
          Other policy-related balances                                        1        190        236
          Accounts payable and accrued expenses                               (7)       235         49
                                                                       ---------  ---------  ---------
            Total adjustments                                                976      1,678      1,526
                                                                       ---------  ---------  ---------
            Net cash provided by operating activities                      1,077      1,907      1,951
                                                                       ---------  ---------  ---------
Cash flows from investing activities:
  Proceeds from investment securities and other invested assets            3,567      3,849      5,049
  Principal collected on mortgage and policy loans                           131        236        284
  Purchases of investment securities and other invested assets            (3,679)    (4,602)    (5,815)
  Mortgage and policy loan originations                                     (338)      (542)      (631)
  Purchase of First Colony, net of cash acquired                              --     (1,869)        --
  Purchase of Colonial Penn, net of cash acquired                             --         --     (1,015)
  Purchase of LTC, Inc., net of cash acquired                                 --         --        (59)
  Purchase of note from GE Capital                                            --       (175)        --
                                                                       ---------  ---------  ---------
            Net cash used in investing activities                           (319)    (3,103)    (2,187)
                                                                       ---------  ---------  ---------
Cash flows from financing activities:
  Proceeds from issue of investment contracts                              1,239      1,998      3,430
  Redemption and benefit payments on investment contracts                 (1,990)    (3,010)    (4,353)
  Proceeds from short-term borrowings                                        187        574      3,199
  Payments on short-term borrowings                                         (214)      (482)    (2,141)
  Capital contribution from GE Capital                                        --      2,172         --
  Cash received upon acquisition of AMEX Life, Life of Virginia,
    UFLIC, Colonial Penn and LTC, Inc.                                        34         82        146
                                                                       ---------  ---------  ---------
            Net cash provided by (used in) financing activities             (744)     1,334        281
                                                                       ---------  ---------  ---------
            Net increase in cash and cash equivalents                         14        138         45
Cash and cash equivalents at beginning of year                               133        147        285
                                                                       ---------  ---------  ---------
Cash and cash equivalents at end of year                               $     147  $     285  $     330
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------


          See accompanying notes to consolidated financial statements.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) PRINCIPLES OF CONSOLIDATION


    The accompanying consolidated financial statements include the historical operations and accounts of GE Financial Assurance Holdings, Inc. and all significant subsidiaries (collectively the "Company"). Significant subsidiaries of the Company include General Electric Capital Assurance Company (whose significant subsidiaries include Great Northern Insured Annuity Corporation, GE Capital Life Assurance Company of New York, Federal Home Life Insurance Company and subsidiaries, The Life Insurance Company of Virginia and subsidiaries, and First Colony Life Insurance Company and subsidiaries), GNA Corporation, Union Fidelity Life Insurance Company and Colonial Penn Insurance Company. All significant intercompany accounts and transactions have been eliminated in consolidation.


    All of the outstanding common stock of GE Financial Assurance Holdings, Inc. (GE Financial Assurance) is owned by General Electric Capital Corporation (GE Capital), a wholly-owned subsidiary of General Electric Capital Services, Inc. (GE Capital Services), which in turn is a wholly-owned subsidiary of General Electric Company. GE Financial Assurance was formed by GE Capital in October 1996. GE Capital subsequently contributed its wholly-owned subsidiary, GNA Corporation, to GE Financial Assurance. These consolidated financial statements reflect the combination of GE Financial Assurance and GNA Corporation at historical cost on an as-if-pooled basis; accordingly, the accompanying consolidated financial statements include the accounts and operations of GNA Corporation for all periods presented.

    (b) BASIS OF PRESENTATION


    These consolidated financial statements have been prepared on the basis of generally accepted accounting principles (GAAP) for insurance companies, which vary in several respects from accounting practices prescribed or permitted by the Insurance Commissioners of the states where the Company's insurance subsidiaries are domiciled. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from those estimates.


    (c) ACQUISITIONS

    GE Capital completed the acquisition of 100% of GNA Corporation's capital stock effective April 1993 for a purchase price of $577 and subsequently acquired 100% of the capital stock of the following companies. Concurrent with each acquisition, GE Capital contributed its ownership to the Company.

EFFECTIVE DATE                                            COMPANY                                   PURCHASE PRICE
------------------------  -----------------------------------------------------------------------  -----------------
July 1993                 United Pacific Life Insurance Company (subsequently renamed General          $     515
                            Electric Capital Assurance Company (GECA))
November 1994             The Federal Home Life Companies                                              $     412
October 1995              AMEX Life Assurance Company (AMEX Life, subsequently merged into GECA)       $     369
April 1996                The Life Insurance Company of Virginia (Life of Virginia)                    $     964
April 1996                Union Fidelity Life Insurance Company (UFLIC)                                $     425

    The results of the acquired companies are included in the accompanying consolidated financial statements from each respective date of acquisition.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Effective December 1996, the Company completed the acquisition of 100% of the capital stock of First Colony Life Insurance Company (First Colony) for a purchase price of $1,897. GE Capital contributed the purchase price for this acquisition. The results of First Colony are included in the accompanying consolidated financial statements effective December 1, 1996.


    Effective November 1997, the Company completed the acquisition of 100% of the capital stock of Colonial Penn Insurance Company (Colonial Penn) and LTC Inc. (LTC) for purchase prices of $1,015 and $59, respectively. The results of Colonial Penn and LTC are included in the accompanying consolidated financial statements effective November 4 and November 7, 1997, respectively.


    Each of the above referenced acquisitions has been accounted for using the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values as of the respective acquisition dates.


    Following are the pro-forma results of operations of the Company for the year ended December 31, 1996 as if the acquisitions of Life of Virginia, UFLIC, First Colony, Colonial Penn and LTC had occurred on January 1, 1996, and the pro-forma results of operations of the Company for the year ended December 31, 1997 as if the acquisitions of Colonial Penn and LTC had occurred on January 1, 1997.



                                                                               1996       1997
                                                                             ---------  ---------
                                                                                 (UNAUDITED)
Total revenues.............................................................  $   5,502  $   6,077
Net income.................................................................        352        405


    The pro-forma information has been prepared based upon assumptions management deems appropriate and the results are not necessarily indicative of those that might have occurred had the transactions become effective at the beginning of each respective year.

    (d) PRODUCTS

    GE Financial Assurance is an insurance holding company that, through its subsidiaries, sells a variety of insurance and investment-related products primarily in the United States. The Company's operations are in two business segments: Wealth Accumulation and Transfer and Wealth and Lifestyle Protection.

    Wealth Accumulation and Transfer products are investment vehicles and insurance contracts intended to increase the policyholder's wealth, transfer wealth to beneficiaries or provide a means for replacing the income of the insured in the event of premature death. The Company's principal product lines under the Wealth Accumulation and Transfer segment are deferred annuities (fixed and variable), immediate annuities (structured settlements and retirement), life insurance (universal, term, ordinary and group), guaranteed investment contracts
(GICs) and mutual funds.


    Wealth and Lifestyle Protection products are products intended to protect accumulated wealth and income from the financial drain of unforeseen events. The Company's principal product lines under the Wealth and Lifestyle Protection segment are long-term care, supplementary accident and health insurance, personal lines of automobile insurance and credit insurance (life and health).


    The Company distributes its products through four primary channels: intermediaries (such as brokerage general agents (BGAs), financial planners, banks, securities brokerage firms and personal producing general agents (PPGAs)); career agents, who distribute certain of the Company's products on an exclusive

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) basis, some of whom are not employees of the Company; marketing through businesses and affinity groups; and direct marketing.

    Certain of the Company's subsidiaries and certain policies and contracts offered by them are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission and certain state securities laws. Certain of these products offer customers a guaranteed interest rate for a predetermined time period and subject customers to a market value adjustment on early withdrawals. Other products offer customers numerous investment options, including, but not limited to, purchases of shares of various mutual funds.

    (e) REVENUES

    Investment income is recorded when earned. Investment gains and losses are calculated on the basis of specific identification. Premiums on short duration insurance contracts are reported as revenue over the terms of the related insurance policies. In general, earned premiums are calculated on a pro-rata basis or are recognized in proportion to expected claims. Premiums on long-duration insurance products are recognized as earned when due or, in the case of life contingent immediate annuities, when the contracts are issued. Premiums received under annuity contracts without significant mortality risk and premiums received on universal life products are not reported as revenues but as future annuity and contract benefits. Other income consists primarily of surrender charges on certain policies and charges to policyholder account values for universal life, variable life and variable annuity policies. Surrender charges are recognized as income when the policy is surrendered.

    (f) STATEMENTS OF CASH FLOWS

    Certificates and other time deposits are classified as short-term investments on the consolidated balance sheets and considered cash equivalents in the consolidated statements of cash flows.

    (g) INVESTMENTS

    The Company has designated its fixed maturities (bonds, notes, and redeemable preferred stock) and its equity securities (common and non-redeemable preferred stock) as available-for-sale. The fair value for fixed maturities and equity securities is based on quoted market prices, where available. For fixed maturities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the credit quality, call features and maturity of the investments, as applicable.

    Changes in the market values of investments available-for-sale, net of the effect on deferred policy acquisition costs, present value of future profits and deferred federal income taxes are reflected as unrealized investment gains or losses in a separate component of shareholder's interest and, accordingly, have no effect on net income. Unrealized losses that are considered other than temporary are recognized in earnings through an adjustment to the amortized cost basis of the underlying securities.

    Investment income on mortgage-backed securities is initially based upon yield, cash flow and prepayment assumptions at the date of purchase. Subsequent revisions in those assumptions are recorded using the retrospective method, whereby the amortized cost of the securities is adjusted to the amount that would have existed had the revised assumptions been in place at the date of purchase. The adjustments to amortized cost are recorded as a charge or credit to investment income.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The Company does not engage in derivatives trading, market-making or other speculative activities. The Company requires all options to be designated and accounted for as hedges of specific assets, liabilities or committed transactions; resulting payments and receipts are recognized contemporaneously with effects of hedged transactions. Any instrument designated but ineffective as a hedge is marked to market and recognized in operations immediately. A payment or receipt arising from early termination of an effective hedge is accounted for as an adjustment to the basis of the hedged transaction.

    Mortgage and policy loans are stated at the unpaid principal balance of such loans, net of allowances for estimated uncollectable amounts.

    (h) DEFERRED ACQUISITION COSTS

    Acquisition costs include costs and expenses which vary with and are primarily related to the acquisition of insurance and investment contracts. Such costs are deferred and amortized as follows:


    LONG-DURATION CONTRACTS-Acquisition costs include first-year commissions in excess of recurring renewal commissions, certain solicitation and printing costs, and certain support costs such as underwriting and policy issue expenses. For investment and universal life type contracts, amortization is based on the present value of anticipated gross profits from investments, interest credited, surrender and other policy charges, and mortality and maintenance expenses. Amortization is adjusted retroactively when current or estimates of future gross profits to be realized are revised. For other long-duration insurance contracts, the acquisition costs are amortized in relation to the estimated benefit payments or the present value of expected future premiums.


    SHORT-DURATION CONTRACTS-Acquisition costs consist primarily of commissions and premium taxes and are amortized ratably over the terms of the underlying policies.


    Deferred acquisition costs are reviewed to determine if they are recoverable from future income, including investment income, and, if not considered recoverable, are charged to expense.


    (i) INTANGIBLE ASSETS

    PRESENT VALUE OF FUTURE PROFITS-In conjunction with the acquisitions of life insurance subsidiaries, a portion of the purchase price is assigned to the right to receive future gross profits arising from existing insurance and investment contracts. This intangible asset, called the present value of future profits
(PVFP), represents the actuarially determined present value of the projected future cash flows from the acquired policies.

    GOODWILL-Goodwill is amortized over its estimated period of benefit on the straight-line method. No amortization period exceeds 40 years. Goodwill in excess of associated expected operating cash flows is considered to be impaired and is written down to fair value.

    (j) FEDERAL INCOME TAXES

    The Company's non-life insurance subsidiaries are included in the consolidated federal income tax return of General Electric Company. These subsidiaries are subject to a tax-sharing agreement with GE Capital which allocates tax on a separate company basis, but provides benefit for current utilization of losses and credits. The Company's life insurance subsidiaries file a consolidated life insurance federal income tax return and are also subject to a separate tax-sharing agreement, as approved by state insurance

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) regulators, the provisions of which are substantially the same as the tax-sharing agreement with GE Capital.

    Deferred taxes are allocated to individual subsidiaries by applying the asset and liability method of accounting for deferred income taxes. Intercompany balances are settled annually.

    (k) REINSURANCE

    Premium revenue, benefits, underwriting, acquisition and insurance expenses are reported net of the amounts relating to reinsurance ceded to other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

    (l) FUTURE ANNUITY AND CONTRACT BENEFITS

    Future annuity and contract benefits consists of the liability for investment contracts, insurance contracts and accident and health contracts. Investment contract liabilities are generally equal to the policyholder's current account value. The liability for insurance and accident and health contracts is calculated based upon actuarial assumptions as to mortality, morbidity, interest, expense and withdrawals, with experience adjustments for adverse deviation where appropriate.

    (m) LIABILITY FOR POLICY AND CONTRACT CLAIMS

    The liability for policy and contract claims represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of (a) claims that have been reported to the insurer, (b) claims related to insured events that have occurred but that have not been reported to the insurer as of the date the liability is estimated, and (c) claim adjustment expenses. Claim adjustment expenses include costs incurred in the claim settlement process such as legal fees and costs to record, process, and adjust claims.

    (n) SEPARATE ACCOUNTS

    The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity and variable life contract owners. The Company receives mortality risk fees and administration charges from the variable mutual fund portfolios. The separate account assets are carried at fair value and are equivalent to the liabilities that represent the policyholders' equity in those assets.

    (o) MINORITY INTEREST

    Minority interest relates to a certain ownership interest in a reinsurance subsidiary of Life of Virginia, acquired in 1996. Such amounts are immaterial to an understanding of the accompanying consolidated financial statements.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(2) INVESTMENTS

    (a) GENERAL

    For the years ended December 31, the sources of investment income of the Company were as follows:


                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Fixed maturities                                                                       $   1,054  $   1,518  $   2,429
Equity securities                                                                              3         14         30
Mortgage loans                                                                               132        188        214
Policy loans                                                                                  18         64         88
Other                                                                                          1          7         13
                                                                                       ---------  ---------  ---------
Gross investment income                                                                    1,208      1,791      2,774
Investment expenses                                                                          (14)       (18)       (19)
                                                                                       ---------  ---------  ---------
Net investment income                                                                  $   1,194  $   1,773  $   2,755
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------


    For the years ended December 31, sales proceeds and gross realized investment gains and losses resulting from the sales of investment securities available-for-sale were as follows:


                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Sales proceeds                                                                         $   2,508  $   2,144  $   2,680
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Gross realized investment:
  Gains                                                                                $      52  $      53  $     114
  Losses                                                                                     (46)       (38)       (37)
                                                                                       ---------  ---------  ---------
Net realized investment gains                                                          $       6  $      15  $      77
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------



    The additional proceeds from investments presented in the consolidated statements of cash flows result from principal collected on mortgage-backed securities, maturities, calls and sinking payments.


    In accordance with SFAS No. 115, net unrealized gains and losses on investment securities classified as available-for-sale are reduced by deferred income taxes and adjustments to the present value of future profits and deferred acquisition costs that would have resulted had such gains and losses been realized. Net

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(2) INVESTMENTS (CONTINUED)
unrealized gains and losses on available-for-sale investment securities reflected as a separate component of shareholder's interest are summarized as follows:


                                                                                                    1996       1997
                                                                                                  ---------  ---------
Net unrealized gains (losses) on available-for-sale investment securities before adjustments:
  Fixed maturities                                                                                $    (215) $   1,274
  Equity securities                                                                                       9         30
  Other invested assets                                                                                  11          9
                                                                                                  ---------  ---------
    Sub-total                                                                                          (195)     1,313
Adjustments to the present value of future profits and deferred acquisition costs                       (39)      (296)
Deferred income taxes                                                                                    83       (356)
                                                                                                  ---------  ---------
    Net unrealized gains (losses) on available-for-sale investment securities                     $    (151) $     661
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------


    At December 31, the amortized cost, gross unrealized gains and losses, and fair values of the Company's fixed maturities and equity securities available-for-sale were as follows:

                                                                                     GROSS        GROSS
                                                                      AMORTIZED   UNREALIZED   UNREALIZED     FAIR
1996                                                                    COST         GAINS       LOSSES       VALUE
-------------------------------------------------------------------  -----------  -----------  -----------  ---------
Fixed maturities:
U.S. government and agency                                            $   1,565    $      30    $      (4)  $   1,591
State and municipal                                                          38           --           --          38
Non-U.S. government                                                         130            3           (1)        132
Non-U.S. corporate                                                        1,376           25           (9)      1,392
U.S. corporate                                                           20,668          183         (571)     20,280
Mortgage-backed                                                           7,940          165          (36)      8,069
                                                                     -----------  -----------  -----------  ---------
    Total fixed maturities                                               31,717          406         (621)     31,502
Common stock and non-redeemable preferred stock                             485           10           (1)        494
                                                                     -----------  -----------  -----------  ---------
    Total available-for-sale securities                               $  32,202    $     416    $    (622)  $  31,996
                                                                     -----------  -----------  -----------  ---------
                                                                     -----------  -----------  -----------  ---------

1997
-------------------------------------------------------------------
Fixed maturities:
U.S. government and agency                                            $   1,624    $      83    $      (2)  $   1,705
State and municipal                                                          49            4           --          53
Non-U.S. government                                                         115            5           --         120
Non-U.S. corporate                                                        1,649           72           (5)      1,716
U.S. corporate                                                           21,500          933          (43)     22,390
Mortgage-backed                                                           8,326          254          (27)      8,553
                                                                     -----------  -----------  -----------  ---------
    Total fixed maturities                                               33,263        1,351          (77)     34,537
Common stock and non-redeemable preferred stock                             386           36           (6)        416
                                                                     -----------  -----------  -----------  ---------
    Total available-for-sale securities                               $  33,649    $   1,387    $     (83)  $  34,953
                                                                     -----------  -----------  -----------  ---------
                                                                     -----------  -----------  -----------  ---------

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(2) INVESTMENTS (CONTINUED)
    The scheduled maturity distribution of the fixed maturity portfolio at December 31 follows. Expected maturities may differ from scheduled contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                                      1997
                                                                                             ----------------------
                                                                                              AMORTIZED     FAIR
                                                                                                COST        VALUE
                                                                                             -----------  ---------
Due in one year or less                                                                       $   1,048   $   1,054
Due one year through five years                                                                   5,931       6,027
Due five years through ten years                                                                  5,898       6,084
Due after ten years                                                                              12,060      12,819
                                                                                             -----------  ---------
    Subtotals                                                                                    24,937      25,984
Mortgage-backed securities                                                                        8,326       8,553
                                                                                             -----------  ---------
    Totals                                                                                    $  33,263   $  34,537
                                                                                             -----------  ---------
                                                                                             -----------  ---------



    As required by law, the Company has investments on deposit with governmental authorities and banks for the protection of policyholders of $54 and $74 at December 31, 1996 and 1997, respectively.



    At December 31, 1997, approximately 24.3%, 15.7% and 11.2% of the Company's investment portfolio is comprised of securities issued by the manufacturing, utility and financial industries, respectively, the vast majority of which are rated investment grade, and which are senior secured bonds. No other industry group comprises more than 10% of the Company's investment portfolio. This portfolio is widely diversified among various geographic regions in the United States, and is not dependent on the economic stability of one particular region.



    At December 31, 1997, the Company did not hold any fixed maturity securities, other than securities issued or guaranteed by the U.S. government, which exceeded 10% of shareholder's interest.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(2) INVESTMENTS (CONTINUED)
    The credit quality of the fixed maturity portfolio at December 31 follows. The categories are based on the higher of the ratings published by Standard & Poors or Moody's.


                                                                                    1996                      1997
                                                                          ------------------------  ------------------------
                                                                          FAIR VALUE     PERCENT    FAIR VALUE     PERCENT
                                                                          -----------  -----------  -----------  -----------
Agencies and treasuries                                                    $   5,739         18.2%   $   5,847         16.9%
AAA/Aaa                                                                        3,664         11.6        4,102         11.9
AA/Aa                                                                          1,960          6.2        2,183          6.3
A/A                                                                            8,112         25.8        8,831         25.6
BBB/Baa                                                                        7,706         24.5        8,345         24.2
BB/Ba                                                                            703          2.2          979          2.8
B/B                                                                               53           .2          297           .9
CCC/Caa                                                                            1           --            2           --
D/D                                                                                6           --           --           --
Not rated                                                                      3,558         11.3        3,951         11.4
                                                                          -----------       -----   -----------       -----
Totals                                                                     $  31,502        100.0%   $  34,537        100.0%
                                                                          -----------       -----   -----------       -----
                                                                          -----------       -----   -----------       -----


    Bonds with ratings ranging from AAA/Aaa to BBB-/Baa3 are generally regarded as investment grade securities. Some agencies and treasuries (that is, those securities issued by the United States government or an agency thereof) are not rated, but all are considered to be investment grade securities. Finally, some securities, such as private placements, have not been assigned a rating by any rating service and are therefore categorized as "not rated." This has neither positive nor negative implications regarding the value of the security.


    At December 31, 1996 and 1997, there were fixed maturities in default with a fair value of $14 and $8, respectively.


    (b) MORTGAGE LOANS


    At December 31, 1996 and 1997, the Company's mortgage loan portfolio consisted of 1,917 and 1,898, respectively, first mortgage loans on commercial real estate properties. The loans, which are originated by the Company through a network of mortgage bankers, are made only on completed, leased properties and have a maximum loan-to-value ratio of 75% at the date of origination.



    At December 31, 1996 and 1997, respectively, the Company held $622 and $678 in mortgages secured by real estate in California, comprising 25% and 25% of the respective total mortgage portfolio. For the years ended December 31, 1995, 1996 and 1997, respectively, the Company originated $50, $103 and $160 of mortgages secured by real estate in California, which represent 15%, 21% and 29% of the respective total originations for those years.


    "Impaired" loans are defined under generally accepted accounting principles as loans for which it is probable that the lender will be unable to collect all amounts due according to the original contractual terms of the loan agreement. That definition excludes, among other things, leases, or large groups of smaller-balance homogeneous loans, and therefore applies principally to the Company's commercial loans.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(2) INVESTMENTS (CONTINUED)

    Under these principles, the Company has two types of "impaired" loans as of December 31, 1996 and 1997: loans requiring allowances for losses ($7 and $0, respectively) and loans expected to be fully recoverable because the carrying amount has been reduced previously through charge-offs or deferral of income recognition ($14 and $30, respectively). Allowance for losses on these loans as of December 31, 1996 and 1997 were $2 and $0, respectively. Average investment in impaired loans during 1996 and 1997 was $34 and $29, respectively and interest income earned on these loans while they were considered impaired was $1 and $3, respectively.


    The following table shows the activity in the allowance for losses during the years ended December 31:


                                                                                                  1995         1996         1997
                                                                                                  -----        -----        -----
Balance at January 1                                                                            $      32    $      36    $      58
Balance from Life of Virginia, purchased April 1996                                                    --           21           --
Provision charged to operations                                                                         3            3            5
Amounts written off, net of recoveries                                                                  1           (2)          (6)
                                                                                                      ---          ---          ---
Balance at December 31                                                                          $      36    $      58    $      57
                                                                                                      ---          ---          ---
                                                                                                      ---          ---          ---



    The write-offs represented 0.14%, 0.11% and 0.22% of average mortgage loans outstanding during 1995, 1996 and 1997, respectively.



    The allowance for losses on mortgage loans at December 31, 1996 and 1997 represented 2.3% and 2.1% of gross mortgage loans, respectively.


(3) DEFERRED ACQUISITION COSTS

    Activity impacting deferred acquisition costs for the years ended December 31, was as follows:


                                                                                              1995       1996       1997
                                                                                            ---------  ---------  ---------
Unamortized balance at January 1                                                            $      99  $     216  $     498
Acquisition of Colonial Penn                                                                       --         --         12
Costs deferred                                                                                    131        341        549
Amortization, net                                                                                 (14)       (59)      (114)
                                                                                            ---------  ---------  ---------
Unamortized balance at December 31                                                                216        498        945
Cumulative effect of net unrealized investment (gains) losses                                     (36)       (10)       (82)
                                                                                            ---------  ---------  ---------
Recorded balance                                                                            $     180  $     488  $     863
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------


(4) INTANGIBLE ASSETS

    PRESENT VALUE OF FUTURE PROFITS (PVFP)

    The method used by the Company to value PVFP in connection with acquisitions of life insurance entities is summarized as follows: (1) identify the future gross profits attributable to certain lines of

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(4) INTANGIBLE ASSETS (CONTINUED)
business, (2) identify the risks inherent in realizing those gross profits, and
(3) discount these gross profits at the rate of return that the Company must earn in order to accept the inherent risks.


    After PVFP is determined, the amount is amortized, net of accreted interest, in a manner similar to the amortization of deferred acquisition costs. Interest accretes at rates credited to policyholders on underlying contracts.


    Recoverability of PVFP is evaluated periodically by comparing the current estimate of expected future gross profits to the unamortized asset balance. If such comparison indicates that the expected gross profits will not be sufficient to recover PVFP, the difference is charged to expense.

    The following table presents the activity in PVFP for the years ended December 31:


                                                                                           1995       1996       1997
                                                                                         ---------  ---------  ---------
Unamortized balance at January 1                                                         $     530  $     615  $   2,292
Acquisition of AMEX Life, October 1995                                                         189         --         --
Acquisition of Life of Virginia, April 1996                                                     --        484         --
Acquisition of UFLIC, April 1996                                                                --        253         --
Acquisition of First Colony, December 1996                                                      --      1,051         --
Purchase accounting adjustments                                                                 (3)        79       (236)
Interest accrued at 5.4% in 1995, 6.1% in 1996 and 5.0% in 1997                                 26         43        101
Amortization                                                                                  (127)      (233)      (333)
                                                                                         ---------  ---------  ---------
Unamortized balance at December 31                                                             615      2,292      1,824
Cumulative effect of net unrealized investment (gains)                                        (182)       (29)      (214)
                                                                                         ---------  ---------  ---------
Recorded balance                                                                         $     433  $   2,263  $   1,610
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------



    The estimated percentage of the December 31, 1997 balance, before the effect of unrealized investment gains or losses, to be amortized over each of the next five years is as follows:



1998                                                       11.5%
1999                                                       10.2
2000                                                        9.0
2001                                                        8.0
2002                                                        6.9


    GOODWILL


    At December 31, 1996 and 1997, total unamortized goodwill was $1,042 and $1,738, respectively, which is shown net of accumulated amortization of $50 and $94, respectively. Goodwill amortization was $14, $25 and $44 for the years ended December 31, 1995, 1996 and 1997, respectively. Goodwill in excess of associated expected operating cash flows is considered to be impaired and is written down to fair value (no such charges have been made).

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(5) REINSURANCE


    In order to limit the amount of loss retention, certain policy risks are reinsured with other insurance companies. The maximum amount of individual ordinary life insurance normally retained by the Company on any one life policy is $1. Reinsurance contracts do not relieve the Company from its obligations to policyholders. In the event that the reinsurers would be unable to meet their obligations, the Company is liable for the reinsured claims. The Company monitors both the financial condition of individual reinsurers and risk concentrations arising from similar geographic regions, activities and economic characteristics of reinsurers to lessen the risk of default by such reinsurers. The Company does not have significant reinsurance contracts with any one reinsurer that could have a material impact on its results of operations.


    As a condition to the AMEX Life acquisition, certain specified classes of business continue to be underwritten by GECA, but are fully reinsured on an indemnity basis to IDS Life Insurance Company, an insurance subsidiary of American Express Company (former parent of AMEX Life).

    As a condition to the UFLIC acquisition, certain credit life insurance and accident and health insurance policies continue to be underwritten by UFLIC, but are fully reinsured on an indemnity basis to Combined Insurance Company of America, a subsidiary of Aon Corporation (former parent of UFLIC).

    Net life insurance in force as of December 31 are summarized as follows:


                                                                               1995        1996         1997
                                                                             ---------  -----------  ----------
Direct life insurance in force                                               $  12,245  $   268,307  $  298,787
Amounts ceded to other companies                                                (3,821)     (78,107)    (79,654)
Amounts assumed from other companies                                                22       29,973      38,520
                                                                             ---------  -----------  ----------
Net life insurance in force                                                  $   8,446  $   220,173  $  257,653
                                                                             ---------  -----------  ----------
                                                                             ---------  -----------  ----------
Percentage of amount assumed to net                                                 --%          14%         15%
                                                                             ---------  -----------  ----------
                                                                             ---------  -----------  ----------


    The effects of reinsurance on premiums written and earned for the years ended December 31 were as follows:

                                                                                  WRITTEN                     EARNED
                                                                      -------------------------------  --------------------
                                                                        1995       1996       1997       1995       1996
                                                                      ---------  ---------  ---------  ---------  ---------
Direct                                                                $     559  $   1,328  $   2,275  $     564  $   1,337
Assumed                                                                      15        236        480         14        238
Ceded                                                                       (93)      (198)      (421)       (93)      (189)
                                                                      ---------  ---------  ---------  ---------  ---------
Net premiums                                                          $     481  $   1,366  $   2,334  $     485  $   1,386
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
Percentage of amount assumed to net                                                                            3%        17%
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------


                                                                        1997
                                                                      ---------
Direct                                                                $   2,245
Assumed                                                                     474
Ceded                                                                      (405)
                                                                      ---------
Net premiums                                                          $   2,314
                                                                      ---------
                                                                      ---------
Percentage of amount assumed to net                                          21%
                                                                      ---------
                                                                      ---------



    Reinsurance recoveries recognized as a reduction of benefits amounted to $86, $264 and $263 during 1995, 1996 and 1997, respectively. These recoveries were partially offset by certain changes in benefits and other policy reserves.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(6) FUTURE ANNUITY AND CONTRACT BENEFITS

    INVESTMENT CONTRACTS

    Investment contracts are broadly defined to include contracts without significant mortality or morbidity risk. Payments received from sales of investment contracts are recognized by providing a liability equal to the current account value of the policyholder's contracts. Interest rates credited to investment contracts are guaranteed for the initial policy term with renewal rates determined as necessary by management.

    INSURANCE CONTRACTS

    Insurance contracts are broadly defined to include contracts with significant mortality and/or morbidity risk. The liability for future benefits of insurance contracts is the present value of such benefits based on mortality, morbidity, and other assumptions which were appropriate at the time the policies were issued or acquired. These assumptions are periodically evaluated for potential premium deficiencies. Reserves for cancelable accident and health insurance are based upon unearned premiums, claims incurred but not reported, and claims in the process of settlement. This estimate is based on the experience of the insurance industry and the Company, adjusted for current trends. Any changes in the estimated liability are reflected in income as the estimates are revised.

    The following chart summarizes the major assumptions underlying the Company's recorded liabilities for future annuity and contract benefits:


                                                               MORTALITY/                        DECEMBER 31,
                                                  WITHDRAWAL    MORBIDITY    INTEREST RATE   --------------------
                                                  ASSUMPTION   ASSUMPTION     ASSUMPTION       1996       1997
                                                 ------------  -----------  ---------------  ---------  ---------
Investment contracts                                 N/A           N/A            N/A        $  18,917  $  18,861

Limited-payment contracts                            None          (a)        6.0%-10.1%         8,088      8,393

Traditional life insurance contracts               Company         (b)        7.25%-5.5%         1,046      1,113
                                                  experience

Universal life-type contracts                        N/A           N/A            N/A            4,045      4,258

Accident and health                                Company         (c)      7.5% grading to        156        154
                                                  experience                     5.5%

Long-term care                                     Company         (d)         5.0%-7.0%         1,197      1,479
                                                  experience
                                                                                             ---------  ---------
Total future annuity and contract benefits                                                   $  33,449  $  34,258
                                                                                             ---------  ---------
                                                                                             ---------  ---------


------------------------


(a) Either the United States Population Table, 1983 Group Annuitant Mortality Table or 1983 Individual Annuitant Mortality Table.


(b) Principally modifications of the 1965-70 or 1975-80 Select and Ultimate Tables.


(c) The 1958 Commissioner's Standard Ordinary Table and 1964 modified and 1987 Commissioner's Disability Tables.


(d) The 1983 Individual Annuitant Mortality Table or 1980 Commissioner's Standard Ordinary Table and the 1985 National Nursing Home Study or Company experience.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(7) LIABILITY FOR POLICY AND CONTRACT CLAIMS

    Activity in the liability for policy and contract claims for the years ended December 31 is summarized as follows:


                                                                                    1995       1996       1997
                                                                                  ---------  ---------  ---------
Balance at January 1                                                              $     121  $     503  $     879
Less reinsurance recoverables                                                           (24)       (45)       (73)
                                                                                  ---------  ---------  ---------
    Net balance at January 1                                                             97        458        806
                                                                                  ---------  ---------  ---------
Balance from acquisition of AMEX Life, October 1995                                     341         --         --
Balance from acquisition of Life of Virginia, April 1996                                 --         36         --
Balance from acquisition of UFLIC, April 1996                                            --        173         --
Balance from acquisition of First Colony, December 1996                                  --         55         --
Balance from acquisition of Colonial Penn, November 1997                                 --         --        523
                                                                                  ---------  ---------  ---------
Total Balances from Acquisitions                                                        341        264        523
                                                                                  ---------  ---------  ---------
Incurred related to insured events of:
  Current year                                                                          129        593      1,173
  Prior years                                                                            27         --         57
                                                                                  ---------  ---------  ---------
    Total incurred                                                                      156        593      1,230
                                                                                  ---------  ---------  ---------
Paid related to insured events of:
  Current year                                                                          (96)      (316)      (750)
  Prior years                                                                           (40)      (193)      (418)
                                                                                  ---------  ---------  ---------
    Total paid                                                                         (136)      (509)    (1,168)
                                                                                  ---------  ---------  ---------
Net balance at December 31                                                              458        806      1,391
Add reinsurance recoverables                                                             45         73        130
                                                                                  ---------  ---------  ---------
    Balance at December 31                                                        $     503  $     879  $   1,521
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------



(8) BORROWINGS



    (a) LONG-TERM DEBT



    In connection with the acquisition of First Colony, the Company assumed unsecured senior long-term notes outstanding in the amount of $175, at 6.625%, due August 2003. The senior note indenture contains certain covenants that, among other things, limit the Company's ability to dispose of, or allow liens to be placed against, the capital stock of First Colony. Interest expense for the periods ended December 31, 1996 and 1997 was $1 and $12, respectively.



    (b) SHORT-TERM BORROWINGS



    At December 31, 1997, short-term borrowings included commercial paper issued during 1997 of $436, net of discount of $3 with an average interest rate of 5.88%.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)



(8) BORROWINGS (CONTINUED)


    The Company has a line of credit with GE Capital that has an aggregate borrowing line of $500, of which a maximum of $103 and $234 was used during the years 1996 and 1997, respectively. At December 31, 1996 and 1997, the balance outstanding was $103 and $146, respectively.



    In connection with the acquisition of Colonial Penn, the Company entered into an additional line of credit with GE Capital, with an aggregate borrowing line of $1,015 of which the maximum was used during 1997 and $580 was outstanding at December 31, 1997.



    Interest rates are managed by the Company in light of the anticipated behavior, including prepayment behavior, of assets in which debt proceeds are invested. Interest rate swaps are employed to achieve management's interest rate objectives. Effective interest rates are lower under these "synthetic" positions than could have been achieved by issuing debt directly.



    The following table shows the Company's borrowing positions at December 31 considering the effects of swaps.



EFFECTIVE BORROWINGS (including swaps)                                             1996       1997
                                                                                 ---------  ---------
Short-term                                                                       $     103  $     454

Long-term (including current portion)
  Fixed rate (a)                                                                 $     175  $     883


------------------------


(a) Includes the notional amount of long-term interest rate swaps that effectively convert the floating-rate nature of short-term borrowings to fixed rates of interest.



    At December 31, 1997, interest rate swaps maturities with a notional amount of $885 ranged from 1998 to 2012, and average interest rates for "synthetic" fixed-rate borrowings were 6.46%.


(9) INCOME TAXES

    The total provision for income taxes for the years ended December 31 consisted of the following components:


                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Current federal income tax provision                                                   $      84  $     142  $     250
Deferred federal income tax provision (benefit)                                              (21)        (4)         8
                                                                                             ---  ---------  ---------
    Subtotal--federal provision                                                               63        138        258
                                                                                             ---  ---------  ---------
Current state income tax provision                                                             6          2          4
Deferred state income tax provision (benefit)                                                 (2)        --         (1)
                                                                                             ---  ---------  ---------
    Subtotal--state provision                                                                  4          2          3
                                                                                             ---  ---------  ---------
    Total income tax provision                                                         $      67  $     140  $     261
                                                                                             ---  ---------  ---------
                                                                                             ---  ---------  ---------

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(9) INCOME TAXES (CONTINUED)
    The reconciliation of the federal statutory tax rate to the effective income tax rate is as follows:


                                                                                          1995       1996       1997
                                                                                        ---------  ---------  ---------
Statutory U.S. federal income tax rate                                                       35.0%      35.0%      35.0%
State income tax                                                                              1.6        0.4        0.3
Non-deductible goodwill amortization                                                          3.0        2.2        1.9
Other, net                                                                                    0.3        0.2        0.8
                                                                                              ---        ---        ---
    Effective rate                                                                           39.9%      37.8%      38.0%
                                                                                              ---        ---        ---
                                                                                              ---        ---        ---



    The components of the net deferred income tax benefit (liability) at December 31 are as follows:



                                                                                                1996       1997
                                                                                              ---------  ---------
Assets:
  Net unrealized losses on investment securities                                              $      83  $      --
  Future annuity and contract benefits                                                              989      1,081
  Net operating loss carryforwards                                                                   21         --
  Guaranty association assessments                                                                   46         42
  Mortgage loans and real estate owned                                                                7          3
  Other                                                                                              31         28
                                                                                              ---------  ---------
    Total deferred tax assets                                                                     1,177      1,154
  Valuation allowance for net operating loss carryforwards                                          (21)        --
                                                                                              ---------  ---------
    Net deferred tax assets                                                                       1,156      1,154
                                                                                              ---------  ---------
Liabilities:
  Net unrealized gains on investment securities                                                      --       (356)
  Investments                                                                                      (301)      (321)
  Present value of future profits                                                                  (477)      (478)
  Deferred acquisition costs                                                                        (59)       (39)
  Other                                                                                             (26)        (4)
                                                                                              ---------  ---------
    Total deferred tax liabilities                                                                 (863)    (1,198)
                                                                                              ---------  ---------
    Net deferred income tax benefit (liability)                                               $     293  $     (44)
                                                                                              ---------  ---------
                                                                                              ---------  ---------



    Based on an analysis of the Company's tax position, management believes it is more likely than not that the results of future operations and implementation of tax planning strategies will generate sufficient taxable income enabling the Company to realize remaining deferred tax assets. Accordingly, no valuation allowance for deferred tax assets is deemed necessary.



    The Company paid $18, $137 and $270, for federal and state income taxes during the years 1995, 1996 and 1997, respectively.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(10) RELATED PARTY TRANSACTIONS


    At December 31, 1996 and 1997, fixed maturities included a note receivable from GE Capital with a balance of $175. This note bears interest at 6.625% and matures in August 2003.



    The Company also invests in certain short-term notes issued by GE Capital. These investments yield market rates. Interest earned on these notes was $0, $1 and $2 for the years ended December 31, 1995, 1996 and 1997, respectively. Short-term investments include $18 and $56 of these securities at December 31, 1996 and 1997, respectively.


    During 1995, GECA entered into $500 million notional amount of option and swap option contracts designed to hedge interest rate risk on certain identified future annuity and contract benefits. These hedge transactions were executed by GE Capital on behalf of GECA. GE Capital's Treasury Department maintains controls on all exposures, adheres to stringent counterparty credit standards and actively monitors marketplace exposures. The gain of $9 resulting from the sale of these instruments has been deferred and will be recognized in income in a manner consistent with the accounting for the hedged liability.


    During 1996 and 1997, the Company paid $7 and $14, respectively, to GE Capital for computer processing fees.


(11) COMMITMENTS AND CONTINGENCIES

    (a) MORTGAGE LOAN COMMITMENTS


    As of December 31, 1996 and 1997, the Company was committed to fund $187 and $264, respectively, in mortgage loans.


    (b) GUARANTY ASSOCIATION ASSESSMENTS

    The Company's insurance subsidiaries are required by law to participate in the guaranty associations of the various states in which they do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies involved in similar lines of business.


    There are currently several unrelated insurance companies which had substantial amounts of annuity business in the process of liquidation or rehabilitation. The Company's insurance subsidiaries paid assessments of $11, $9 and $14 to various state guaranty associations during the years 1995, 1996 and 1997, respectively. At December 31, 1996 and 1997, accounts payable and accrued expenses include $113 and $102, respectively, related to estimated future assessments.


    (c) LEASES


    The Company leases a portion of the office space used in its operations under operating lease arrangements. Lease expense for the years ended December 31, 1995, 1996 and 1997 amounted to $8, $13 and $20, respectively.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(11) COMMITMENTS AND CONTINGENCIES (CONTINUED)

    Future minimum commitments under operating leases as of December 31, 1997 are summarized as follows:



1998                                                    $      17
1999                                                           15
2000                                                            7
2001                                                            5
2002                                                            2
Thereafter                                                      8
                                                              ---
    Total                                               $      54
                                                              ---
                                                              ---


    Rates for certain office space leases are subject to inflationary increases. The effect of such inflationary increases has not been reflected in the future minimum commitments.


    (d) CONTINGENT PAYMENTS



    In conjunction with the acquisition of LTC, Inc. in November 1997, the Company has agreed to pay the sellers up to $33 over a five year period. These payments are contingent upon certain performance measurements. The contingent consideration is being accounted for prospectively, as additional purchase price, which will result in amortization over the remaining goodwill life.



    (e) LITIGATION


    There is no material pending litigation to which the Company is a party or of which any of the Company's property is the subject, and there are no legal proceedings contemplated by any governmental authorities against the Company of which management has any knowledge.

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS

    On December 31, 1995, the Company adopted SFAS No. 119, DISCLOSURES ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS. This statement requires disclosures about the amounts, nature and terms of derivative financial instruments and modifies existing disclosure requirements for other financial instruments.


    The Company has no derivative financial instruments as defined by SFAS No. 119 at December 31, 1997, other than mortgage loan commitments of $264 and $25 in European style call options. The notional value of these options at December 31, 1997 was $93 and options expire from September 1998 to October 2007. The options are used to hedge market risk associated with the Company's S&P 500 indexed annuity product.


    The fair values of financial instruments presented in the applicable notes to the Company's consolidated financial statements are estimates of the fair values at a specific point in time using available market information and valuation methodologies considered appropriate by management. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently. The Company does not necessarily intend to dispose of or liquidate such instruments prior to maturity.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(12) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    Financial instruments that, as a matter of accounting policy, are reflected in the accompanying consolidated financial statements at fair value are not included in the following disclosures. Such items include fixed maturities, equity securities and certain other invested assets. The carrying value of policy loans, short-term investments and long-term debt approximates fair value at December 31, 1996 and 1997, respectively.


    At December 31, the carrying amounts and fair values of the Company's financial instruments were as follows:


                                                                                1996                  1997
                                                                        --------------------  --------------------
                                                                        CARRYING     FAIR     CARRYING     FAIR
FINANCIAL INSTRUMENTS                                                    AMOUNT      VALUE     AMOUNT      VALUE
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
Mortgage loans                                                          $   2,426  $   2,484  $   2,667  $   2,736
Investment contracts                                                       18,917     18,645     18,861     18,714


    The fair value of mortgage loans is estimated by discounting the estimated future cash flows using interest rates applicable to current loan origination, adjusted for credit risks.

    The estimated fair value of investment contracts is the amount payable on demand (cash surrender value) for deferred annuities and the net present value based on interest rates currently offered on similar contracts for non-life contingent immediate annuities. Fair value disclosures are not required for insurance contracts.

(13) RESTRICTIONS ON DIVIDENDS


    Insurance companies are restricted by states as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve month period without regulatory approval. Generally, dividends may be paid out of earned surplus without approval with thirty days prior written notice within certain limits. The limits are generally based on 10% of the prior year surplus (net of adjustments in some cases) and prior year statutory income (net gain from operations, net income adjusted for realized capital gains, or net investment income). Dividends in excess of the prescribed limits or the company's earned surplus are deemed extraordinary and require formal state insurance commission approval. Based on statutory results as of December 31, 1997, the Company is able to receive $259 in dividends in 1998 without obtaining regulatory approval.


(14) SUPPLEMENTARY FINANCIAL DATA

    The Company's insurance subsidiaries file financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners (NAIC) that are prepared on an accounting basis prescribed by such authorities (statutory basis). Statutory accounting practices differ from generally accepted accounting principles (GAAP) in several respects, causing differences in reported net income and shareholder's interest. Permitted statutory accounting practices encompass all accounting practices not so prescribed but that have been specifically allowed by state insurance authorities. The Company's insurance subsidiaries have no significant permitted accounting practices.

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(14) SUPPLEMENTARY FINANCIAL DATA (CONTINUED)

    Combined statutory net income for the Company's insurance subsidiaries for the years ended December 31, 1995, 1996 and 1997 was $195, $255 and $412, respectively. The combined statutory capital and surplus as of December 31, 1996 and 1997 was $2,186 and $3,130, respectively.



    The NAIC has adopted Risk-Based Capital (RBC) requirements to evaluate the adequacy of statutory capital and surplus in relation to risks associated with:
(i) asset quality, (ii) insurance risk, (iii) interest rate risk, and (iv) other business factors. The RBC formula is designated as an early warning tool for the states to identify possible under-capitalized companies for the purpose of initiating regulatory action. In the course of operations, the Company periodically monitors the RBC level of each of its insurance subsidiaries. At December 31, 1996 and 1997, each of the Company's insurance subsidiaries exceeded the minimum required RBC levels.


(15) BUSINESS SEGMENTS

    The Company conducts its operations through two business segments: (1) Wealth Accumulation and Transfer, comprised of products intended to increase the policyholder's wealth, transfer wealth to beneficiaries or provide a means for replacing the income of the insured in the event of premature death, and (2) Wealth and Lifestyle Protection, comprised of products intended to protect accumulated wealth and income from the financial drain of unforeseen events. See Note (1)(d) for further discussion of the Company's principal product lines under these two segments.


    The following is a summary of industry segment activity for 1995, 1996 and 1997:



1995 - Segment Data


                                                                              WEALTH
                                                                           ACCUMULATION   WEALTH &
                                                                               AND        LIFESTYLE
                                                                             TRANSFER    PROTECTION   CONSOLIDATED
                                                                           ------------  -----------  ------------
Net investment income                                                       $    1,122    $      72    $    1,194
Net realized investment gains                                                        4            2             6
Premiums                                                                           341          144           485
Other revenues                                                                      55            9            64
                                                                           ------------  -----------  ------------
    Total revenues                                                               1,522          227         1,749
                                                                           ------------  -----------  ------------
Interest credited, benefits, and other changes in policy reserves                1,137          143         1,280
Commissions                                                                         87           44           131
Amortization of intangibles                                                        103           13           116
Other operating costs and expenses                                                  49            5            54
                                                                           ------------  -----------  ------------
    Total benefits and expenses                                                  1,376          205         1,581
                                                                           ------------  -----------  ------------
    Income before income taxes                                              $      146    $      22    $      168
                                                                           ------------  -----------  ------------
                                                                           ------------  -----------  ------------
Total assets                                                                $   19,843    $   1,977    $   21,820
                                                                           ------------  -----------  ------------
                                                                           ------------  -----------  ------------

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)


(15) BUSINESS SEGMENTS (CONTINUED)
1996 - Segment Data

                                                                              WEALTH
                                                                           ACCUMULATION   WEALTH &
                                                                               AND        LIFESTYLE
                                                                             TRANSFER    PROTECTION   CONSOLIDATED
                                                                           ------------  -----------  ------------
Net investment income                                                       $    1,626    $     147    $    1,773
Net realized investment gains                                                       13            2            15
Premiums                                                                           465          921         1,386
Other revenues                                                                     186            6           192
                                                                           ------------  -----------  ------------
    Total revenues                                                               2,290        1,076         3,366
                                                                           ------------  -----------  ------------
Interest credited, benefits and other changes in policy reserves                 1,646          623         2,269
Commissions                                                                        161          206           367
Amortization of intangibles                                                        138           77           215
Other operating costs and expenses                                                  75           70           145
                                                                           ------------  -----------  ------------
    Total benefits and expenses                                                  2,020          976         2,996
                                                                           ------------  -----------  ------------
    Income before income taxes and minority interests                       $      270    $     100    $      370
                                                                           ------------  -----------  ------------
                                                                           ------------  -----------  ------------
Total assets                                                                $   41,491    $   3,870    $   45,361
                                                                           ------------  -----------  ------------
                                                                           ------------  -----------  ------------


1997 - Segment Data



                                                                              WEALTH
                                                                           ACCUMULATION   WEALTH &
                                                                               AND        LIFESTYLE
                                                                             TRANSFER    PROTECTION   CONSOLIDATED
                                                                           ------------  -----------  ------------
Net investment income                                                       $    2,578    $     177    $    2,755
Net realized investment gains                                                       77           --            77
Premiums                                                                         1,192        1,122         2,314
Other revenues                                                                     411           10           421
                                                                           ------------  -----------  ------------
    Total revenues                                                               4,258        1,309         5,567
                                                                           ------------  -----------  ------------
Interest credited, benefits, and other changes in policy reserves                3,001          772         3,773
Commissions                                                                        305          254           559
Amortization of intangibles                                                        213           63           276
Other operating costs and expenses                                                 150          123           273
                                                                           ------------  -----------  ------------
    Total benefits and expenses                                                  3,669        1,212         4,881
                                                                           ------------  -----------  ------------
    Income before income taxes                                                     589           97           686
                                                                           ------------  -----------  ------------
                                                                           ------------  -----------  ------------
Total assets                                                                $   44,891    $   6,201    $   51,092
                                                                           ------------  -----------  ------------
                                                                           ------------  -----------  ------------

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (Dollar amounts in millions)



(16) SUBSEQUENT EVENT



    On February 18, 1998, the Company reached a tentative agreement with a Japanese insurer, Toho Mutual Life Insurance Company ("Toho") to purchase the new business and operations infrastructure of Toho. In connection with this agreement, the Company and Toho will jointly capitalize a new insurance company ("Newco") that will sell life, health and annuity products in the Japanese market. The Company's investment in Newco will be approximately $576 million and will include 90% of the entity's voting interest. The transaction is expected to close by March 31, 1998, subject to regulatory approval and various other closing conditions.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
GE Financial Assurance Holdings, Inc.:


    Under date of January 23, 1998 (except as to Note 16, which is as of February 18, 1998), we reported on the consolidated balance sheets of GE Financial Assurance Holdings, Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income, shareholder's interest, and cash flows for each of the years in the three-year period ended December 31, 1997, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules included herein. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.


    In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                        KPMG Peat Marwick LLP



Richmond, Virginia
January 23, 1998

                                                                     SCHEDULE II

                       GE FINANCIAL ASSURANCE HOLDINGS, INC.
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                (PARENT COMPANY)
                                 BALANCE SHEETS
             (Dollar amounts in millions, except per share amounts)


                                                                                  DECEMBER 31,
                                                                              --------------------
                                                                                1996       1997
                                                                              ---------  ---------
Assets:
  Investment in subsidiaries                                                  $   5,724  $   8,056
  Short-term investments                                                             72         --
  Other assets                                                                       --        116
                                                                              ---------  ---------
    Total assets                                                              $   5,796  $   8,172
                                                                              ---------  ---------
                                                                              ---------  ---------
Liabilities and Shareholder's Interest:
  Short-term borrowings                                                       $      --  $   1,162
  Accounts payable and accrued expenses                                              75         52
                                                                              ---------  ---------
    Total liabilities                                                                75      1,214
                                                                              ---------  ---------
Shareholder's interest:
  Common stock ($1 par value, 1,000 shares authorized, 1,000 shares issued
    and outstanding)                                                                 --         --
  Additional paid-in capital                                                      5,435      5,435
  Net unrealized investment gains (losses)                                         (151)       661
  Retained earnings                                                                 437        862
                                                                              ---------  ---------
    Total shareholder's interest                                                  5,721      6,958
                                                                              ---------  ---------
    Total liabilities and shareholder's interest                              $   5,796  $   8,172
                                                                              ---------  ---------
                                                                              ---------  ---------


    See accompanying note to condensed financial information of registrant.

                                                                     SCHEDULE II

                       GE FINANCIAL ASSURANCE HOLDINGS, INC.
           CONDENSED FINANCIAL INFORMATION OF REGISTRANT (CONTINUED)
                                (PARENT COMPANY)
                              STATEMENTS OF INCOME
                          (Dollar amounts in millions)


                                                                              YEARS ENDED DECEMBER 31,
                                                                        -------------------------------------
                                                                           1995         1996         1997
                                                                        -----------  -----------  -----------
Revenues:
  Equity in undistributed earnings of subsidiaries                       $     101    $     231    $     448
  Net investment income                                                         --           --            2
                                                                             -----        -----        -----
    Total revenues                                                             101          231          450
                                                                             -----        -----        -----
Benefits and expenses:
  General expenses                                                              --            3           29
  Interest expense                                                              --           --           11
                                                                             -----        -----        -----
    Total benefits and expenses                                                 --            3           40
                                                                             -----        -----        -----
    Income before income taxes                                                 101          228          410

Income tax benefit                                                              --            1           15
                                                                             -----        -----        -----
      Net income                                                         $     101    $     229    $     425
                                                                             -----        -----        -----
                                                                             -----        -----        -----


    See accompanying note to condensed financial information of registrant.

                                                                     SCHEDULE II

                       GE FINANCIAL ASSURANCE HOLDINGS, INC.
           CONDENSED FINANCIAL INFORMATION OF REGISTRANT (CONTINUED)
                                (PARENT COMPANY)
                            STATEMENTS OF CASH FLOWS
                          (Dollar amounts in millions)


                                                                                       YEARS ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1995       1996       1997
                                                                                    ---------  ---------  ---------
Cash flows from operating activities:
  Net income                                                                        $     101  $     229  $     425
                                                                                    ---------  ---------  ---------
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Equity in undistributed earnings of subsidiaries                                     (101)      (231)      (448)
    Increase in other assets                                                               --         --       (116)
    Increase (decrease) in accounts payable and accrued expenses                           --         74        (21)
                                                                                    ---------  ---------  ---------
        Total adjustments                                                                (101)      (157)      (585)
                                                                                    ---------  ---------  ---------
        Net cash provided by (used in) operating activities                                --         72       (160)
                                                                                    ---------  ---------  ---------
Cash flows from investing activities:
  Purchase of First Colony                                                                 --     (1,897)        --
  Purchase of note from GE Capital                                                         --       (175)        --
  Capital contribution to First Colony                                                     --       (100)        --
  Purchase of Colonial Penn                                                            --         --         (1,015)
  Purchase of LTC                                                                      --         --            (59)
                                                                                    ---------  ---------  ---------
        Net cash used in investing activities                                              --     (2,172)    (1,074)
                                                                                    ---------  ---------  ---------
Cash flows from financing activities:
  Capital contribution from GE Capital                                                     --      2,172         --
  Proceeds from short-term borrowings                                                  --         --          2,404
  Payments on short-term borrowings                                                    --         --         (1,242)
                                                                                    ---------  ---------  ---------
        Net cash provided by financing activities                                          --      2,172      1,162
                                                                                    ---------  ---------  ---------
        Net increase (decrease) in cash and cash equivalents                               --         72        (72)
Cash and cash equivalents at beginning of year                                             --         --         72
                                                                                    ---------  ---------  ---------
Cash and cash equivalents at end of year                                            $      --  $      72  $      --
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------


    See accompanying note to condensed financial information of registrant.

                                                                     SCHEDULE II

                     GE FINANCIAL ASSURANCE HOLDINGS, INC.

             NOTE TO CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                (PARENT COMPANY)

(1) BASIS OF PRESENTATION

    All of the outstanding common stock of GE Financial Assurance Holdings, Inc. (GE Financial Assurance) is owned by General Electric Capital Corporation (GE Capital), a wholly-owned subsidiary of General Electric Capital Services, Inc., which in turn is a wholly-owned subsidiary of General Electric Company. GE Financial Assurance was formed by GE Capital in October 1996. GE Capital subsequently contributed its wholly-owned subsidiary, GNA Corporation, to GE Financial Assurance. These parent company financial statements reflect the combination of GE Financial Assurance and GNA Corporation at historical cost on an as-if-pooled basis; accordingly, the accompanying parent company financial statements include the accounts and operations of GNA Corporation for all periods presented.

    GE Financial Assurance's primary asset is its 100% investment in the common stock of GNA Corporation. GNA Corporation owns 100% of the common stock of various other life and non-life insurance companies.

                                                                    SCHEDULE III

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES
                      SUPPLEMENTARY INSURANCE INFORMATION
                          (Dollar amounts in millions)


                                                                         FUTURE ANNUITY
                                                                          AND CONTRACT
                                                                          BENEFITS AND
                                                           DEFERRED         LIABILITY                       OTHER
                                                          ACQUISITION    FOR POLICY AND     UNEARNED    POLICYHOLDER     PREMIUM
SEGMENT                                                      COSTS       CONTRACT CLAIMS    PREMIUMS     LIABILITIES     REVENUE
-------------------------------------------------------  -------------  -----------------  -----------  -------------  -----------
December 31, 1995:
  Wealth Accumulation and Transfer                         $     159        $  17,364       $     117     $      98     $     341
  Wealth and Lifestyle Protection                                 21            1,350             150            15           144
                                                              ------          -------      -----------       ------    -----------
      Total                                                $     180        $  18,714       $     267     $     113     $     485
                                                              ------          -------      -----------       ------    -----------
December 31, 1996:
  Wealth Accumulation and Transfer                         $     320        $  32,232       $      90     $     336     $     465
  Wealth and Lifestyle Protection                                168            2,096             723            16           921
                                                              ------          -------      -----------       ------    -----------
      Total                                                $     488        $  34,328       $     813     $     352     $   1,386
                                                              ------          -------      -----------       ------    -----------
December 31, 1997:
  Wealth Accumulation and Transfer                         $     547        $  32,801       $      38     $     450     $   1,192
  Wealth and Lifestyle Protection                                316            2,978           1,083            30         1,122
                                                              ------          -------      -----------       ------    -----------
      Total                                                $     863        $  35,779       $   1,121     $     480     $   2,314
                                                              ------          -------      -----------       ------    -----------



                                                                                               CHANGE IN
                                                              NET          BENEFITS AND        DEFERRED        OTHER
                                                          INVESTMENT     OTHER CHANGES IN     ACQUISITION    OPERATING    PREMIUMS
SEGMENT                                                     INCOME        POLICY RESERVES     COSTS, NET     EXPENSES      WRITTEN
-------------------------------------------------------  -------------  -------------------  -------------  -----------  -----------
December 31, 1995:
  Wealth Accumulation and Transfer                         $   1,122         $     465         $     (88)    $     327    $     341
  Wealth and Lifestyle Protection                                 72               143               (29)           91          140
                                                              ------            ------            ------    -----------  -----------
      Total                                                $   1,194         $     608         $    (117)    $     418    $     481
                                                              ------            ------            ------    -----------  -----------
December 31, 1996:
  Wealth Accumulation and Transfer                         $   1,626         $     809         $    (144)    $     518    $     465
  Wealth and Lifestyle Protection                                147               538              (138)          491          901
                                                              ------            ------            ------    -----------  -----------
      Total                                                $   1,773         $   1,347         $    (282)    $   1,009    $   1,366
                                                              ------            ------            ------    -----------  -----------
December 31, 1997:
  Wealth Accumulation and Transfer                         $   2,578         $   1,720         $    (306)    $     974    $   1,192
  Wealth and Lifestyle Protection                                177               772              (129)          569        1,142
                                                              ------            ------            ------    -----------  -----------
      Total                                                $   2,755         $   2,492         $    (435)    $   1,543    $   2,334
                                                              ------            ------            ------    -----------  -----------

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
GE Capital Assurance

    We have audited the accompanying balance sheet of AMEX Life Assurance Company as of October 2, 1995 and the related statements of income, changes in stockholder's equity, and cash flows for the period from January 1, 1995 to October 2, 1995. These financial statements are the responsibility of the management of AMEX Life Assurance Company. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of AMEX Life Assurance Company at October 2, 1995, and the results of its operations and its cash flows for the period from January 1, 1995 to October 2, 1995 in accordance with generally accepted accounting principles.


/s/ Ernst & Young LLP
Los Angeles, California
December 15, 1995

                          AMEX LIFE ASSURANCE COMPANY

                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                OCTOBER 2, 1995

ASSETS
Investments:
  Securities available-for-sale, at fair value:
    Fixed maturity securities                                                     $ 886,775
    Equity securities                                                                14,111
  Fixed maturity securities held-to-maturity, at amortized cost                     360,394
  Policy loans                                                                      411,577
  Short-term investments                                                             26,895
                                                                                  ---------
Total investments                                                                 1,699,752

Cash                                                                                  6,626
Accrued investment income                                                            30,018
Premiums and accounts receivable                                                     39,096
Reinsurance recoverable                                                           1,603,768
Deferred policy acquisition costs                                                   220,676
Deferred income tax                                                                  79,841
Other assets                                                                          6,692
Due from American Express Travel Related Services Company, Inc. for income taxes      1,613
Due from American Express Travel Related Services Company, Inc.                       1,560
Due from IDS Life Insurance Company (including $7,201 related to guaranty fund
  assessments related to Excluded Business)                                           7,837
                                                                                  ---------
Total assets                                                                      $3,697,479
                                                                                  ---------
                                                                                  ---------
LIABILITIES AND STOCKHOLDER'S EQUITY
Policy liabilities:
  Benefit reserves and deposits                                                   $2,747,590
  Unpaid claims and claim adjustment expenses                                       340,953
  Unearned premium reserves                                                         109,312
                                                                                  ---------
Total policy liabilities                                                          3,197,855

Accounts payable and other liabilities (including $7,201 of guaranty fund
  assessments related to Excluded Business)                                          83,385
Due to American Express Travel Related Services Company, Inc.                         3,885
Dividend payable                                                                     15,155
                                                                                  ---------
Total liabilities                                                                 3,300,280

Commitments and contingencies
Stockholder's equity:
  Common stock, $1.50 par value per share, authorized, issued and outstanding --
    2,000,000 shares                                                                  3,000
  Additional paid-in capital                                                         77,455
Unrealized appreciation of available-for-sale securities                             17,733
Retained earnings                                                                   299,011
                                                                                  ---------
Total stockholder's equity                                                          397,199
                                                                                  ---------
Total liabilities and stockholder's equity                                        $3,697,479
                                                                                  ---------
                                                                                  ---------

                            SEE ACCOMPANYING NOTES.

                          AMEX LIFE ASSURANCE COMPANY

                              STATEMENT OF INCOME

                                 (IN THOUSANDS)

                 PERIOD FROM JANUARY 1, 1995 TO OCTOBER 2, 1995

Revenue:
  Premiums                                                                          $ 410,879
  Net investment income                                                               147,054
  Realized capital gains                                                               25,372
                                                                                    ---------
Total revenue                                                                         583,305

Expenses:
  Policy benefits paid or provided                                                    317,886
  Commissions                                                                          74,501
  Decrease in deferred acquisition costs                                              (34,374)
  General, administrative, marketing and other                                        104,210
  Taxes other than income taxes                                                        11,276
                                                                                    ---------
Total expenses                                                                        473,499
                                                                                    ---------
Income before income taxes                                                            109,806
Provision for income taxes                                                             32,991
                                                                                    ---------
Net income                                                                          $  76,815
                                                                                    ---------
                                                                                    ---------

                            SEE ACCOMPANYING NOTES.

                          AMEX LIFE ASSURANCE COMPANY

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                 PERIOD FROM JANUARY 1, 1995 TO OCTOBER 2, 1995

                                                                                 UNREALIZED
                                                                                 APPRECIATION
                                                                                 (DEPRECIATION)
                                                                                     OF
                                                                    ADDITIONAL   AVAILABLE-
                                                         COMMON       PAID-IN     FOR-SALE     RETAINED
                                                          STOCK       CAPITAL    SECURITIES    EARNINGS     TOTAL
                                                       -----------  -----------  -----------  ----------  ----------
Balance at January 1, 1995                              $   3,000    $  77,455    $ (37,305)  $  406,462  $  449,612
Net income for the period from January 1, 1995 to
  October 2, 1995                                              --           --           --       76,815      76,815
Net unrealized appreciation of available-for-sale
  securities                                                   --           --       55,038           --      55,038
Dividends to stockholder                                       --           --           --     (184,266)   (184,266)
                                                       -----------  -----------  -----------  ----------  ----------
Balance at October 2, 1995                              $   3,000    $  77,455    $  17,733   $  299,011  $  397,199
                                                       -----------  -----------  -----------  ----------  ----------
                                                       -----------  -----------  -----------  ----------  ----------

                            SEE ACCOMPANYING NOTES.

                          AMEX LIFE ASSURANCE COMPANY

                            STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)


OPERATING ACTIVITIES
Net income                                                                          $  76,815
Adjustments to reconcile net income to cash used in operations:
  Net realized gains on investment transactions                                       (25,372)
  Depreciation and amortization                                                         1,004
  Net loss from accretion of discount and premium on investments                       (3,461)
  Changes in operating assets and liabilities:
    Reinsurance recoverable and accounts receivable                                  (756,714)
    Accrued investment income                                                          14,930
    Issuance of policy loans, net                                                     (61,511)
    Policyholder liabilities                                                          236,594
    Other receivables, accounts payable, and other liabilities                        (50,449)
    Deferred policy acquisition costs                                                 (34,625)
                                                                                    ---------
Net cash used in operating activities                                                (602,789)

INVESTING ACTIVITIES
Securities available-for-sale:
  Purchases - fixed maturities                                                       (478,051)
  Sales and maturities - fixed maturities                                             243,607
  Purchases - equities                                                                 (2,108)
  Sales - equities                                                                     13,860
  Transfer of investments in reinsurance transaction                                  789,565
Securities held-to-maturity:
  Purchases - fixed maturities                                                           (447)
  Sales and maturities - fixed maturities                                              23,980
Net decrease in short-term investments                                                 28,247
Other                                                                                  24,895
                                                                                    ---------
Net cash provided by investing activities                                             643,548

FINANCING ACTIVITIES
Receipts from interest sensitive policies credited to policyholder account
  balances                                                                            169,651
Return of policyholder balances on interest sensitive policies                        (85,762)
Dividends paid to stockholder                                                        (125,600)
                                                                                    ---------
Net cash used in financing activities                                                 (41,711)
                                                                                    ---------

Decrease in cash                                                                         (952)
Cash at January 1, 1995                                                                 7,578
                                                                                    ---------
Cash at October 2, 1995                                                             $   6,626
                                                                                    ---------
                                                                                    ---------


                            SEE ACCOMPANYING NOTES.

                          AMEX LIFE ASSURANCE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 2, 1995

1. ORGANIZATION AND BASIS OF PRESENTATION

    The accompanying financial statements of AMEX Life Assurance Company (ALAC) have been prepared in accordance with generally accepted accounting principles in connection with the Stock Purchase Agreement (Purchase Agreement), dated June 8, 1995, by and among American Express Travel Related Services Company, Inc.
(TRS), and General Electric Capital Corporation (GECC), in which American Express Company (AEC) through its subsidiary, TRS sold ALAC to GECC effective on the close of business on October 2, 1995. Certain product groups in ALAC were acquired by GECC, with other business written on a direct basis by ALAC not being acquired pursuant to the Purchase Agreement (the Excluded Business). The Excluded Business was reinsured from ALAC on an indemnity basis, or cancelled and rewritten into a subsidiary of AEC, at the time of the closing. The accompanying financial statements represent the final financial statements of ALAC prior to the sale to GECC.

    The following describes the product groups that comprise the business units acquired by GECC. See Note 6 with respect to business that has been reinsured to AEC affiliated companies and other insurance companies.

                PRODUCT GROUP                               PRODUCT DESCRIPTION
---------------------------------------------  ---------------------------------------------
Long-Term Care (LTC)                           Insurance coverage that pays for a portion of
                                               the expenses of an individual's long-term
                                               care. The care is usually required because of
                                               disability, chronic illness or other
                                               debilitating condition lasting over months or
                                               years.

Long-Term Disability (LTD)                     Insurance coverage, written on a group basis,
                                               which provides benefits that are intended to
                                               help replace a stream of income that has been
                                               lost because of total disability.

Corporate Owned Life Insurance (COLI)          An interest-sensitive whole life insurance
                                               policy issued on an individual basis but
                                               owned by the corporation that assists in
                                               funding the corporation's nonqualified
                                               deferred compensation obligation to
                                               employees.

Other Product Groups                           Various insurance products issued on a group
                                               basis that provide such coverage as
                                               accidental death and term life.

    ALAC was through October 2, 1995, a wholly owned subsidiary of TRS which is a wholly owned subsidiary of AEC. The financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) which vary in certain respects from statutory accounting practices (SAP) for insurance companies.

                          AMEX LIFE ASSURANCE COMPANY

                                OCTOBER 2, 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

EXCLUDED BUSINESS

    Certain business that was written on a direct basis by ALAC is not being sold pursuant to the Purchase Agreement. This business was reinsured from ALAC on an indemnity basis, or cancelled and rewritten into a subsidiary of AEC, at the time of closing. The reserves for future benefits for business units not acquired by GECC are included within the financial statements offset by a reinsurance recoverable (see Note 6).

INVESTMENTS

    In 1993, the Financial Accounting Standards Board issued Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement No. 115). Statement No. 115 requires that fixed maturity investments are to be classified as either held-to-maturity, available-for-sale, or trading. Although, ALAC believes that it has the ability and intent to hold to maturity its fixed maturity investments that are classified as held-to-maturity, ALAC also recognizes that there may be circumstances where it may be appropriate to sell a security prior to maturity in response to unforeseen changes in circumstances such as business acquisition or disposition. Recognizing the need for the ability to respond to changes in market conditions and in tax position, ALAC has designated a portion of its investment portfolio as available-for-sale. As required by Statement No. 115, ALAC adjusts the carrying value of its fixed maturity investments that are classified as available-for-sale to fair value.

    Changes in fair values of available-to-sale securities, after adjustment for deferred income taxes, are reported as unrealized appreciation or depreciation directly in equity and, accordingly, have no effect on net income.

    The amortized cost of fixed maturity investments is adjusted for amortization of premiums and accretion of discounts. For the mortgage-backed bond portion of the fixed maturity securities portfolio, ALAC adjusts book value using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. The net investment in the security is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the security. That adjustment is included in net investment income.

    Policy loans are carried at the aggregate unpaid balances. Short-term investments are carried at cost, which approximates fair value.

RESERVES FOR FUTURE BENEFITS

    The reserve for future policy benefits has been provided on a net-level premium method based upon estimated investment yields, withdrawals, mortality, morbidity, and other assumptions which were appropriate at the time the policies were issued. Such estimates are based upon past experience and future projections with a margin for adverse deviation from the estimates.

                          AMEX LIFE ASSURANCE COMPANY

                                OCTOBER 2, 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
POLICY DEPOSITS

    Amounts received from policyholders for universal life type contracts are recorded as a liability at the account value of the contract rather than as a component of revenue. Such liabilities relate primarily to the COLI, deferred annuity, and single premium life product groups.

UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES

    Unpaid claims include losses and loss adjustment expenses which represent the estimated ultimate net cost of all reported and unreported losses incurred through the balance sheet date. The liability for reported and unreported unpaid claims is estimated using individual case-basis valuations and statistical analysis. These estimates are subject to the effects of trends in loss severity and frequency. Although considerable variability is inherent in such estimates, management believes that the reserves for unpaid claims are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

DEFERRED POLICY ACQUISITION COSTS

    Certain costs of acquiring new and renewal insurance contracts, principally commissions, medical examination and inspection report fees, and certain variable underwriting and field office expenses, all of which vary with and are primarily related to the production of such business, have been deferred. For traditional insurance products, deferred policy acquisition costs are being amortized over the premium-paying period of the related policies in proportion to premium revenue recognized, using principally the same assumptions used for computing future benefit reserves. For universal life type contracts and investment contracts, deferred policy acquisition costs are being amortized in proportion to the gross margins arising under such contracts.

REINSURANCE

    Reinsurance premiums, claims and benefit expenses are accounted for on bases consistent with those used in accounting for the original policies issued. Premiums, benefits, and claims are reported net of reinsured amounts in the special-purpose statement of income; however, pursuant to Financial Accounting Standards Board Statement No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts," reinsurance recoverable amounts are shown as an asset and the corresponding reserves for policy and contract claims are shown as liabilities.

INCOME TAXES

    Federal income taxes are accounted for as required under Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and are measured using the enacted tax rates and laws currently in effect.

CREDIT RISK

    Financial instruments which potentially subject ALAC to concentrations of credit risk consist principally of short-term investments, fixed maturity securities and amounts due from reinsurers. ALAC's short-

                          AMEX LIFE ASSURANCE COMPANY

                                OCTOBER 2, 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) term investments are in high credit quality financial and other institutions. Concentrations of credit risk with respect to investments in fixed maturities are limited due to the large number of such investments and their distribution across many different industries and geographic areas. Other than business that is presently within ALAC that is not being sold pursuant to the Purchase Agreement, other amounts due from reinsurers are with highly rated insurance companies and with affiliated companies.

CASH

    Cash includes cash on hand and demand deposits.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used by ALAC on estimating its fair value disclosures for financial instruments:

    SHORT-TERM INVESTMENTS: The carrying amounts reported in the balance sheet for these instruments approximate their fair values.

    INVESTMENT SECURITIES: Fair values for fixed maturity securities (including redeemable preferred stocks) are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments. The fair values for equity securities are based on quoted market prices and are recognized in the balance sheet.

    POLICY LOANS: The carrying value of policy loans is deemed to approximate fair value.

    OTHER: For reinsurance recoverables, including the Excluded Business, other reinsurance balances receivable, and funds withheld from reinsurers (all classified as reinsurance recoverables), fair values are deemed to approximate carrying values.

                          AMEX LIFE ASSURANCE COMPANY

                                OCTOBER 2, 1995

3. INVESTMENTS

    The amortized cost and estimated fair value of investments in fixed maturity securities at October 2, 1995 are as follows:

                                                                                  GROSS        GROSS     ESTIMATED
                                                                   AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                                      COST        GAINS       LOSSES       VALUE
                                                                   ----------  -----------  -----------  ----------
                                                                                    (IN THOUSANDS)
Available-for-sale:
  U.S. Treasury securities and obligations                         $  108,081   $   1,381    $      73   $  109,389
  Obligations of states and political subdivisions                     39,647       2,619           --       42,266
  Debt securities issued by foreign governments                        12,658         163          328       12,493
  Corporate securities                                                236,667      15,255          108      251,814
  Mortgage-backed securities                                          405,759       7,490        4,773      408,476
  Redeemable preferred stocks                                          58,800       3,641          104       62,337
                                                                   ----------  -----------  -----------  ----------
Total                                                              $  861,612   $  30,549    $   5,386   $  886,775
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------
Held-to-maturity:
  U.S. Treasury securities and obligations                         $    4,082   $     476    $      --   $    4,558
  Obligations of states and political subdivisions                     41,656       3,125            1       44,780
  Debt securities issued by foreign governments                        28,737       1,935           56       30,616
  Corporate securities                                                270,233      14,375        2,791      281,817
  Mortgage-backed securities                                           15,686         476           --       16,162
                                                                   ----------  -----------  -----------  ----------
Total                                                              $  360,394   $  20,387    $   2,848   $  377,933
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

    The amortized cost and estimated fair values of fixed maturities at October 2, 1995, by contractual maturity, are as follows. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

                                                                      HELD-TO-MATURITY       AVAILABLE-FOR-SALE
                                                                   ----------------------  ----------------------
                                                                   AMORTIZED      FAIR     AMORTIZED      FAIR
                                                                      COST       VALUE        COST       VALUE
                                                                   ----------  ----------  ----------  ----------

                                                                                   (IN THOUSANDS)
Bonds
Years to maturity:
  One year or less                                                 $    1,105  $    1,113  $      199  $      203
  After one year through five years                                    51,157      53,395      64,487      68,092
  After five years through ten years                                  233,704     246,416     237,209     249,551
  After ten years                                                      58,742      60,847      95,158      98,116
                                                                   ----------  ----------  ----------  ----------
Subtotal                                                              344,708     361,771     397,053     415,962

Redeemable preferred stocks                                                                    58,800      62,337
Mortgage-backed securities                                             15,686      16,162     405,759     408,476
                                                                   ----------  ----------  ----------  ----------
Total                                                              $  360,394  $  377,933  $  861,612  $  886,775
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

                          AMEX LIFE ASSURANCE COMPANY

                                OCTOBER 2, 1995

3. INVESTMENTS (CONTINUED)
    Unrealized gains and losses on investments in equity securities available-for-sale are reported as a component of equity, net of deferred tax, and do not affect net income. The gross unrealized gains and gross unrealized losses on, and the cost and fair value of, those investments at October 2, 1995 are summarized below:

                                                                                   GROSS        GROSS      ESTIMATED
                                                                                UNREALIZED   UNREALIZED      FAIR
                                                                       COST        GAINS       LOSSES        VALUE
                                                                     ---------  -----------  -----------  -----------
                                                                                      (IN THOUSANDS)
Nonredeemable preferred stocks                                       $  11,993   $   2,118    $      --    $  14,111
                                                                     ---------  -----------  -----------  -----------
Total                                                                $  11,993   $   2,118    $      --    $  14,111
                                                                     ---------  -----------  -----------  -----------
                                                                     ---------  -----------  -----------  -----------

    As required by statutes, ALAC has investments on deposit with state insurance authorities and various banks for protection of policyholders with a statement value of $11,322,000 at October 2, 1995.

    For the period from January 1, 1995 to October 2, 1995, the sources of net investment income of the ALAC were as follows (in thousands):

Bonds                                                               $ 114,182
Mortgage loans                                                          2,089
Policy loans                                                           31,222
Other                                                                     424
                                                                    ---------
Gross investment income                                               147,917
Investment expense                                                        863
                                                                    ---------
Net investment income                                               $ 147,054
                                                                    ---------
                                                                    ---------

    For the period from January 1, 1995 to October 2, 1995, the ALAC realized gross capital gains and losses as follows (in thousands):

Gross realized capital gains (losses) on securities sold or
  transferred:
  Gains                                                             $  36,709
  Losses                                                              (11,337)
                                                                    ---------
Total                                                               $  25,372
                                                                    ---------
                                                                    ---------

    Proceeds from the sale, maturity, or repayment of investments, and the transfer of investments in the reinsurance transaction were $1,071,012 during the period from January 1, 1995 to October 2, 1995. Sales of held-to-maturity securities resulted from the need to facilitate the Purchase Agreement.

                          AMEX LIFE ASSURANCE COMPANY

                                OCTOBER 2, 1995

4. DEFERRED POLICY ACQUISITION COSTS

    Changes in deferred policy acquisition costs for the period from January 1, 1995 to October 2, 1995 are as follows (in thousands):

Deferred policy acquisition costs at January 1, 1995                $ 269,003
Deferral of acquisition costs during the period from January 1,
  1995 to October 2, 1995                                              54,230
Amortization of deferred costs                                        (19,605)
Transfer of deferred policy acquisition costs related to the
  Excluded Business                                                   (77,343)
Adjustment related to fair value of investments                        (5,609)
                                                                    ---------
Deferred policy acquisition costs at October 2, 1995                $ 220,676
                                                                    ---------
                                                                    ---------

5. POLICY LIABILITIES

    The following table provides a reconciliation of the beginning and ending accident and health reserve balances included within the unpaid loss and loss adjustment expense claim reserves for the period from January 1, 1995 to October 2, 1995 (in thousands):


Reserve for unpaid claims and claim adjustment expenses at January
  1, 1995                                                           $ 328,273
Less:
  Reinsurance recoverable                                             (14,220)
                                                                    ---------
  Net balance at January 1, 1995                                      314,053
Add:
  Provision for unpaid claim and claim adjustment expenses
    occurring in the current year                                     128,461
  Decrease in estimated claim and claim adjustment expenses
    occurring in the prior year                                       (14,998)
                                                                    ---------
  Incurred claims during the current year                             113,463

Deduct:
  Claim and claim adjustment expenses payments occurring during:
    Current year                                                        9,496
    Prior years                                                        80,056
                                                                    ---------
                                                                       89,552
                                                                    ---------
Net Reserve for unpaid claims and claims adjustment expenses at
  October 2, 1995                                                     337,964
Add:
  Reinsurance recoverable                                              14,212
  Balance at October 2, 1995                                        $ 352,176
                                                                    ---------
                                                                    ---------


    The reduction in the amounts incurred related to prior years resulted primarily from lower than previously expected claim frequency and severity on claims incurred in 1994 and prior. Additionally, the

                          AMEX LIFE ASSURANCE COMPANY

                                OCTOBER 2, 1995

5. POLICY LIABILITIES (CONTINUED)
above table does not include life claim reserves totaling $2,989,000 at October 2, 1995, which are reported in the unpaid claims and claims adjustment expenses in the balance sheet.

6. REINSURANCE


    ALAC is involved in the cession of reinsurance with other companies. The general policy is to reinsure that portion of any risk in excess of $150,000 to $300,000 on any one individual, depending on specific underwriting criteria. These reinsured risks are treated as though, to the extent of the reinsurance, they are risks for which ALAC is not liable. However, ALAC remains liable to the extent the reinsuring companies do not meet their obligations under these reinsurance agreements. ALAC does not have significant reinsurance contracts with any one reinsurer that could have a material impact on its results of operations.


    Additionally, certain business that was written on a direct basis by ALAC is not being sold (Excluded Business) pursuant to the Purchase Agreement. This business was reinsured from ALAC on an indemnity basis, or canceled and rewritten into a subsidiary of AEC, at the time of the closing on October 2, 1995. The following describes the underlying product groups that represent the Excluded Business:

                PRODUCT GROUP                               PRODUCT DESCRIPTION
---------------------------------------------  ---------------------------------------------
Privileged Assets                              A deferred annuity product sold through the
                                               American Express Card. This is ceded 100% to
                                               IDS Life Insurance Company (IDSLIC).

Air Flight                                     Travel accident insurance coverage purchased
                                               through the American Express Card. This was
                                               canceled and rewritten into a subsidiary of
                                               AEC.

    Premiums and benefits paid or provided are summarized as follows:

                                                                                     BENEFITS
                                                                                     PAID OR
                                                                         PREMIUMS    PROVIDED
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
Acquired product lines:
  Direct                                                                $  335,422  $  307,685
  Assumed                                                                   48,325      42,182
  Ceded                                                                    (19,536)    (36,006)
                                                                        ----------  ----------
  Total acquired product lines                                             364,211     313,861
                                                                        ----------  ----------
Excluded Business product lines:
  Direct                                                                    47,726     791,693
  Ceded                                                                     (1,058)   (787,668)
                                                                        ----------  ----------
  Total Excluded Business product lines                                     46,668       4,025
                                                                        ----------  ----------
Total                                                                   $  410,879  $  317,886
                                                                        ----------  ----------
                                                                        ----------  ----------

    The policy liabilities reported within the financial statements at October 2, 1995 include $787,478,000 of reserves for future benefits and are offset by a reinsurance recoverable. ALAC is party to an indemnity

                          AMEX LIFE ASSURANCE COMPANY

                                OCTOBER 2, 1995

6. REINSURANCE (CONTINUED)
reinsurance agreement with IDSLIC, whereby ALAC agrees to reinsure for IDSLIC on an indemnity basis 50% of certain long-term care insurance business and provide certain administrative services to IDSLIC. Under this agreement, premiums on reinsurance assumed amounted to $30,647,000 for the period from January 1, 1995 to October 2, 1995, and reserves on reinsurance assumed were $89,324,000 at October 2, 1995.

    Reinsured products include closed blocks of business reinsured on an indemnity basis with IDSLIC (single premium life), and non-affiliates American Merchants Life (universal life) and Life Investors Insurance Company of America (life, accident and health and annuities).

7. FEDERAL INCOME TAXES

    The provision for federal income taxes is as follows (in thousands):

Current                                                              $  28,173
Deferred                                                                 4,818
                                                                     ---------
                                                                     $  32,991
                                                                     ---------
                                                                     ---------

    Income taxes paid by ALAC to TRS totaled $41,200,000 in the period from January 1, 1995 to October 2, 1995.

    ALAC's effective income tax rate on pre-tax income is lower than the prevailing corporate federal income tax rate and is summarized as follows:

Corporate federal income tax rate                                               35%
Tax-exempt interest income                                                      (1)
Release of tax adequacy reserves                                                (4)
                                                                                --
Effective tax rate                                                              30%
                                                                                --
                                                                                --

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for federal income tax purposes. Significant components of the deferred tax assets and liabilities at October 2, 1995 are as follows (in thousands):

Deferred tax assets:
  Difference in benefit reserves and deposits                       $ 131,876
  Other                                                                 4,142
                                                                    ---------
Total deferred tax assets                                             136,018

Deferred tax liabilities:
  Acquisition cost                                                     46,629
  Net unrealized gain on available-for-sale securities                  9,548
                                                                    ---------
Total deferred tax liabilities                                         56,177
                                                                    ---------
Net deferred tax assets                                             $  79,841
                                                                    ---------
                                                                    ---------

                          AMEX LIFE ASSURANCE COMPANY

                                OCTOBER 2, 1995

7. FEDERAL INCOME TAXES (CONTINUED)
    There is no valuation allowance at October 2, 1995.

    Through October 2, 1995, ALAC was included in the consolidated federal income tax return of AEC. In accordance with a tax-sharing agreement, the federal income tax provision was computed on the separate taxable income of ALAC except that a benefit is recognized for operating losses, if any, expected to be used on the consolidated return.

    Prior to 1984, certain deductions allowable in computing the liability for federal income taxes of a life insurance company were accumulated in a policyholder surplus account and would become taxable only in certain circumstances, principally as distributions are made to the parent. The balance of the policyholder surplus account of ALAC at October 2, 1995 is $5,623,000.

8. DIVIDEND RESTRICTIONS AND STATUTORY CAPITAL

    Under California insurance regulations, ALAC is required to maintain minimum capital of $2,500,000 and minimum surplus of $2,500,000. The payment of dividends by ALAC to its stockholder is limited and cannot be made except from earned profits of ALAC and, in certain circumstances, without prior approval of the Insurance Department of the State of California. ALAC must notify the Insurance Department of the State of California ten business days prior to the payment of any dividend.

    On January 1, 1995, ALAC dividended its one subsidiary, American Centurion Life Assurance Company to TRS. The dividend amounted to $15,384,000. The total dividend paid and accrued was $184,266,000 (of which $43,360,000 was deferred acquisition costs) related to the business that is not being acquired by GECC, with $15,155,000 payable at October 2, 1995. ALAC has received appropriate approvals for all dividends.

    Total statutory-basis capital and surplus of ALAC was $192,171,000 at October 2, 1995.

9. RELATED PARTY TRANSACTIONS

    ALAC had, through October 2, 1995, an investment management agreement with American Express Financial Corporation (AEFC), whereby AEFC provided investment management services for the assets of ALAC. ALAC also had an investment accounting agreement with IDSLIC, whereby IDSLIC provided investment accounting services for the assets of ALAC covered under the above investment management. The costs to ALAC that were allocated and included in the accompanying statement of income for the period from January 1, 1995 to October 2, 1995 were $776,000. These agreements were terminated on October 2, 1995.

    Certain insurance contracts (COLI contracts), with policy liabilities of $97,490,000 have been issued to affiliates of AEC.

10. RETIREMENT PLANS

    Through October 2, 1995, substantially all of the ALAC employees were (subject to certain eligibility requirements) covered, through October 2, 1995, by AEC retirement plans for which benefits are measured by length of service, compensation and other factors and are currently funded through trusts established under such plans. Funding of retirement costs for these plans complies with the applicable minimum funding requirements specified by the Employee Retirement Income Security Act of 1974, as

                          AMEX LIFE ASSURANCE COMPANY

                                OCTOBER 2, 1995

10. RETIREMENT PLANS (CONTINUED)
amended. Pursuant to the Purchase Agreement, the obligations associated with the retirement plans will remain with AEC.

11. POSTRETIREMENT BENEFITS

    Through October 2, 1995, ALAC sponsored, along with AEC, postretirement benefit plans that provide health care, life insurance and other postretirement benefits to retired employees. The health care plans generally include participant contributions, deductibles, co-insurance provisions, limitations on AEC's obligation and service-related eligibility requirements. The amounts related to these benefits are immaterial and any obligation for such benefits will remain with AEC pursuant to the Purchase Agreement.

12. LEASE COMMITMENTS

    ALAC leases its home office facility and certain computer equipment under operating leases. The home office lease expired in 1995, but ALAC extended the lease through December 31, 1996. For the period from January 1, 1995 to October 2, 1995, ALAC incurred expenses of $1,664,000 related to these leases.

13. GUARANTY FUND ASSESSMENTS

    Periodically, ALAC is assessed by various state guaranty associations as part of those association's activities to collect funds from solvent insurance companies to cover certain losses to policyholders that resulted from the insolvency or rehabilitation of other insurance companies. Each state guaranty association operates independently of any other state guaranty association; as such, the methods by which assessments are levied against ALAC vary from state to state. Also, some states permit guaranty fund assessments to be partially recovered through reductions in future premium taxes. At October 2, 1995, ALAC reported an estimated liability for guaranty association assessments of $7,401,000 ($7,201,000 related to Excluded Business) for those insolvencies or rehabilitations that have actually occurred prior to that date. The estimated liability is determined using preliminary information received from the various state guaranty associations and the National Organization of Life and Health Insurance Guaranty Associations. Assessments expensed in the period from January 1, 1995 to October 2, 1995 were $1,424,000.

14. CONTINGENCIES

    ALAC is named as a defendant in various legal actions arising principally from claims made under insurance policies and contracts. Those actions are considered by ALAC in estimating the policy and contract liabilities. ALAC's management believes that the resolution of those actions will not have a material effect on ALAC's financial position or results of operations.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
The Life Insurance Company of Virginia

We have audited the accompanying consolidated balance sheets of The Life Insurance Company of Virginia (an indirect wholly-owned subsidiary of General Electric Capital Corporation) and subsidiaries as of December 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the nine months ended December 31, 1996. We have also audited the preacquisition statements of income, stockholders' equity and cash flows for the three months ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Life Insurance Company of Virginia and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the nine month period ended December 31, 1996 and the preacquisition three month period ended March 31, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, effective April 1, 1996, General Electric Capital Corporation acquired all of the outstanding stock of The Life Insurance Company of Virginia in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

/s/ KPMG Peat Marwick LLP


Richmond, Virginia
January 15, 1997

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors

The Life Insurance Company of Virginia

We have audited the accompanying consolidated statement of financial position of The Life Insurance Company of Virginia and subsidiaries as of December 31, 1995, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Life Insurance Company of Virginia and subsidiaries at December 31, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 2, the Company changed its method of accounting for certain investments in 1994.

                                          /s/ Ernst & Young, LLP

Richmond, Virginia

February 8, 1996

            THE LIFE INSURANCE COMPANY OF VIRGINIA AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                 (in millions)


                                                                                                      PREACQUISITION
                                                                                                      -------------
ASSETS                                                                                       1996         1995
                                                                                           ---------  -------------
Investments:
  Fixed maturities:
    Available for sale-at fair value: (amortized cost: December 31, 1996-$5,102.2;
     1995-$4,267.2                                                                         $ 5,142.7      4,411.0
  Equity securities-at fair value
    Common stocks (cost: December 31, 1996-$31.6; 1995-$31.5)                                   34.7         35.4
    Preferred stocks (cost: December 31, 1996-$123.5; 1995-$102.2)                             130.8        121.5
  Mortgage loans on real estate (net of reserve for losses: December 31, 1996-$20.8;
    1995-$23.6)                                                                                585.4        592.5
  Real estate (net of accumulated depreciation: December 31, 1996-$4.4; 1995-$5.6)              19.4         36.6
  Policy loans                                                                                 179.5        151.7
  Short-term investments                                                                        42.4         81.7
                                                                                           ---------  -------------
Total investments                                                                            6,134.9      5,430.4
                                                                                           ---------  -------------
Cash                                                                                             6.4          1.6
Receivables:
  Premiums and other                                                                            10.4          3.5
  Accrued investment income                                                                    116.6         72.3
  Reinsurance                                                                                   10.6         10.0
  Receivable from affiliates, net                                                                 --        558.4
                                                                                           ---------  -------------
Total receivables                                                                              137.6        644.2
Deferred policy acquisition costs                                                               70.3        363.9
Goodwill (net of accumulated amortization: December 31, 1996-$5.0)                             125.4           --
Present value of future profits
  (net of accumulated amortization: December 31, 1996-$45.2; 1995-$32.5)                       419.2         32.6
Property and equipment at cost
  (net of accumulated depreciation: December 31, 1996-$1.7; 1995-$18.4)                          1.7          3.7
Deferred income tax benefit                                                                     72.9           --
Other assets                                                                                    12.3         65.9
Assets held in separate accounts                                                             2,762.7      2,019.6
                                                                                           ---------  -------------
Total assets                                                                               $ 9,743.4      8,561.9
                                                                                           ---------  -------------
                                                                                           ---------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Policy liabilities:
  Future policy benefits                                                                   $   518.3        472.4
  Policy and contract claims                                                                    69.1         31.7
  Unearned and advance premiums                                                                  0.1          0.3
  Other policyholder funds                                                                   5,094.4      5,013.9
                                                                                           ---------  -------------
Total policy liabilities                                                                     5,681.9      5,518.3
General liabilities:
  Payable to affiliate, net                                                                      8.8           --
  Commissions and general expenses                                                              46.8         12.8
  Current income taxes                                                                          45.4          9.5
  Deferred income taxes                                                                           --         75.5
  Other liabilities                                                                            192.2        104.3
  Liabilities related to separate accounts                                                   2,762.7      2,019.6
                                                                                           ---------  -------------
Total liabilities                                                                            8,737.8      7,740.0
                                                                                           ---------  -------------
COMMITMENTS AND CONTINGENT LIABILITIES
Stockholders' equity:
  Common stock-$1,000 par value:
    Authorized, issued and outstanding: 4,000 shares                                             4.0          4.0
  Paid-in additional capital                                                                   928.1        749.1
  Net unrealized investment gains                                                               19.4        103.1
  Retained earnings (deficit)                                                                   54.1        (34.3)
                                                                                           ---------  -------------
Total stockholders' equity                                                                   1,005.6        821.9
                                                                                           ---------  -------------
Total liabilities and stockholders' equity                                                 $ 9,743.4      8,561.9
                                                                                           ---------  -------------
                                                                                           ---------  -------------


          See accompanying notes to consolidated financial statements.

            THE LIFE INSURANCE COMPANY OF VIRGINIA AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

          FOR THE PERIODS FROM APRIL 1, 1996 TO DECEMBER 31, 1996 AND FROM JANUARY 1, 1996 TO MARCH 31, 1996, AND THE YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

                                 (in millions)

                                                                                        PREACQUISITION
                                                                        -----------------------------------------------
                                                          NINE MONTHS   THREE MONTHS
                                                             ENDED          ENDED        YEAR ENDED       YEAR ENDED
                                                          DECEMBER 31     MARCH 31,     DECEMBER 31,     DECEMBER 31,
                                                             1996           1996            1995             1994
                                                         -------------  -------------  ---------------  ---------------
REVENUE
  Premium and policy fees                                  $   154.7           92.4           179.3            218.8
  Separate account fees                                         23.1            5.9            17.7             11.3
  Net investment income (note 2)                               334.4          112.0           402.1            490.6
  Realized investment gains (losses)(note 2)                     6.0            9.0           (76.5)           (25.8)
  Other income                                                   0.6            1.0             2.8              8.5
                                                              ------         ------           -----            -----
Total revenue earned                                           518.8          220.3           525.4            703.4
                                                              ------         ------           -----            -----
BENEFITS AND EXPENSES
  Benefits to policyholders                                    326.4          166.0           372.9            477.1
  Commissions and general expenses                              53.2           28.8            43.7             75.7
  Amortization of intangibles                                   50.1            0.6             3.2              5.1
  Amortization of deferred policy acquisition costs              3.2            6.0            39.3             57.1
                                                              ------         ------           -----            -----
Total benefits and expenses                                    432.9          201.4           459.1            615.0

INCOME BEFORE INCOME TAX                                        85.9           18.9            66.3             88.4
  Provision for income tax (note 3)
    Current expense (benefit)                                   39.7           (3.8)           37.9             21.0
    Deferred expense (benefit)                                  (7.9)          10.8           (10.8)            (5.7)
                                                              ------         ------           -----            -----
                                                                31.8            7.0            27.1             15.3

NET INCOME                                                 $    54.1           11.9            39.2             73.1
                                                              ------         ------           -----            -----
                                                              ------         ------           -----            -----

          See accompanying notes to consolidated financial statements.

            THE LIFE INSURANCE COMPANY OF VIRGINIA AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

            FOR THE PERIODS FROM APRIL 1, 1996 TO DECEMBER 31, 1996
                   AND FROM JANUARY 1, 1996 TO MARCH 31, 1996
                 AND THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                 (in millions)

                                                                       PREACQUISITION
                                                           ---------------------------------------
                                              NINE MONTHS
                                                 ENDED     THREE MONTHS   YEAR ENDED   YEAR ENDED
                                               DECEMBER     ENDED MARCH    DECEMBER     DECEMBER
                                               31, 1996      31, 1996      31, 1995     31, 1994
                                              -----------  -------------  -----------  -----------
COMMON STOCK
  $1,000 par value common stock, authorized,
    issued and outstanding 4,000 in 1996,
    1995 and 1994
  Balance at beginning and end of period       $     4.0     $     4.0     $     4.0    $     4.0

PAID-IN ADDITIONAL CAPITAL
  Balance at beginning of period                   818.4         749.1         704.1        704.1
    Adjustment to reflect purchase method
      (note 1)                                     109.7            --            --           --
    Capital contribution from parent (notes
      4, 7)                                           --          69.3          45.0           --
                                              -----------       ------    -----------  -----------
Balance at end of period                           928.1         818.4         749.1        704.1

NET UNREALIZED INVESTMENT GAINS (LOSSES)
  Balance at beginning of period                    11.9         103.1         (97.5)        23.6
    Adjustment to reflect purchase method
      (note 1)                                     (11.9)           --            --           --
    Effect of change in accounting
      principles at January 1 (note 2)                --            --            --         25.1
    Net unrealized investment gains (losses)        19.4         (91.2)        200.6       (146.2)
                                              -----------       ------    -----------  -----------
Balance at end of period                            19.4          11.9         103.1        (97.5)

NET FOREIGN EXCHANGE GAINS (LOSSES)
  Balance at beginning of period                      --            --          (3.0)        (2.3)
    Net foreign exchange gains (losses)               --            --           3.0         (0.7)
                                              -----------       ------    -----------  -----------
Balance at end of period                              --            --            --         (3.0)

RETAINED EARNINGS (DEFICIT)
  Balance at beginning of period                   (22.4)        (34.3)        159.8        126.7
    Adjustment to reflect purchase method
      (note 1)                                      22.4            --            --           --
    Net income                                      54.1          11.9          39.2         73.1
    Dividends to stockholder                          --            --         (40.0)       (40.0)
    Stock dividend to affiliate (note 7)              --            --        (193.3)          --
                                              -----------       ------    -----------  -----------
Balance at end of period                            54.1         (22.4)        (34.3)       159.8
                                              -----------       ------    -----------  -----------
Stockholders' equity at end of period          $ 1,005.6     $   811.9     $   821.9    $   767.4
                                              -----------       ------    -----------  -----------
                                              -----------       ------    -----------  -----------

          See accompanying notes to consolidated financial statements.

            THE LIFE INSURANCE COMPANY OF VIRGINIA AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

            FOR THE PERIODS FROM APRIL 1, 1996 TO DECEMBER 31, 1996
        AND FROM JANUARY 1, 1996 TO MARCH 31, 1996, AND THE YEARS ENDED
                           DECEMBER 31, 1995 AND 1994
                                 (in millions)


                                                                                       PREACQUISITION
                                                                        --------------------------------------------
                                                          NINE MONTHS    THREE MONTHS
                                                             ENDED           ENDED        YEAR ENDED    YEAR ENDED
                                                         DECEMBER 31,      MARCH 31,     DECEMBER 31,  DECEMBER 31,
                                                             1996            1996            1995          1994
                                                         -------------  ---------------  ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                               $    54.1            11.9            39.2          73.1
  Adjustments to reconcile net income to cash provided
    by (used in) operating activities:
      Change in policy liabilities                              53.5           (32.8)          114.2         331.4
      Change in accrued investment income                      (37.6)            4.1            (2.1)          1.8
      Deferred policy acquisition costs                        (74.9)          (22.2)          (76.1)        (91.8)
      Amortization of deferred policy acquisition costs          3.2             6.0            39.3          57.1
      Amortization of intangibles                               50.1             0.6             3.2           5.1
      Other amortization and depreciation                        7.3             1.4            (1.2)          2.3
      Premiums and operating receivables, commissions
        and general expenses, income taxes, other
        assets and other liabilities                            77.8            22.9           (65.7)       (139.7)
      Realized investment (gains) losses                        (6.0)           (9.0)           76.5          25.8
                                                         -------------        ------     ------------  -------------
Cash provided by (used in) operating activities                127.5           (17.1)          127.3         265.1
                                                         -------------        ------     ------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchase) of short-term investments-net                 49.4           (10.1)          (18.8)         (0.3)
  Sale or maturity of investments
    Fixed maturities-held to maturity:
      Maturities                                              --              --                 3.9          50.8
      Calls and prepayments                                   --              --                60.9         727.5
      Sales                                                   --              --              --            --
    Fixed maturities-available for sale
      Maturities                                               201.5            46.1            35.0          50.4
      Calls and prepayments                                    353.5           101.0            58.6         269.1
      Sales                                                    452.0           115.8         1,700.3         444.7
    All other investments                                      177.3            44.9           124.6         231.1
  Purchase of investments:
    Fixed maturities-held to maturity                         --              --              --            (734.0)
    Fixed maturities-available for sale                     (1,279.5)         (144.1)       (1,950.7)     (1,018.5)
    All other investments                                      (39.5)          (65.5)         (183.5)       (357.1)
  Sale (purchase) of property and equipment                   --                (0.2)           (0.8)         (1.8)
                                                         -------------        ------     ------------  -------------
Cash provided by (used in) investing activities                (85.3)           87.9          (170.5)       (338.1)
                                                         -------------        ------     ------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contribution                                        --                 2.8          --            --
  Cash dividends to stockholder                               --               (40.0)           (6.0)        (20.0)
  Change in cash overdrafts                                    (12.7)           28.8          --            --
  Interest sensitive life, annuity and investment
    contract deposits                                        1,275.4           301.9         1,059.5       1,455.5
  Interest sensitive life, annuity and investment
    contract withdrawals                                    (1,305.6)         (358.8)       (1,031.7)     (1,362.6)
                                                         -------------        ------     ------------  -------------
Cash provided by (used in) financing activities                (42.9)          (65.3)           21.8          72.9
                                                         -------------        ------     ------------  -------------
Increase (decrease) in cash                                     (0.7)            5.5           (21.4)         (0.1)
Cash at beginning of period                                      7.1             1.6            23.0          23.1
                                                         -------------        ------     ------------  -------------
Cash at end of period                                      $     6.4             7.1             1.6          23.0
                                                         -------------        ------     ------------  -------------
                                                         -------------        ------     ------------  -------------


          See accompanying notes to consolidated financial statements.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES AND PRACTICES

BASIS OF PRESENTATION

    The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles (GAAP) and include the accounts of The Life Insurance Company of Virginia and its subsidiaries ("Life of Virginia" or "Company"). Subsidiaries include Globe Life Insurance Company and Assigned Settlements Inc. at December 31, 1994 and only Assigned Settlements Inc. at December 31, 1996 and 1995. All material intercompany accounts and transactions have been eliminated.

    Prior to April 1, 1996 Combined Insurance Company of America ("CICA") owned 100% or 4,000 shares of Life of Virginia. CICA is a wholly-owned subsidiary of AON Corporation (AON). On April 1, 1996, CICA sold 100% of the issued and outstanding shares of Life of Virginia to General Electric Capital Corporation ("GE Capital"). Immediately thereafter, 80% was contributed to General Electric Capital Assurance Company (the "Parent"). On December 31, 1996, the remaining 20% was contributed to General Electric Life Insurance Group, Inc. ("GELIG").

    Life of Virginia primarily sells variable annuities and universal life insurance to customers throughout most of the United States. Life of Virginia distributes variable annuities primarily through stockbrokers and universal life insurance primarily through career agents and independent brokers. Life of Virginia is also engaged in the sale of traditional individual and group life products and guaranteed investment contracts. Approximately 34%, 43% and 46% of premium and annuity consideration collected, in 1996, 1995, and 1994, respectively, came from customers residing in the South Atlantic region of the United States.

    Although the Company markets its products through numerous distributors, approximately 21.2% and 13.8% of the Company's sales in 1996 and 1995, respectively, have been through two specific national stockbrokers. Loss of all or a substantial portion of the business provided by these stockbrokers could have a material adverse effect on the business and operations of the Company. The Company does not believe, however, that the loss of such business would have a long-term adverse effect because of the Company's competitive position in the marketplace and the availability of business from other distributors.

    Certain 1995 and 1994 amounts have been reclassified to conform to 1996 presentation.

PURCHASE ACCOUNTING METHOD

    Upon acquisition of Life of Virginia by GE Capital, Life of Virginia restated its financial statements in accordance with the purchase method of accounting which allocates the net purchase price for Life of Virginia and its subsidiaries of $932.1 million according to the fair values of the acquired assets and liabilities, including the estimated present value of future profits. These allocated values were dependent upon policies in force and market conditions at the time of closing.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED) These allocations are summarized below:

                                                                                    APRIL 1,
(IN MILLIONS)                                                                         1996
--------------------------------------------------------------------------------  ------------
Assets acquired:
  Cash and investments (including mortgages)                                       $  6,006.2
  Goodwill                                                                              130.3
  Present value of future profits                                                       484.1
  Assets held in separate accounts                                                    2,096.6
  Other assets                                                                          194.2
                                                                                  ------------
Total                                                                              $  8,911.4
                                                                                  ------------
Liabilities assumed:
  Policyholder liabilities                                                         $  5,658.7
  Other liabilities                                                                     224.0
  Liabilities related to separate accounts                                            2,096.6
                                                                                  ------------
Total                                                                                 7,979.3
                                                                                  ------------
Adjusted purchase price                                                            $    932.1
                                                                                  ------------
                                                                                  ------------

    In addition to revaluing all material tangible assets and liabilities to their respective estimated market values as of the closing date of the sale, Life of Virginia also recorded in its financial statements the excess of cost over fair value of net assets acquired (goodwill) as well as the present value of future profits to be derived from the purchased business. These amounts were determined in accordance with the purchase method of accounting. This new basis of accounting resulted in an increase in stockholders' equity of $120.2 million in 1996 reflecting the application of the purchase method of accounting. The Company's consolidated financial statements subsequent to April 1, 1996 reflect this new basis of accounting.

    All amounts for periods ended before April 1, 1996 are labeled "Preacquisition" and are based on the preacquisition historical costs in accordance with generally accepted accounting principles. The periods ending after such date are based on fair values at April 1, 1996 and subsequent costs in accordance with the purchase method of accounting.

PRESENT VALUE OF FUTURE PROFITS

    As of April 1, 1996 Life of Virginia established an intangible asset which represents the "present value of future profits" (PVFP). PVFP reflects the estimated fair value of the Company's life insurance business in-force and represents the portion of the cost to acquire the Company that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected cash flows for the acquired policies discounted at a rate of 15%, the rate of return required by the Parent to invest in the business being acquired.

    PVFP is amortized over the estimated contract life of the business acquired in relation to the present value of estimated gross profits. The estimated gross profit streams are periodically reevaluated and the unamortized balance of PVFP adjusted to the amount that would have existed had the actual experience and revised estimates been known and applied since inception. The amortization period is the remaining life of the policies, which ranges from 10 to 30 years from the date of original policy issue. Based on

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED) current assumptions, net amortization of the PVFP asset, expressed as a percentage, is projected to be 13.3%, 12.1%, 10.9%, 9.7% and 8.3% for the years ended December 31, 1997 through 2001, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

    Prior to April 1, 1996, Life of Virginia's PVFP was calculated in a similar manner as the PVFP discussed above and related to policies in-force on April 30, 1986, the date the Company was acquired by Aon. Under purchase accounting this PVFP was removed.

    The projected ending balance of PVFP will be further adjusted to reflect the impact of unrealized gains or losses on fixed maturities held as available for sale in the investment portfolios. Such adjustments are not recorded in the Company's net income but rather as a credit or charge to stockholders' equity, net of income tax. The components of PVFP are as follows:

                                                                                         PREACQUISITION
                                                                        -------------------------------------------------
                                                          NINE MONTHS    THREE MONTHS
                                                             ENDED           ENDED         YEAR ENDED       YEAR ENDED
                                                         DECEMBER 31,      MARCH 31,      DECEMBER 31,     DECEMBER 31,
(MILLIONS)                                                   1996            1996             1995             1994
-------------------------------------------------------  -------------  ---------------  ---------------  ---------------
PVFP -- beginning of period                                $      --            32.6             48.6             53.7
Adjustment related to the purchase method of accounting        484.0              --               --               --
Interest added                                                  22.4             0.5              2.1              3.2
Gross amortization, excluding interest                         (67.5)           (1.1)            (5.3)            (8.3)
Dividend of Globe Life Insurance Company (note 7)                 --              --            (12.8)              --
PVFP attributable to unrealized gains                          (19.7)             --               --               --
                                                              ------             ---            -----            -----
PVFP -- end of period                                      $   419.2            32.0             32.6             48.6
                                                              ------             ---            -----            -----
                                                              ------             ---            -----            -----

GOODWILL

    Under the purchase method of accounting, the excess of purchase price over the fair value of assets and liabilities acquired and PVFP is established as an asset and referred to as "goodwill." The Company has elected to amortize goodwill on the straight line basis over a 20 year period.

    The Company reviews goodwill to determine if events or changes in circumstances may have affected the recoverability of the outstanding goodwill as of each reporting period. In the event that the Company determined that goodwill was not recoverable it would amortize such amounts as additional goodwill expense in the accompanying financial statements. As of December 31, 1996, the Company believes that no such adjustment is necessary.

ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets or liabilities at the date of the financial

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED) statements. As a result, actual results reported as revenue and expenses could differ from the estimates reported in the accompanying financial statements. As further discussed in the accompanying notes to the consolidated financial statements, significant estimates and assumptions affect deferred acquisition costs, PVFP, future life policy benefits, provisions for real estate-related losses and related reserves, other-than-temporary declines in values for fixed maturities, the valuation allowance for deferred income taxes and the calculation of fair value disclosures for certain financial instruments.

DEFERRED TAX ASSETS AND LIABILITIES

    Pursuant to the acquisition on April 1, 1996, GE Capital, the Company's ultimate parent, and Aon Corporation, the Company's previous ultimate parent, agreed to file an election to treat the acquisition of Life of Virginia as an asset acquisition under the provisions of Internal Revenue Code Section 338(h)(10). As a result of that election, the tax basis of the Company's assets as of the date of acquisition were revalued based upon fair market values. The principal effect of the election was to establish a tax basis of intangibles of approximately $348 million for the value of the business acquired that is amortizable for tax purposes over 10-15 years.

    Deferred income taxes have been provided for the effects of temporary differences between financial reporting and tax bases of assets and liabilities and have been measured using the enacted marginal tax rates and laws that are currently in effect.

RECOGNITION OF PREMIUM REVENUE AND RELATED EXPENSES

    For universal life-type and investment products, generally there is no requirement for payment of premium other than to maintain account values at a level sufficient to pay mortality and expense charges. Consequently, premiums for universal life-type policies and investment products are not reported as revenue, but as deposits. Policy fee revenue for universal life-type policies and investment products consists of charges for the cost of insurance, policy administration, and surrenders assessed during the period. Expenses include interest credited to policy account balances and benefit claims incurred in excess of policy account balances.

    In general, for accident and health products, premiums collected are reported as earned proportionately over the period covered by the policies. For all other life products, premiums are recognized as revenue when due. Benefits and related expenses associated with the premium revenues are charged to expense proportionately over the lives of the policies through a provision for future policy benefit liabilities and through deferral and amortization of deferred policy acquisition costs.

REINSURANCE

    Reinsurance premiums, commissions, and expense reimbursements on reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits. Expense reimbursements received in connection with reinsurance ceded have been accounted for as a reduction of the related policy acquisition costs or, to the extent such reimbursements exceed the related acquisition costs, as other revenue. All reinsurance receivables and prepaid reinsurance premium amounts are reported as assets.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED) INVESTMENTS

    Fixed maturities are carried at fair value. The amortized cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts to maturity that are included in net investment income. Included in fixed maturities are investments in collateralized mortgage obligations ("CMOs"). Premiums and discounts arising from the purchase of CMOs are treated as yield adjustments and included in net investment income. Prepayment assumptions are obtained from dealer surveys. The retrospective adjustment method is used to adjust for prepayment activity.

    Short-term investments are carried at amortized cost which approximates market value. Equity securities are valued at fair value. Mortgage loans are carried at their unpaid balance, net of unamortized discounts and reserves. Real estate is carried generally at cost less accumulated depreciation. Policy loans are carried at unpaid principal balance. Other long-term investments are carried generally at cost.

    Realized investment gains or losses are computed using specific costs of securities sold. Unrealized gains and temporary unrealized losses on fixed maturities available for sale and equity securities are excluded from income and are recorded directly to stockholders' equity, net of related deferred income taxes and adjustments to amortization of deferred policy acquisition costs and present value of future profits.

    Investments that have declines in fair value below cost, that are judged to be other than temporary, are written down to estimated fair values and reported as realized investment losses. Additionally, reserves for mortgage loans and certain other long-term investments are established based on an evaluation of the respective investment portfolio, past credit loss experience, and current economic conditions. Writedowns and the change in reserves are included in realized investment gains and losses in the statements of income. In general, the Company ceases to accrue investment income when interest or dividend payments are in arrears.

    Life of Virginia measures "impaired" loans at the present value of the loans discounted cash flow using the effective interest rate of the original loan as the discount rate. Impaired loans are loans for which it is probable that the Company will be unable to collect all amounts due according to terms of the original contractual terms of the loan agreement. This definition includes, among other things, leases, or larger groups of small-homogenous loans, and therefore applies principally to the Company's commercial loans.

    Accounting policies relating to interest rate swaps are discussed in Note 9.

DEFERRED POLICY ACQUISITION COSTS

    Costs of acquiring new business, principally commissions, underwriting and sales expenses that vary with and are primarily related to the production of new business, are deferred. For non-universal life-type products, amortization of deferred acquisition costs are related to and based on the present value of expected premium revenues on the policies. Periodically amortization is adjusted to reflect current withdrawal experience. Expected premium revenues are estimated by using the same assumptions used in estimating future policy benefits.

    Deferred policy acquisition costs related to universal life-type policies and investment products are amortized in relation to the present value of expected gross profits on the policies. Such amortization is adjusted periodically to reflect differences in actual and assumed gross profits.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED)
    To the extent that unrealized gains or losses on available for sale securities would result in an adjustment to deferred policy acquisition costs amortization, had those gains or losses actually been realized, the related deferred policy acquisition cost adjustments are recorded along with the unrealized gains or losses included in stockholders' equity with no effect on net income.

    The components of deferred acquisition costs are as follows:

                                                                                          PREACQUISITION
                                                                          -----------------------------------------------
                                                           NINE MONTHS     THREE MONTHS
                                                              ENDED            ENDED         YEAR ENDED      YEAR ENDED
                                                          DECEMBER 31,       MARCH 31,      DECEMBER 31,    DECEMBER 31,
(MILLIONS)                                                    1996             1996             1995            1994
-------------------------------------------------------  ---------------  ---------------  ---------------  -------------
Deferred acquisition costs -- beginning of period           $      --            363.9            388.1           413.2
Commissions and expenses deferred                                74.9             22.2             76.1           108.8
Amortization                                                     (3.2)            (6.0)           (39.3)          (57.1)
Credit Life and Health cession (note 4)                            --               --               --          (107.0)
Dividend of Globe Life Insurance Company (note 7)                  --               --            (22.8)             --
Deferred acquisition costs attributable to unrealized
  gains (losses)                                                 (1.4)            17.9            (38.2)           30.2
                                                                -----            -----            -----          ------
Deferred acquisition costs -- end of period                 $    70.3            398.0            363.9           388.1
                                                                -----            -----            -----          ------
                                                                -----            -----            -----          ------

PROPERTY AND EQUIPMENT

    Property and equipment are generally depreciated using the straight- line method over their estimated useful lives. As a result of purchase accounting fully depreciated property and equipment were removed.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate fair values for financial instruments. The carrying amounts in the consolidated statements of financial position for cash and short-term investments approximate their fair values. Fair values for fixed maturity securities and equity securities are based on quoted market prices or, if they are not actively traded, on estimated values obtained from independent pricing services or in the case of private placements, are estimated by discounted expected future cash flows using a current market rate applicable to the yield credit quality, call features and maturity of the investments, as applicable. The fair values for mortgage loans and policy loans are estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Fair values of derivatives are based on quoted prices for exchange-traded instruments or the cost to terminate or offset with other contracts.

    Fair values for liabilities for investment-type contracts are estimated using discounted cash flow calculations based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES AND PRACTICES (CONTINUED) SEPARATE ACCOUNT BUSINESS

    The assets and liabilities of the separate accounts represent designated funds of group pension, variable life and annuity policyholders and are not guaranteed or supported by other general investments of the Company. The Company earns mortality and expense risk fees from the separate accounts and assesses withdrawal charges in the event of early withdrawals. The assets are carried at fair value and are offset by liabilities that represent such policyholders' equity in those assets. The net investment income generated from these assets is not included in the consolidated statements of income.

    The Company has periodically transferred capital to the separate accounts to provide for the initial purchase of investments in the new portfolios. As of December 31, 1996, approximately $29.3 million of the Company's common stock investment related to its capital investments in the separate accounts.

FUTURE POLICY BENEFIT LIABILITIES AND UNEARNED PREMIUMS AND POLICY AND CONTRACT
  CLAIMS

    Future policy benefit liabilities on non-universal life-type and accident and health products have been provided on the net level premium method. The liabilities are calculated based on assumptions as to investment yield, mortality, morbidity and withdrawal rates that were determined at the date of issue or acquisition of Life of Virginia by the Parent, and provide for possible adverse deviations. Interest assumptions are graded and range from 7.4% to 6.5%.

    Withdrawal assumptions are based principally on experience and vary by plan, year of issue, and duration.

    Policyholder liabilities on universal life-type and investment products are generally based on policy account values. Interest crediting rates for these products range from 8.6% to 4.5%.

    Unearned premiums generally are calculated using the pro rata method based on gross premiums. However, in the case of credit life and credit accident and health, the unearned premiums are calculated such that the premiums are earned over the period of risk in a reasonable relationship to anticipated claims.

    Policy and contract claim liabilities represent estimates for reported claims, as well as provisions for losses incurred, but not yet reported. These claim liabilities are based on historical experience and are estimates of the ultimate amount to be paid when the claims are settled. Changes in the estimated liability are reflected in income as the estimates are revised.

FOREIGN CURRENCY TRANSLATION

    Foreign revenues and expenses are translated at average exchange rates. Foreign assets and liabilities are translated at year-end exchange rates. Unrealized foreign exchange gains or losses on translation are generally reported in stockholders' equity. No tax effect was taken into consideration for unrealized losses.

(2) INVESTED ASSETS AND RELATED INCOME

    Under purchase accounting, the market value of Life of Virginia's fixed maturity investments as of April 1, 1996, became Life of Virginia's new cost basis in such investments. The difference between the new cost basis and original par is then amortized against investment income over the remaining effective

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(2) INVESTED ASSETS AND RELATED INCOME (CONTINUED) lives of the fixed maturity investments. As a result of the interest rate environment as of April 1, 1996, the market value of Life of Virginia's fixed maturity investments was approximately $37.4 million lower than original amortized cost.

    The Company's investments in debt and equity securities are considered available for sale and are carried at estimated fair value, with the aggregate unrealized appreciation or depreciation being recorded as a separate component of stockholders' equity. The carrying value and amortized cost of investments at December 31, 1996 and 1995 were as follows:

                                                                                     DECEMBER 31, 1996
                                                                     --------------------------------------------------
                                                                                      GROSS         GROSS
                                                                      AMORTIZED    UNREALIZED    UNREALIZED     FAIR
(MILLIONS)                                                              COST          GAINS        LOSSES       VALUE
-------------------------------------------------------------------  -----------  -------------  -----------  ---------
Available for sale:
  U.S. government and agencies                                        $    65.5           2.1            --        67.6
  States and political subdivisions                                         2.1            --            --         2.1
  Foreign governments                                                     178.2           5.6            --       183.8
  Corporate securities                                                  3,092.1          29.0         (19.6)    3,101.5
  Mortgage-backed securities                                            1,764.3          29.7          (6.3)    1,787.7
                                                                     -----------          ---         -----   ---------
Total fixed maturities                                                  5,102.2          66.4         (25.9)    5,142.7

Total equity securities                                                   155.1          11.2          (0.8)      165.5
                                                                     -----------          ---         -----   ---------
Total available for sale                                              $ 5,257.3          77.6         (26.7)    5,308.2
                                                                     -----------          ---         -----   ---------
                                                                     -----------          ---         -----   ---------

                                                                                       PREACQUISITION
                                                                     --------------------------------------------------
                                                                                     DECEMBER 31, 1995
                                                                     --------------------------------------------------

                                                                                     GROSS         GROSS
                                                                      AMORTIZED   UNREALIZED    UNREALIZED      FAIR
(MILLIONS)                                                              COST         GAINS        LOSSES        VALUE
-------------------------------------------------------------------  -----------  -----------  -------------  ---------
Available for sale:
  U.S. government and agencies                                        $    60.7          1.5            --         62.2
  States and political subdivisions                                         2.2          0.2            --          2.4
  Foreign governments                                                      18.6          0.6            --         19.2
  Corporate securities                                                  2,478.6        140.2          (9.9)     2,608.9
  Mortgage-backed securities                                            1,596.3         19.6         (16.9)     1,599.0
  Other fixed maturities                                                  110.8          8.5            --        119.3
                                                                     -----------       -----         -----    ---------
Total fixed maturities                                                  4,267.2        170.6         (26.8)     4,411.0

Total equity securities                                                   133.7         26.2          (3.0)       156.9
                                                                     -----------       -----         -----    ---------
Total available for sale                                              $ 4,400.9        196.8         (29.8)     4,567.9
                                                                     -----------       -----         -----    ---------
                                                                     -----------       -----         -----    ---------

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(2) INVESTED ASSETS AND RELATED INCOME (CONTINUED)
    The amortized cost and fair value of fixed maturities, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                            DECEMBER 31, 1996
                                                                          ----------------------
                                                                           AMORTIZED     FAIR
(MILLIONS)                                                                   COST        VALUE
------------------------------------------------------------------------  -----------  ---------
Due in one year or less                                                    $    82.1        82.5
Due after one year through five years                                          961.8       902.8
Due after five years through ten years                                       1,626.5     1,671.5
Due after ten years                                                            667.5       698.2
Mortgage-backed securities                                                   1,764.3     1,787.7
                                                                          -----------  ---------
                                                                           $ 5,102.2     5,142.7
                                                                          -----------  ---------
                                                                          -----------  ---------

    The cumulative effect on January 1, 1994 of adopting Statement No. 115 increased stockholders equity by $25.1 million (net of adjustments to deferred policy acquisition costs of $14.0 million and deferred income taxes of $20.2 million) to reflect the net unrealized fixed maturities holding gains on securities previously carried at amortized cost; there was no effect on net income as a result of the adoption.

    On November 30, 1995, Life of Virginia reclassified all held to maturity securities to available for sale. The amortized cost and related unrealized gains for the securities reclassified was $2,698.3 million and $50.9 million, respectively.

    Securities on deposit for regulatory authorities as required by law amounted to $4.5 million at December 31, 1996 and 1995.

    Life of Virginia had $12.6 million and $34.2 million of non-income producing investments on December 31, 1996 and December 31, 1995, respectively.


    Life of Virginia's "impaired" loans consist of loans requiring allowances for loan losses of $.2 million and $12.2 million as of December 31, 1996 and 1995, respectively. Interest income earned on these loans while they were considered impaired was $1.2 million and $5.5 million as of December 31, 1996 and 1995, respectively.


    Life of Virginia's mortgage and real estate portfolio is distributed by geographic location and type. However, Life of Virginia has concentration exposures in certain regions and in certain types as shown in the following two tables.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(2) INVESTED ASSETS AND RELATED INCOME (CONTINUED)
    Geographic distribution as of December 31, 1996:

                                                                          MORTGAGE    REAL ESTATE
                                                                         -----------  -----------
South Atlantic                                                                48.3%        75.2%
East North Central                                                            14.6%         1.4%
Mountain                                                                      12.7%           --
West South Central                                                            11.2%           --
Pacific                                                                        7.3%         8.1%
Middle Atlantic                                                                4.5%        15.3%
East South Central                                                             1.4%           --
                                                                         -----------  -----------
Total                                                                        100.0%       100.0%
                                                                         -----------  -----------
                                                                         -----------  -----------

    Type distribution as of December 31, 1996:

                                                                          MORTGAGE    REAL ESTATE
                                                                         -----------  -----------
Office building                                                               23.7%        66.4%
Retail                                                                        22.8%        18.4%
Industrial                                                                    21.9%           --
Apartments                                                                    19.2%           --
Other commercial                                                               8.2%        15.2%
Hotel/motel                                                                    4.2%           --
                                                                         -----------  -----------
Total                                                                        100.0%       100.0%
                                                                         -----------  -----------
                                                                         -----------  -----------

    The components of net unrealized investment gains (losses) are as follows:

                                                                                        PREACQUISITION
                                                                        -----------------------------------------------
                                                          NINE MONTHS    THREE MONTHS
                                                             ENDED           ENDED         YEAR ENDED      YEAR ENDED
                                                         DECEMBER 31,      MARCH 31,      DECEMBER 31,    DECEMBER 31,
(MILLIONS)                                                   1996            1996             1995            1994
-------------------------------------------------------  -------------  ---------------  ---------------  -------------
Gross unrealized investment gains (losses)
  Fixed maturities available for sale                      $    40.5             2.8            143.8          (154.9)
  Equity securities                                             10.4             5.8             23.2            (2.9)
PVFP                                                           (19.7)             --               --              --
Deferred policy acquisition costs                               (1.4)            9.9             (8.0)           30.2
                                                              ------             ---            -----          ------
Net unrealized before deferred tax                         $    29.8            18.5            159.0          (127.6)
Unrealized income tax benefit (expense)                        (10.4)           (6.6)           (55.9)           30.1
                                                              ------             ---            -----          ------
Net unrealized                                             $    19.4            11.9            103.1           (97.5)
                                                              ------             ---            -----          ------
                                                              ------             ---            -----          ------

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(2) INVESTED ASSETS AND RELATED INCOME (CONTINUED)
    The components of net investment income are as follows:

                                                                                         PREACQUISITION
                                                                        -------------------------------------------------
                                                          NINE MONTHS    THREE MONTHS
                                                             ENDED           ENDED         YEAR ENDED       YEAR ENDED
                                                         DECEMBER 31,      MARCH 31,      DECEMBER 31,     DECEMBER 31,
(MILLIONS)                                                   1996            1996             1995             1994
-------------------------------------------------------  -------------  ---------------  ---------------  ---------------
Fixed maturities                                           $   276.8            93.1            332.8            404.1
Equity securities                                                8.7             4.2             10.8             25.2
Mortgage loans on real estate                                   41.3            13.5             49.8             49.9
Short-term investments                                           3.1             0.5              3.5              3.8
Other investments                                                9.9             3.0             13.2             18.0
                                                              ------           -----            -----            -----
Gross investment income                                        339.8           114.3            410.1            501.0
Investment expenses                                             (5.4)           (2.3)            (8.0)           (10.4)
                                                              ------           -----            -----            -----
Net investment income                                      $   334.4           112.0            402.1            490.6
                                                              ------           -----            -----            -----
                                                              ------           -----            -----            -----

    Realized gains (losses) on investments are as follows:

                                                                                           PREACQUISITION
                                                                          -------------------------------------------------
                                                           NINE MONTHS     THREE MONTHS
                                                              ENDED            ENDED         YEAR ENDED       YEAR ENDED
                                                          DECEMBER 31,       MARCH 31,      DECEMBER 31,     DECEMBER 31,
(MILLIONS)                                                    1996             1996             1995             1994
-------------------------------------------------------  ---------------  ---------------  ---------------  ---------------
Fixed maturities:
  Gross gains                                               $     0.6              0.5             12.9              8.6
  Gross losses                                                   (0.7)            (1.4)           (90.2)           (39.2)
Fixed maturities held to maturity:
  Gross gains                                                      --               --              1.1             11.3
  Gross losses                                                     --               --            (13.8)            (9.8)
Equity securities                                                 6.0             10.3              5.6             (1.9)
Mortgage loans on real estate                                      --             (0.4)             2.3              9.6
Other                                                             0.1               --              5.6             (4.4)
                                                                -----            -----            -----            -----
Total before tax                                                  6.0              9.0            (76.5)           (25.8)
Less applicable tax                                              (2.3)            (1.9)            26.8              9.0
                                                                -----            -----            -----            -----
Total                                                       $     3.7              7.1            (49.7)           (16.8)
                                                                -----            -----            -----            -----
                                                                -----            -----            -----            -----

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(2) INVESTED ASSETS AND RELATED INCOME (CONTINUED)
    The changes in net unrealized gains (losses) on fixed maturities and equity security investments are as follows:

                                                                                         PREACQUISITION
                                                                          ---------------------------------------------
                                                           NINE MONTHS    THREE MONTHS
                                                              ENDED           ENDED        YEAR ENDED      YEAR ENDED
                                                          DECEMBER 31,      MARCH 31,     DECEMBER 31,    DECEMBER 31,
(MILLIONS)                                                    1996            1996            1995            1994
-------------------------------------------------------  ---------------  -------------  ---------------  -------------
Fixed maturities:
  Available for sale                                        $    40.5          (141.0)          298.7          (214.2)
  Held to maturity                                                 --              --           233.7          (351.0)
Equity securities                                                10.4           (17.4)           26.1           (38.8)
                                                                -----          ------           -----          ------
Net unrealized investment gains (losses)                    $    50.9          (158.4)          558.5          (604.0)
                                                                -----          ------           -----          ------
                                                                -----          ------           -----          ------

(3) INCOME TAX

    Beginning April 1, 1996, Life of Virginia and its subsidiary will be included in the life insurance company consolidated Federal income tax return of GECA. Prior to the April 1, 1996, Life of Virginia was included in the consolidated federal income tax return of Aon and its principal domestic subsidiaries and in accordance with intercompany policy, provided taxes on income based on a separate company basis. Amounts payable or recoverable related to periods before April 1, 1996, are subject to an indemnification agreement with Aon. As such the Company is not at risk for any income taxes nor entitled to recoveries related to those periods.

    Income taxes are recorded in the statements of income and directly in stockholders' equity accounts. Income tax expense (benefit) for the years ending December 31 was allocated as follows:

                                                                                           PREACQUISITION
                                                                          -------------------------------------------------
                                                           NINE MONTHS     THREE MONTHS
                                                              ENDED            ENDED         YEAR ENDED       YEAR ENDED
                                                          DECEMBER 31,       MARCH 31,      DECEMBER 31,     DECEMBER 31,
(MILLIONS)                                                    1996             1996             1995             1994
-------------------------------------------------------  ---------------  ---------------  ---------------  ---------------
Statement of income:
  Operating income (excluding realized investment gains
    and losses)                                             $    29.5              5.1             53.9             24.3
  Realized investment gains/losses                                2.3              1.9            (26.8)            (9.0)
  Income tax expense/(benefit) included in the
    statement of income                                          31.8              7.0             27.1             15.3
Stockholders' equity:
  Unrealized gains/(losses) on securities available for
    sale                                                         10.4            (49.3)            86.0            (42.4)
                                                                -----            -----            -----            -----
Total income tax expense/(benefit)                          $    42.2            (42.3)           113.1            (27.1)
                                                                -----            -----            -----            -----
                                                                -----            -----            -----            -----

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(3) INCOME TAX (CONTINUED)

    The actual Federal income tax expense differed from the expected tax expense computed by applying the U.S. Federal statutory rate to income before income tax expense. A reconciliation of the income tax provisions based on the statutory corporate tax rate to the provisions reflected in the consolidated financial statements is as follows:

                                                                                       PREACQUISITION
                                                              ----------------------------------------------------------------
                                            NINE MONTHS           THREE MONTHS
                                               ENDED                 ENDED               YEAR ENDED            YEAR ENDED
                                            DECEMBER 31,           MARCH 31,            DECEMBER 31,          DECEMBER 31,
(MILLIONS)                                      1996                  1996                  1995                  1994
--------------------------------------  --------------------  --------------------  --------------------  --------------------
Statutory tax rate                      $    30.1       35.0% $     6.6       35.0% $    23.2       35.0% $    31.0       35.0%
Tax-exempt investment income
  deductions                                 (1.0)      (1.2)        --       (0.1)      (0.1)      (0.1)      (0.8)      (0.9)
Adjustment of prior year taxes                 --         --         --         --        3.5        5.3      (11.8)     (13.3)
Other - net                                   2.7        3.2        0.4        2.1        0.5        0.7       (3.1)      (3.5)
                                        ---------  ---------        ---  ---------  ---------  ---------  ---------  ---------
Effective tax rate                      $    31.8       37.0% $     7.0       37.0% $    27.1       40.9% $    15.3       17.3%
                                        ---------  ---------        ---  ---------  ---------  ---------  ---------  ---------
                                        ---------  ---------        ---  ---------  ---------  ---------  ---------  ---------

    Significant components of Life of Virginia's deferred tax liabilities and assets are as follows (in millions):

                                                                                 PREACQUISITION
                                                                                 ---------------
                                                                  DECEMBER 31,    DECEMBER 31,
                                                                      1996            1995
                                                                  -------------  ---------------
Deferred tax liabilities:
  Present value of future profits                                   $    89.8              --
  Policy acquisition costs                                                 --            96.9
  Employee benefits                                                        --            11.0
  Unrealized investment gains                                            10.4            58.7
  Other                                                                   6.5            35.2
                                                                       ------           -----
Total deferred tax liabilities                                          106.7           201.8
                                                                       ------           -----
Deferred tax assets:
  Insurance reserve amounts                                             120.4            78.2
  Policy acquisition costs                                               34.3              --
  Guaranty fund amounts                                                  10.8              --
  Other                                                                  14.1            48.1
                                                                       ------           -----
Total deferred tax assets                                               179.6           126.3
                                                                       ------           -----
Net deferred tax liabilities (assets)                               $   (72.9)           75.5
                                                                       ------           -----
                                                                       ------           -----

    A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes the deferred tax assets will be fully realized in the future based on the expectation of the reversal of existing temporary differences, anticipated future earnings, and consideration of all other available evidence. Accordingly, no valuation allowance is established.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(3) INCOME TAX (CONTINUED)
    The amount of income taxes paid (refund) for nine months ended December 31, 1996, three months ended March 31, 1996, the years ended December 31, 1995 and 1994 was $38.6 million, $(2.4) million, $44.9 million, and $56.7 million, respectively.

(4) REINSURANCE AND CLAIM RESERVES

    Life of Virginia is involved in both the cession and assumption of reinsurance with other companies. In 1996 and 1995, Life of Virginia's reinsurance consists primarily of long-duration contracts that are entered into with financial institutions and related party reinsurance. In 1994, Life of Virginia's reinsurance consisted primarily of short-duration contracts that were entered into with numerous automobile dealerships, financial institutions, and related party reinsurance. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Company, they do not discharge the Company from its primary liabilities and the Company remains liable to the extent that the reinsuring companies are unable to meet their obligations.

    A summary of reinsurance activity is as follows:

                                                                                        PREACQUISITION
                                                                        -----------------------------------------------
                                                          NINE MONTHS    THREE MONTHS
                                                             ENDED           ENDED         YEAR ENDED      YEAR ENDED
                                                         DECEMBER 31,      MARCH 31,      DECEMBER 31,    DECEMBER 31,
                                                             1996            1996             1995            1994
                                                         -------------  ---------------  ---------------  -------------
                                                            EARNED          EARNED           EARNED          EARNED
                                                         -------------  ---------------  ---------------  -------------
Direct                                                     $   210.5            77.2            261.5           404.2
Assumed                                                          6.6            35.0              4.3             8.3
Ceded                                                          (62.4)          (19.8)           (86.5)         (193.7)
                                                              ------           -----            -----          ------
Net premiums                                               $   154.7            92.4            179.3           218.8
                                                              ------           -----            -----          ------
                                                              ------           -----            -----          ------

    Due to the nature of the Company's reinsurance contracts, premiums earned approximate premiums written.

    A significant portion of Life of Virginia's ceded premiums relates to group life and health premiums. Life of Virginia is the primary carrier for the State of Virginia employees group life and health plan. By statute, Life of Virginia must reinsure these risks with other Virginia domiciled companies who wish to participate.

    Incurred losses and loss adjustment expenses are net of reinsurance of $60.5 million, $17.2 million, $63.1 million and $102.1 million for the nine months ended December 31, 1996, three months ended March 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

    In December 1994, Life of Virginia ceded to CICA $406.6 million of its guaranteed investment contract liabilities. In conjunction with the liability cession, Life of Virginia transferred to CICA available for sale fixed maturities with a fair value of $278.1 million and a cost of $287.2 million and preferred stock with a fair value of $110.5 million and a cost of $119.7 million. Included in receivable from affiliates at December 31, 1995 is $212.6 million which represents the remaining ceded guaranty investment contract liability.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(4) REINSURANCE AND CLAIM RESERVES (CONTINUED)
    In July 1994, Life of Virginia ceded to Union Fidelity Life Insurance Company ("UFLIC") $280.7 million of its credit life and health reserves and associated acquisition costs of $107.0 million. In conjunction with the liability cession, Life of Virginia recognized a $29.1 million loss which is reflected as a $20.8 million premium ceded and $8.3 million realized loss on investments.

    Premiums, benefits to policyholders, and commissions and general expenses ceded to UFLIC during the second six months of 1994 amounted to $35.0 million, $14.4 million, and $14.2 million, respectively.

    In January 1995, Life of Virginia ceded to CICA $600 million of its single premium deferred annuity liabilities. In conjunction with the liability cession, Life of Virginia transferred to CICA available for sale fixed maturities with a fair value of $436.1 million and cost of $501.4 million and held to maturity fixed maturities with a fair value of $81.4 million and a cost of $95.1 million. In addition, $5.5 million of accrued income related to the assets above was transferred to CICA. This transaction resulted in a deferred reinsurance gain of $77.0 million, $24 million of which was recognized in 1995. Additionally, Life of Virginia recognized a $79.0 million realized investment loss. Included in receivable from affiliates at December 31, 1995 is $357.5 million which represents the ceded single premium deferred annuity liability of $410.5 million less a deferred reinsurance gain of $53 million.

    In connection with the sale of the Company, the following transactions occurred effective January 1, 1996: single premium deferred annuity liabilities reinsured with CICA in 1995 were recaptured, guaranteed investment contract liabilities reinsured with CICA in 1994 were recaptured, other lines of CICA insurance business inforce were assumed, and other related liabilities of CICA were assumed. In conjunction with the recapture and assumption, CICA transferred to Life of Virginia assets with a fair market value totaling $842.6 million. For the three months ended March 31, 1996, premiums of $33.9 million, benefits of $46.7 million, commission expense of $10.2 million and a capital contribution of $69.3 million as a result of various reinsurance transactions. The $53 million deferred reinsurance gain remaining at December 31, 1995 from the January 1995 single premium deferred annuity cession to CICA was

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(4) REINSURANCE AND CLAIM RESERVES (CONTINUED) recognized as a capital contribution. The tables below summarize the assets and liabilities transferred from CICA to the Company.

MILLIONS                                                                     FAIR MARKET VALUE
---------------------------------------------------------------------------  -----------------
Assets transferred:
  Fixed maturity                                                                 $   727.4
  Preferred stock                                                                     88.2
  Policy loans                                                                        14.2
  Accrued investment income                                                           10.0
  Cash                                                                                 2.8
                                                                                    ------
Total                                                                            $   842.6
                                                                                    ------
                                                                                    ------
Liabilities recaptured and assumed:
  Single premium deferred annuity                                                $   410.5
  Guaranteed investment contracts                                                    212.6
  Universal life contracts                                                           156.6
  Individual traditional contracts                                                    33.2
  Other lines of business inforce                                                     19.9
  Other liabilities                                                                   16.5
                                                                                    ------
Total                                                                            $   849.3
                                                                                    ------
                                                                                    ------

(5) EMPLOYEE BENEFITS

SAVINGS PLAN

    Beginning April 1, 1996, Life of Virginia's salaried and commissioned employee's participated in a General Electric contributory savings plan. Provisions made for the savings plan were $.6 million for the nine months ended December 31, 1996.

    Prior to the acquisition on April 1, 1996, Life of Virginia participated in Aon's contributory savings plan for the benefit of salaried and commissioned employees. Provisions made for the savings plan were $.3 million, $.8 million and $1.2 million for the three months ended March 31, 1996, and the years ended December 31, 1995 and 1994, respectively. This plan terminated upon the acquisition of Life of Virginia by GE Capital.

EMPLOYEE STOCK OWNERSHIP PLAN

    Prior to the acquisition on April 1, 1996, Life of Virginia participated in Aon's leveraged ESOP for the benefit of salaried and certain commissioned employees. Contributions to the ESOP for the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994 charged to Life of Virginia's operations amounted to $.1 million, $.5 million and $.6 million, respectively. This plan terminated upon the acquisition of Life of Virginia by GE Capital.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(5) EMPLOYEE BENEFITS (CONTINUED)
PENSION PLAN

    Beginning April 1, 1996, Life of Virginia's salaried and commissioned employee's participated in a General Electric contributory defined benefit pension plan. Generally, benefits are based on the greater of a formula recognizing career earnings or a formula recognizing length of service and final average earnings. Benefit provisions are subject to collective bargaining. General Electric's funding policy is to contribute amounts sufficient to meet minimum funding requirements as set forth in employee benefit and tax laws plus such additional amounts as determined appropriate. The components of net periodic pension cost and benefit obligations of the General Electric defined benefit plan are not separately available for Life of Virginia. In connection with Life of Virginia's participation in the General Electric contributory defined benefit pension plan a $.4 million expense was incurred for the nine months ended December 31, 1996.

    Prior to the acquisition on April 1, 1996, Life of Virginia participated in Aon's non-contributory defined benefit pension plan providing retirement benefits for salaried employees and certain commissioned employees based on years of service and salary. Aon's funding policy was to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as Aon determines to be appropriate from time to time. The components of net periodic pension cost and benefit obligations of the Aon defined benefit plan were not separately available for Life of Virginia. In connection with Life of Virginia's participation in the Aon defined benefit plan, net pension credits of $1.2 million, $3.8 million and $3.1 million in the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994. This plan terminated upon the acquisition of Life of Virginia by GE Capital.

    During 1993, the Aon Pension Plan was amended to include certain additional amounts of compensation in determining plan benefits and in 1994 to reduce the maximum amount of compensation that can be considered under the plan as required by law. Further, the Pension Plan was amended in 1994 to provide increases in benefits to current pensioners.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    Beginning April 1, 1996, Life of Virginia's salaried and commissioned employee's participated in a General Electric retiree health and life insurance benefit plan. The plan's principally provide health and life insurance benefits to employees who retire under the General Electric pension plan with 10 or more years of service. Retirees share in the cost of their health care benefits. The funding policy for retiree health benefits is generally to pay covered expenses as they are incurred. Expenses incurred by Life of Virginia for the nine months ended December 31, 1996 for the retiree health and life insurance benefit plan were $1.3 million.

    Prior to the acquisition on April 1, 1996, Aon sponsored two defined benefit postretirement health and welfare plans in which Life of Virginia participated that cover both salaried and nonsalaried employees. One plan provides medical benefits, prior to and subsequent to Medicare eligibility, and the other provides life insurance benefits. The postretirement health care plan is contributory, with retiree contributions adjusted annually; the life insurance plan is noncontributory. Both plans are funded on a pay-as-you-go basis. These plans terminated upon the acquisition of Life of Virginia by GE Capital.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(6) LEASE COMMITMENTS

    Life of Virginia has noncancelable operating leases for certain office space, equipment and automobiles. Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

(MILLIONS)                                                               MINIMUM LEASE PAYMENTS
---------------------------------------------------------------------  ---------------------------
1997                                                                            $     1.1
1998                                                                                  0.8
1999                                                                                  0.4
2000                                                                                  0.2
2001                                                                                  0.1
Later years                                                                            --
                                                                                      ---
Total minimum payments required                                                 $     2.6
                                                                                      ---
                                                                                      ---

MINIMUM LEASE PAYMENTS

    Rental expenses for all operating leases for the nine months ended December 31, 1996, the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994 amounted to $2.5 million, $.8 million, $3.6 million and $5.1 million, respectively.

(7) RELATED PARTY TRANSACTIONS

    Life of Virginia pays investment advisory fees and other fees to affiliates; Parent after April 1, 1996 and Aon previous to that date. Amounts incurred for these items aggregated $3.2 million, $3.5 million, $5.8 million and $37.8 million for nine months ended December 31, 1996, the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994, respectively. Life of Virginia charges affiliates for certain services and for the use of facilities and equipment which aggregated $2.0 million, $1.0 million, $10.0 million and $101.2 million for the nine months ended December 31, 1996, the three months ended March 31, 1996 and the years ended December 31, 1995, and 1994, respectively.

    At December 31, 1996 and 1995, Life of Virginia held investments in securities of certain affiliates amounting to $2.6 million and $12.6 million, respectively. Amounts included in net investment income related to these holdings totaled $0.1 million, $0.2 million, $1.0 million and $3.5 million for the nine months ended December 31, 1996, the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

    In January 1995, Life of Virginia dividended 100% of its Globe Life Insurance Company ("Globe") common stock to CICA, a subsidiary of Aon. At December 31, 1994, Globe had assets of $954.9 million, liabilities of $765.7 million and stockholders' equity of $189.2 million. The fair market value of this dividend was $193.3 million.

    In 1995, Life of Virginia received from CICA, in the form of a capital contribution, fixed maturities with a fair value of $45.0 million.

    In January 1995, Life of Virginia transferred limited partnership investments with a fair value of $8.0 million and cost of $7.5 million, common stocks with a fair value of $5.6 million and cost of $3.4 million,

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(7) RELATED PARTY TRANSACTIONS (CONTINUED) and cash of $6.4 million to pay a $20.0 million dividend declared but not paid in 1994. A $2.7 million realized investment gain was recorded on this transfer.

    In December 1994, Life of Virginia exchanged common stocks with a fair value of $61.4 million and cost of $67.1 million for CICA's available for sale fixed maturities and related accrued income with fair values of $60.9 million and $.5 million, respectively. Life of Virginia recorded the fixed maturity securities at CICA's fair value of $60.9 million resulting in a $5.7 million realized loss that is reflected in the statement of income.

(8) LITIGATION

    Life of Virginia is subject to numerous claims and lawsuits that arise in the ordinary course of business. In some of these cases the remedies that may be sought or damages claimed are substantial, including cases that seek punitive or extraordinary damages. Accruals for these lawsuits have been provided to the extent that losses are deemed probable and are estimable. Although the ultimate outcome of these suits cannot be ascertained and liabilities in indeterminate amounts may be imposed on Life of Virginia, on the basis of present information, availability of insurance coverage, and advice received from counsel, it is the opinion of management that the disposition or ultimate determination of such claims and lawsuits will not have a material adverse effect on the consolidated financial position or results of operations of Life of Virginia.

(9) FINANCIAL INSTRUMENTS

INTEREST RATE RISK MANAGEMENT

    Life of Virginia used interest rate swap agreements to manage asset and liability durations relating to its capital accumulation annuity business. As of December 31, 1995 and 1994, these swap agreements had the net effect of lengthening liability durations. Variable rates received on interest rate swap agreements correlate with crediting rates paid on outstanding liabilities. The net effect of swap payments is settled periodically and reported in income. There was no settlement of underlying notional amounts.

    Life of Virginia performed frequent analyses to measure the degree of correlation associated with its derivative program. Life of Virginia assessed the adequacy of the correlation analyses results in determining whether the derivatives qualify for hedge accounting. Realized gains and losses on derivatives that qualify as hedges were deferred and reported as an adjustment of the cost basis of the hedged item. Deferred gains and losses were amortized into income over the life of the hedged item. The fair value of swap agreements hedging liabilities were not recognized in the consolidated statements of financial position.

    These interest rate swaps gave rise to credit risks due to possible non-performance by counterparties. The credit risk was generally limited to the fair value of those contracts that were favorable to Life of Virginia. Life of Virginia limited its credit risk by restricting investments in derivative contracts to a diverse group of highly rated major financial institutions. Life of Virginia closely monitored the credit worthiness of, and exposure to, its counterparties and considered its credit risk to be minimal.

    Life of Virginia had $0.0 million and $250.0 million notional amount of interest rate swaps outstanding at December 31, 1996 and 1995, respectively.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(9) FINANCIAL INSTRUMENTS (CONTINUED)
    During the three months ended March 31, 1996 and the year ended December 31, 1995 Life of Virginia amortized $.6 million and $1.4 million, respectively, of net deferred losses relating to interest rate swaps into income.

    The interest rates on Life of Virginia's principal outstanding swaps at December 31, are presented below:

                                                                            PAY         RECEIVE
                                                                           FIXED       VARIABLE
                                                                        ------------  -----------
1995                                                                      7.9 - 8.3%       5.40%
                                                                        ------------  -----------
                                                                        ------------  -----------

    As of December 31, 1995, the principal swaps have maturities ranging from September 1999 to October 2000 and variable rates based on five year treasury rates. These swaps were terminated prior to March 31, 1996 resulting in a $1.1 million gain which was deferred.

OTHER FINANCIAL INSTRUMENTS

    Life of Virginia has certain investment commitments to provide fixed-rate loans. The investment commitments, which would be collateralized by related properties of the underlying investments, involve varying elements of credit and market risk. Investment commitments outstanding at December 31, 1996 and December 31, 1995, totaled $1.7 million and $21.7 million, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Accounting standards require the disclosure of fair values for certain financial instruments. The fair value disclosures are not intended to encompass the majority of policy liabilities, various other non-financial instruments, or other intangible items related to Life of Virginia's business. Accordingly, care should be exercised in deriving conclusions about Life of Virginia's business or financial condition based on the fair value disclosures.

             THE LIFE INSURANCE COMPANY OF VIRGINIA & SUBSIDIARIES

                               DECEMBER 31, 1996

(9) FINANCIAL INSTRUMENTS (CONTINUED)
    The carrying amount and fair value of certain of Life of Virginia's financial instruments are as follows:

                                                                                                   PREACQUISITION
                                                                                               ----------------------
                                                                          DECEMBER 31, 1996      DECEMBER 31, 1995
                                                                         --------------------  ----------------------
                                                                         CARRYING     FAIR      CARRYING      FAIR
(MILLIONS)                                                                AMOUNT      VALUE      AMOUNT       VALUE
-----------------------------------------------------------------------  ---------  ---------  -----------  ---------
Assets:
  Fixed maturities and equity securities (note 2)                        $ 5,308.2    5,308.2     4,567.9     4,567.9
  Mortgage loans on real estate                                              585.4      622.6       592.5       638.2
  Policy loans                                                               179.5      179.5       151.7       150.2
  Cash, short-term investments and receivables                               186.4      186.4       727.5       727.5
  Assets held in separate accounts                                         2,762.7    2,762.7     2,019.6     2,019.6
Liabilities:
  Investment type insurance contracts                                      3,055.0    3,027.6     2,769.7     2,796.9
  Commissions and general expenses                                            46.8       46.8        12.8        12.8
  Interest rate swaps                                                           --         --          --        24.1
  Liabilities related to separate accounts                                 2,762.7    2,762.7     2,019.6     2,019.6

    See Note 1 regarding the method used to estimate fair values.

(10) STOCKHOLDERS' EQUITY

    Generally, the capital and surplus of Life of Virginia available for transfer to the Parent are limited to the amounts that the statutory capital and surplus exceed minimum statutory capital requirements; however, payments of the amounts as dividends may be subject to approval by regulatory authorities. The maximum amount of dividends which can be paid by the Company without prior approval at December 31, 1996, is $41.9 million.

    Statutory net income (loss) and stockholders' equity is summarized below:

                                                                                         PREACQUISITION
                                                                        -------------------------------------------------
                                                          NINE MONTHS    THREE MONTHS
                                                             ENDED           ENDED
                                                         DECEMBER 31,      MARCH 31,      DECEMBER 31,     DECEMBER 31,
(MILLIONS)                                                   1996            1996             1995             1994
-------------------------------------------------------  -------------  ---------------  ---------------  ---------------
Statutory net income                                       $    69.7            (8.3)            53.9             58.2
Statutory stockholders' equity                                 419.1           360.5            364.2            400.6

    The National Association of Insurance Commissioners has developed certain Risk Based Capital (RBC) requirements for life insurers. If prescribed levels of RBC are not maintained, certain actions may be required on the part of the Company or its regulators. At December 31, 1996 the Company's Total Adjusted Capital and Authoritized Control Level -- RBC were, $504.6 million and $78.6 million, respectively. This level of adjusted capital qualifies under all tests.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of First Colony Corporation:

    We have audited the accompanying consolidated balance sheets of First Colony Corporation and Subsidiaries (the "Company") as of November 30, 1996 and December 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the period from January 1 to November 30, 1996, and the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Colony Corporation and Subsidiaries as of November 30, 1996 and December 31, 1995, and the consolidated results of their operations and their cash flows for the period from January 1 to November 30, 1996, and the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

    As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for certain investment securities in 1994 to conform with a new pronouncement of the Financial Accounting Standards Board.

/s/ Coopers & Lybrand LLP

Richmond, Virginia
May 20, 1997

                   FIRST COLONY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                    NOVEMBER 30, 1996 AND DECEMBER 31, 1995

                                 (IN MILLIONS)

                                                                                             1996        1995
                                                                                          ----------  ----------
                                         ASSETS
Investments:
  Fixed maturities, held-to-maturity at amortized cost (fair value: 1996, $4,429.7;
    1995, $4,660.9)                                                                       $  4,027.3  $  4,070.5
  Fixed maturities, available-for-sale, at fair value (amortized cost: 1996, $4,920.2;
    1995, $4,319.8)                                                                          5,160.1     4,698.8
  Equity securities, at market value (cost: 1996, $219.3, 1995, $302.8)                        255.8       354.0
  Policy loans                                                                                 219.2       207.9
  Other long-term investments                                                                   38.3        40.6
  Short-term investments (cost: 1996, $50.0; 1995, $14.0)                                       50.7        14.2
                                                                                          ----------  ----------
      Total investments                                                                      9,751.4     9,386.0
Cash and cash equivalents                                                                      128.6        46.1
Accrued investment income                                                                      179.5       161.7
Deferred policy acquisition costs                                                            1,000.2       874.6
Reinsurance recoverable                                                                        137.5       115.3
Accounts receivable                                                                             58.8        50.6
Debt issuance cost                                                                               3.3         3.8
Property and equipment less accumulated depreciation (1996, $17.7; 1995, $13.4)                 45.1        44.7
Value of insurance in force at acquisition date                                                  5.0         5.8
Goodwill, less accumulated amortization (1996, $17.3; 1995, $16.3)                              30.3        31.4
Other assets                                                                                     1.1         0.6
                                                                                          ----------  ----------
      Total assets                                                                        $ 11,340.8  $ 10,720.6
                                                                                          ----------  ----------
                                                                                          ----------  ----------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Policy liabilities and accruals:
    Future policy benefits                                                                $  6,374.0  $  5,932.3
    Claims                                                                                      55.9        52.6
                                                                                          ----------  ----------
      Total policy liabilities and accruals                                                  6,429.9     5,984.9
  Deposits on investment contracts                                                           2,653.3     2,521.6
  Other policyholder funds                                                                     147.4       132.7
  Long-term debt                                                                               174.9       174.8
  Other Liabilities                                                                            158.6        94.0
  Deferred income taxes                                                                        243.2       328.2
                                                                                          ----------  ----------
      Total liabilities                                                                      9,807.3     9,236.2
                                                                                          ----------  ----------
  Shareholders' equity:
  Variable term preferred stock, no par value; authorized 15.0 shares; issued and
    outstanding 3.2 shares                                                                      80.0        80.0
  Common stock, no par value; authorized 150.0 shares; issued and outstanding 49.8
    shares and 49.3 shares, respectively                                                       324.2       312.9
  Unrealized appreciation of fixed maturities, less applicable deferred tax of $72.4 in
    1996 and $112.1 in 1995 and deferred policy acquisition costs of $28.0 in 1996 $48.8
    in 1995                                                                                    134.5       208.3
  Unrealized appreciation of equity securities less applicable deferred income taxes of
    $11.4 in 1996 and $16.6 in 1995                                                             25.0        34.6
  Retained earnings                                                                            969.8       848.6
                                                                                          ----------  ----------
      Total shareholders' equity                                                             1,533.5     1,484.4
                                                                                          ----------  ----------
      Total liabilities and shareholders' equity                                          $ 11,340.8  $ 10,720.6
                                                                                          ----------  ----------
                                                                                          ----------  ----------

          See accompanying notes to consolidated financial statements.

                   FIRST COLONY CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

      FOR THE PERIODS ENDED NOVEMBER 30, 1996, DECEMBER 31, 1995 AND 1994

                                 (IN MILLIONS)

                                                                                   1996       1995       1994
                                                                                 ---------  ---------  ---------
Revenues:
  Premiums                                                                       $   598.3  $   746.6  $   619.8
  Net investment income                                                              729.3      747.0      675.1
  Mortality, surrender and administrative charges                                    106.8      105.9       93.0
  Net realized gains on investments                                                   17.7       58.9      (12.1)
                                                                                 ---------  ---------  ---------
  Total revenues                                                                   1,452.1    1,658.4    1,375.8
                                                                                 ---------  ---------  ---------
Benefits:
  Life and annuity benefits paid                                                     491.1      492.4      424.8
  Increase in reserves                                                               599.0      773.2      667.4
                                                                                 ---------  ---------  ---------
      Total benefits                                                               1,090.1    1,265.6    1,092.2
                                                                                 ---------  ---------  ---------
Expenses:
  Commissions                                                                         30.1       38.8       38.4
  General and administrative and other expenses                                       65.4       67.2       56.1
  Amortization of intangible assets                                                   55.0       41.0       13.1
  Debt service cost                                                                   11.2       12.1       12.0
                                                                                 ---------  ---------  ---------
      Total expenses                                                                 161.7      159.1      119.6
                                                                                 ---------  ---------  ---------
  Total benefits and expenses                                                      1,251.8    1,424.7    1,211.8
                                                                                 ---------  ---------  ---------
Income before income taxes                                                           200.3      233.7      164.0

Income taxes                                                                          58.9       82.3       57.1
                                                                                 ---------  ---------  ---------
  Net income                                                                     $   141.4  $   151.4  $   106.9
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                   FIRST COLONY CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

      FOR THE PERIODS ENDED NOVEMBER 30, 1996, DECEMBER 31, 1995 AND 1994

                                 (IN MILLIONS)

                                                               1996                    1995                    1994
                                                      ----------------------  ----------------------  ----------------------
                                                        SHARES      AMOUNTS     SHARES      AMOUNTS     SHARES      AMOUNTS
                                                      -----------  ---------  -----------  ---------  -----------  ---------
Variable term preferred stock, no par value
  (authorized 15.0 shares):

  Beginning and ending balance                               3.2   $    80.0         3.2   $    80.0         3.2   $    80.0
                                                             ---   ---------         ---   ---------         ---   ---------
Common stock, no par value (authorized 150.0
  shares):

  Beginning                                                 49.3       312.9        49.3       312.9        49.3       312.9
  Options exercised                                          0.5        11.3
                                                             ---   ---------         ---   ---------         ---   ---------
  Ending balance                                            49.8       324.2        49.3       312.9        49.3       312.9
                                                             ---   ---------         ---   ---------         ---   ---------
Unrealized appreciation (depreciation) of fixed
  maturities:

  Beginning balance                                                    208.3                  (114.9)                 --
  Change in net unrealized gains                                       (73.8)                  323.2                  (114.9)
                                                                   ---------               ---------               ---------
  Ending balance                                                       134.5                   208.3                  (114.9)
                                                                   ---------               ---------               ---------
Unrealized appreciation of equity securities:

  Beginning balance                                                     34.6                    16.3                    70.6
  Change in net unrealized gains                                        (9.6)                   18.3                   (54.3)
                                                                   ---------               ---------               ---------
  Ending balance                                                        25.0                    34.6                    16.3
                                                                   ---------               ---------               ---------
Retained earnings:

  Beginning balance                                                    848.6                   720.3                   631.1
  Net income                                                           141.4                   151.4                   106.9
  Cash dividends:
    Common dividend                                                    (17.0)                  (19.7)                  (14.3)
    Preferred dividend                                                  (3.2)                   (3.4)                   (3.4)
                                                                   ---------               ---------               ---------
    Ending balance                                                     969.8                   848.6                   720.3
                                                                   ---------               ---------               ---------
  Total shareholders' equity                                       $ 1,533.5               $ 1,484.4               $ 1,014.6
                                                                   ---------               ---------               ---------
                                                                   ---------               ---------               ---------

          See accompanying notes to consolidated financial statements.

                   FIRST COLONY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

      FOR THE PERIODS ENDED NOVEMBER 30, 1996, DECEMBER 31, 1995 AND 1994

                                 (IN MILLIONS)

                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
Cash and cash equivalents at beginning of year                                      $    46.1  $    54.8  $    60.4
Cash flows from (used in ) operating activities:
  Net income                                                                            141.4      151.4      106.9
  Adjustments to reconcile net income to cash provided from operating activities:
    Increase in policy liabilities and accruals                                         353.0      510.5      428.1
    Depreciation, depletion and amortization                                             60.2       46.5       18.2
    (Increase) decrease in income taxes accrued                                         (13.2)      30.2       (6.0)
    Change in other policyholder funds (other than investment contracts)                 12.8        3.1       61.5
    Accrued investment income                                                           (17.8)      (6.1)     (13.8)
    Accrual of discounts on fixed maturities                                            (93.1)     (99.9)    (105.1)
    Deferred policy acquisition costs                                                  (158.1)    (190.1)    (154.3)
    Change in reinsurance recoverable                                                   (22.2)     (29.1)     (20.4)
    Realized gains on sale of investments                                               (17.7)     (58.9)      12.1
    Other items, net                                                                     14.9       21.9       18.0
                                                                                    ---------  ---------  ---------
      Net cash provided from operating activities                                       260.2      379.5      345.2
                                                                                    ---------  ---------  ---------
Cash flows from (used in) investing activities:
  Fixed maturities available-for-sale:
    Purchases                                                                        (1,281.1)  (1,199.5)    (913.7)
    Sales                                                                               442.0      350.2      507.7
    Maturities, calls and redemptions                                                   274.4      149.9      306.8
  Fixed maturities held-to-maturity:
    Purchases                                                                          (117.3)    (381.5)    (879.1)
    Sales                                                                                14.3        5.5         --
    Maturities, calls and redemptions                                                   230.9      189.6      237.5
  Other investments:
    Purchases                                                                            (3.2)     (42.0)     (61.4)
    Sales or maturities                                                                 115.0      147.1      115.0
    Other                                                                               (51.9)     (34.0)      (9.2)
                                                                                    ---------  ---------  ---------
      Net cash used in investing activities                                            (376.9)    (814.7)    (696.4)
                                                                                    ---------  ---------  ---------
Cash flows from (used in) financing activities:
  Investment and universal life contracts:
    Amounts received                                                                    626.5      663.4      484.3
    Interest credited                                                                   256.8      275.6      246.6
    Benefit payments                                                                   (569.1)    (384.6)    (272.7)
    Charges assessed                                                                   (106.1)    (104.7)     (92.3)
  Common stock issuance                                                                  11.3         --         --
  Regular dividends paid                                                                (20.2)     (23.2)     (20.3)
                                                                                    ---------  ---------  ---------
  Net cash provided from financing activities                                           199.2      426.5      345.6
                                                                                    ---------  ---------  ---------
      Net increase (decrease) in cash and cash equivalents                               82.5       (8.7)      (5.6)
                                                                                    ---------  ---------  ---------
      Cash and cash equivalents at end of year                                      $   128.6  $    46.1  $    54.8
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

    The accompanying consolidated financial statements of First Colony Corporation and Subsidiaries (First Colony or the Company) include the accounts of the Company and its wholly-owned subsidiaries: First Colony Life Insurance Company (First Colony Life), American Mayflower Life Insurance Company of New York (American Mayflower) and Jamestown Life Insurance Company. All significant intercompany accounts and transactions have been eliminated.

    As of December 1, 1996, First Colony Corporation was acquired by General Electric Capital Corporation (GE Capital). These financial statements do not reflect any adjustments made for purchase accounting in connection with this acquisition. See Note 14.

BASIS OF PRESENTATION

    The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP). These principles are established primarily by the Financial Accounting Standards Board
(FASB) and the American Institute of Certified Public Accountants. The preparation of financial statements in conformity with GAAP requires management to make informed judgments and estimates that affect the reported amounts of assets and liabilities (including disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    GAAP principles differ in some respects from statutory accounting practices required by regulatory authorities for life insurance companies. These differences are set forth in Note 13 of the "Notes to Consolidated Financial Statements."

    Certain amounts in the accompanying financial statements and the notes thereto have been reclassified to conform to the current year's presentation.

CASH AND CASH EQUIVALENTS

    Cash equivalents are short-term investments having an original maturity of less than 90 days (e.g., repurchase agreements, overnight sweep accounts and loan participation notes).

INVESTMENTS

    Investments in fixed maturities (bonds, notes and redeemable preferred stocks) are assigned to the held-to-maturity portfolio if the Company has the positive intent and ability to hold such securities to maturity. Equity securities (common and non-redeemable preferred stocks) and other fixed maturities are classified as available-for-sale. Securities classified as held-to-maturity and policy loans are stated at cost, adjusted where appropriate for amortization of premium or accrual of discount ("amortized cost"); securities classified as as available-for-sale, equity securities and short-term investments are stated at current market values; other long-term investments are principally investments in limited partnerships which are carried on the equity basis. Short term investments consist primarily of long- term bonds maturing within one year. For investments subject to significant prepayment or extension risk, principally collateralized mortgage obligations (CMOs) in the bond portfolio, adjustments to the amortization of book values are calculated to generate a constant yield based on the current and projected cash flows from the purchase date to anticipated maturity. Actual prepayments for CMOs may indicate the need for a change to original assumptions if actual cash flows differ significantly from original estimates. The Company has never invested in interest-only or principal-only CMOs, nor does the Company have any derivative financial instruments in its investment portfolio as of November 30, 1996 or December 31, 1995.

    The fair value for fixed maturities and equity securities is based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, call features and maturity of the investments, as applicable. Changes in the market values of fixed maturities available-for-sale, net of the effect of deferred policy acquisition cost amortization and deferred federal income taxes, are reflected as unrealized appreciation and depreciation in a separate component of shareholder's equity and accordingly have no effect on net income.

    Realized investment gains and losses are calculated on the specific identification basis. A decline in the value of an investment in a fixed maturity or an equity security below book value that is considered to be other than temporary is recorded as a realized loss in the income statement.

DEFERRED POLICY ACQUISITION COSTS

    Certain costs of acquiring new business, principally commissions, certain expenses of the policy issue and underwriting departments and certain variable sales expenses, have been deferred. Deferred policy acquisition costs (DAC) are amortized in proportion to anticipated premium revenues for traditional life policies and increased for interest and amortized in proportion to estimated gross profits for universal life-type policies. Estimated gross profits include mortality and expense margins, surrender and contract administrative charges and excess investment earnings, which include realized gains on investments and unrealized gains on fixed maturities available-for-sale when appropriate, and accelerated CMO income. Actual experience for universal life-type products may indicate the need for a change in the estimated gross profits used to calculate DAC amortization. Accordingly, the Company periodically unlocks its assumptions on the estimated gross profits of these products and the cumulative amortization for the books of business are re-estimated and adjusted by a cumulative charge or credit to the statement of income.

REVENUE AND EXPENSE RECOGNITION

    Premiums for traditional life insurance are reported as revenues for the entire policy year at the beginning of the policy year or, for short duration contracts (principally accident and health), over the contract period. Benefits, claims and expenses are associated with earned revenues in order to recognize profits over the lives of the contracts. This association is accomplished by provisions for future policy benefits and the deferral and amortization of deferred policy acquisition costs.

    Deposits on universal life contracts are credited to the policyholder account, which is part of the liability for future policy benefits. Revenues consist of amounts assessed against the policyholder's account value, including mortality, contract initiation, contract administrative and surrender charges. Surrender benefits are treated as reductions of the policyholder account. Death benefits, net of the policyholder account, are expensed when incurred. Expenses are associated with gross profit in order to recognize profit over the life of the book of business. This association is accomplished by deferral and amortization of policy acquisition costs.

    Deposits on investment contracts, such as single premium immediate annuity contracts (SPIAs) without life contingencies and single premium deferred annuities (SPDAs), are accounted for as policyholder deposits and are credited to deposits on investment contracts. Revenues consist primarily of the investment income earned on the deposits. Expenses include primarily the interest credited to the policyholder deposits. Benefit payments for such contracts are treated as reductions of the policyholder account.

    SPIAs with life contingencies are accounted for as limited-payment contracts. Premiums for such products are reported as revenue when collected and a corresponding liability for future policy benefits is charged to operations.

GOODWILL AND VALUE OF ACQUIRED INSURANCE IN FORCE

    Goodwill is being amortized over 40 years on a straight-line basis.

    The value of acquired insurance in force at acquisition date (VOB) represents the present value of the unamortized remaining amount of the anticipated annual profits of the business in force (principally life insurance products and structured settlement annuities) on May 14, 1982 (the date Ethyl Corporation acquired the Company).

INCOME TAXES

    First Colony Corporation will file its final consolidated federal income tax return with its subsidiaries, for the period ended November 30, 1996, consistent with prior years.

    A tax allocation agreement exists between First Colony Corporation and its subsidiaries, allocating consolidated federal income tax to the individual companies based on their separate company taxable income.

    The Company uses the FASB 109 asset and liability approach to account for income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities.

REINSURANCE

    Premium revenue, benefits, underwriting, acquisition and insurance expenses are reported net of the amounts relating to reinsurance ceded to other companies, except for reinsurance costs for universal life products. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

FUTURE POLICY BENEFITS, DEPOSITS ON INVESTMENT CONTRACTS AND OTHER POLICYHOLDER
  FUNDS

    Future policy benefits are composed primarily of the liabilities for life insurance policies and limited-payment contracts (SPIAs with life contingencies). Future policy benefits are calculated based on actuarial assumptions as to mortality, interest, expense and withdrawals, with provisions for adverse deviation, where appropriate. Actual experience may vary from original estimates. Deposits on investment contracts represent the liability held for principally SPIAs without life contingencies and SPDAs. Other policyholder funds represent deposits on unissued policies and contracts.

NEW ACCOUNTING STANDARDS

    FASB Statement No. 123--"Accounting for Stock-Based Compensation" (FASB
123). The new standard, issued in October 1995, became effective for fiscal years beginning after December 15, 1995, and encourages, but does not require, companies to adopt a fair-value based method of accounting for stock-based compensation. However, in the event fair-value based accounting is not adopted, the new standard requires pro forma disclosures of net income and earnings per share, as if the fair-value based method of accounting had been applied. The Company did not adopt fair-value based accounting but has made the required disclosure in its 1996 financial statements (see Note 6).

2. INVESTMENTS

    The following tables summarize the components of net investment income and realized investment gains (losses) for the periods ended November 30, 1996 and December 31, 1995.

                             NET INVESTMENT INCOME

                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
Gross investment income:
  Interest on fixed maturities                                     $   696.9  $   705.1  $   630.5
  Dividends on equity securities                                        21.3       30.2       33.0
  Policy loan interest                                                  11.3       11.8       10.1
  Other investment income                                                5.5        6.0        7.3
                                                                   ---------  ---------  ---------
Total investment income                                                735.0      753.1      680.9
  Investment expenses                                                   (5.7)      (6.1)      (5.8)
                                                                   ---------  ---------  ---------
Net investment income                                              $   729.3  $   747.0  $   675.1
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                       REALIZED INVESTMENT GAINS (LOSSES)

                                                                       1996       1995       1994
                                                                     ---------  ---------  ---------
Fixed maturities:
  Held-to-maturity                                                   $    14.2  $    20.0  $    22.3
  Available-for-sale                                                     (22.0)      (4.6)     (57.7)
Equity securities                                                         18.6       42.9       23.3
Other investments                                                          6.9        0.6
                                                                     ---------  ---------  ---------
  Realized investment gains (losses)                                 $    17.7  $    58.9  $   (12.1)
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

    Effective for the year beginning January 1, 1994, the Company adopted FASB No. 115, Accounting for Certain Investments in Debt and Equity Securities. Accordingly, the Company reclassified certain securities from the held-to-maturity portfolio to the available-for-sale portfolio. The unrealized gain or loss, net of tax, for fixed maturities classified as available-for-sale was recorded as a separate component of shareholders' equity in the balance sheet. There was no cumulative effect on beginning retained earnings.

    The proceeds, gross realized gains and gross realized losses of fixed maturities are as follows for the periods ended November 30, 1996, December 31, 1995 and 1994:

                       FIXED MATURITIES HELD-TO-MATURITY

                                                                                   GROSS       GROSS
                                                                     PROCEEDS      GAINS      LOSSES
                                                                    -----------  ---------  -----------
                                                                               (IN MILLIONS)
1996:
  Sales                                                              $    14.3          --   $    (1.9)
  Maturities, Calls and Redemptions                                      230.9   $    16.9        (0.8)
1995:
  Sales                                                                    5.5          --        (1.5)
  Maturities, Calls and Redemptions                                      189.6        21.5          --
1994:
  Sales                                                                     --          --          --
  Maturities, Calls and Redemptions                                      237.5        22.3          --

                      FIXED MATURITIES AVAILABLE-FOR-SALE

                                                                                    GROSS       GROSS
                                                                     PROCEEDS       GAINS      LOSSES
                                                                    -----------  -----------  ---------
                                                                               (IN MILLIONS)
1996:
  Sales                                                              $   442.0    $     2.4   $   (28.6)
  Maturities, Calls and Redemptions                                      274.4          4.2          --
1995:
  Sales                                                                  350.2          5.3       (12.9)
  Maturities, Calls and Redemptions                                      149.9          3.4        (0.4)
1994:
  Sales                                                                  507.7          3.1       (69.9)
  Maturities, Calls and Redemptions                                      306.8          9.7        (0.6)

    One security was sold during 1996 from the fixed maturities held-to-maturity portfolio with a total book value of $16.3 million resulting in a realized loss of $1.9 million. Two securities were sold during 1995 from the fixed maturities held-to-maturity portfolio with a total book value of $7.0 million resulting in a realized loss of $1.5 million. Prior to sale, these issuers experienced significant deterioration of creditworthiness.

    The change in unrealized investment gains (losses) for the periods ended November 30, 1996, December 31, 1995 and 1994 is as follows:

                 CHANGE IN UNREALIZED INVESTMENT GAINS (LOSSES)

                                                                   1996       1995       1994
                                                                 ---------  ---------  ---------
                                                                          (IN MILLIONS)
Fixed maturities available-for-sale                              $  (134.3) $   573.1  $  (203.8)
Equity securities                                                    (14.8)      28.2      (83.6)
                                                                 ---------  ---------  ---------
  Change in unrealized investment gains (losses)                 $  (149.1) $   601.3  $  (287.4)

    The fixed maturities available-for-sale portfolio as of November 30, 1996 and December 31, 1995 had gross unrealized appreciation of $270.8 million and $398.8 million and gross unrealized depreciation of $129.6 million and $19.5 million, respectively.

    On December 22, 1995, the Company elected to make a one-time reassessment of the fixed maturities held-to-maturity portfolio in accordance with the FASB's Special Report: "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" issued in November 1995. Fixed investments with an amortized cost of $632.1 million were transferred from the held-to-maturity portfolio to the available-for-sale portfolio. The unrealized appreciation or depreciation resulting from carrying these securities at market value is included in a separate component of stockholders' equity net of deferred income taxes and the effect of deferred policy acquisition cost amortization.

    The amortized cost of fixed maturities held-to-maturity as of November 30, 1996 and December 31, 1995 reflects $5.8 million and $9.9 million, respectively, of unrealized losses recognized on transfers from fixed maturities available-for-sale to fixed maturities held-to-maturity during 1994. The market value at the time of transfer totaled $163.5 million. The unrealized loss, net of deferred federal income taxes, is: (i) included with the net unrealized loss on fixed maturities available-for-sale in a separate component of stockholders' equity and had no effect on net income; and (ii) is being amortized over the remaining life of the fixed maturities using the interest method.

    Gross unrealized appreciation pertaining to equity securities at November 30, 1996 and December 31, 1995 was $39.4 million and $55.7 million, respectively. Gross unrealized depreciation of equity securities was $2.9 million and $4.5 million at November 30, 1996 and December 31, 1995, respectively.

    The amortized cost and estimated market values of investments in fixed maturities, including short-term investments, are as follows:

                       FIXED MATURITIES HELD-TO-MATURITY

                                                                   NOVEMBER 30, 1996
                                                     ----------------------------------------------
                                                                         GROSS
                                                                       UNREALIZED        ESTIMATED
                                                      AMORTIZED   --------------------    MARKET
                                                        COST        GAINS     LOSSES       VALUE
                                                     -----------  ---------  ---------  -----------
                                                                     (IN MILLIONS)
  U.S. Government                                     $   155.9   $    26.9  $    (0.4)  $   182.4
  State                                                    15.1         1.5         --        16.6
  Foreign government                                       14.1         2.1         --        16.2
  Corporate securities                                  3,674.9       404.2      (40.1)    4,039.0
  Mortgage-backed securities                              167.3         8.8       (0.6)      175.5
                                                     -----------  ---------  ---------  -----------
    Total                                             $ 4,027.3   $   443.5  $   (41.1)  $ 4,429.7
                                                     -----------  ---------  ---------  -----------
                                                     -----------  ---------  ---------  -----------

                      FIXED MATURITIES AVAILABLE-FOR-SALE

                                                                                       NOVEMBER 30, 1996
                                                                         ----------------------------------------------
                                                                                             GROSS
                                                                                           UNREALIZED        ESTIMATED
                                                                          AMORTIZED   --------------------    MARKET
                                                                            COST        GAINS     LOSSES       VALUE
                                                                         -----------  ---------  ---------  -----------
                                                                                         (IN MILLIONS)
U.S. Government                                                           $   340.2   $    27.5  $    (0.5)  $   367.2
State                                                                          11.1         0.7     --            11.8
Foreign government                                                             33.2         6.2     --            39.4
Corporate securities                                                        3,331.6       177.1      (23.0)    3,485.7
Mortgage-backed securities                                                  1,327.7        50.1       (5.0)    1,372.8
Other debt securities                                                          66.0         9.2       (1.1)       74.1
                                                                         -----------  ---------  ---------  -----------
  Total                                                                   $ 5,109.8   $   270.8  $   (29.6)  $ 5,351.0
                                                                         -----------  ---------  ---------  -----------
                                                                         -----------  ---------  ---------  -----------

                       FIXED MATURITIES HELD-TO-MATURITY

                                                                                       DECEMBER 31, 1995
                                                                         ----------------------------------------------
                                                                                             GROSS
                                                                                           UNREALIZED        ESTIMATED
                                                                          AMORTIZED   --------------------    MARKET
                                                                            COST        GAINS     LOSSES       VALUE
                                                                         -----------  ---------  ---------  -----------
                                                                                         (IN MILLIONS)
U.S. Government                                                           $   130.4   $    33.4  $    (0.2)  $   163.6
State                                                                          12.0         0.6     --            12.6
Foreign government                                                             14.1         2.5     --            16.6
Corporate securities                                                        3,725.9       575.3      (39.1)    4,262.1
Mortgage-backed securities                                                    188.1        18.7       (0.8)      206.0
                                                                         -----------  ---------  ---------  -----------
  Total                                                                   $ 4,070.5   $   630.5  $   (40.1)  $ 4,660.9
                                                                         -----------  ---------  ---------  -----------
                                                                         -----------  ---------  ---------  -----------

                      FIXED MATURITIES AVAILABLE-FOR-SALE

                                                                                       DECEMBER 31, 1995
                                                                         ----------------------------------------------
                                                                                             GROSS
                                                                                           UNREALIZED        ESTIMATED
                                                                          AMORTIZED   --------------------    MARKET
                                                                            COST        GAINS     LOSSES       VALUE
                                                                         -----------  ---------  ---------  -----------
                                                                                         (IN MILLIONS)
  U.S. Government                                                         $   228.7   $    45.3  $    (0.1)  $   273.9
  State                                                                         9.4         1.7     --            11.1
  Foreign government                                                           32.3         7.7     --            40.0
  Corporate securities                                                      2,681.0       245.3      (14.2)    2,912.1
  Mortgage-backed securities                                                1,338.7        79.2       (4.6)    1,413.3
  Other debt securities                                                        77.5        19.6       (0.6)       96.5
                                                                         -----------  ---------  ---------  -----------
  Total                                                                   $ 4,367.6   $   398.8  $   (19.5)  $ 4,746.9
                                                                         -----------  ---------  ---------  -----------
                                                                         -----------  ---------  ---------  -----------

    The amortized cost and estimated market value of fixed maturities and short-term investments at November 30, 1996, by contractual maturity, are shown on the following page. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or pre-payment penalties.

                                                                                       ESTIMATED
                                                                          AMORTIZED     MARKET
                                                                            COST         VALUE
                                                                         -----------  -----------
                                                                              (IN MILLIONS)
Fixed maturities held-to-maturity

Due in one year or less                                                   $  --        $  --
Due after one year through five years                                         131.4        142.7
Due after five years through ten years                                        361.3        402.7
Due after ten years                                                         3,367.3      3,708.8
Mortgage-backed securities                                                    167.3        175.5
                                                                         -----------  -----------
  Total                                                                   $ 4,027.3    $ 4,429.7
                                                                         -----------  -----------
                                                                         -----------  -----------

                                                                                       ESTIMATED
                                                                          AMORTIZED     MARKET
                                                                            COST         VALUE
                                                                         -----------  -----------
                                                                              (IN MILLIONS)
Fixed maturities held-to-maturity

Due in one year or less                                                   $   183.3    $   184.4
Due after one year through five years                                         153.0        162.5
Due after five years through ten years                                        339.7        353.9
Due after ten years                                                         3,097.1      3,268.4
Mortgage-backed securities                                                  1,327.7      1,372.8
                                                                         -----------  -----------
  Total                                                                   $ 5,100.8    $ 5,342.0
                                                                         -----------  -----------
                                                                         -----------  -----------

    At November 30, 1996, fixed maturity investments having an amortized value of $8.3 million were on deposit with regulatory authorities as required by law.

    No investment in any person or its affiliates exceeded 10% of shareholders' equity of $1,533.5 million at November 30, 1996. See Note 14 regarding the bond received from GE Capital subsequent to November 30, 1996.

    At December 31, 1995, the Company held four investments with a total book value of $15.2 million which were non-income producing during the eleven months ended November 30, 1996.

3. LIABILITY FOR FUTURE POLICY BENEFITS AND DEPOSITS ON INVESTMENT CONTRACTS

    Future policy benefits for substantially all traditional life insurance plans have been computed on a net level premium method based on estimated investment yields, withdrawal and mortality assumptions as follows:

    For policies issued prior to May 1982, principal assumptions are:

    Interest rates at 10% level; mortality at 85% graded to 100% of the 1965-1970 Select and Ultimate Basic Table depending on duration; and withdrawals based on actual experience.

    For policies issued after April 1982, principal assumptions are:

    Interest rates ranging from 8% to 12% grading to 5% to 6.75% over 20 to 25 years, and for 1993 and later issues 7.5% level; mortality at varying percentages of the 1965-1970 or 1975-1980 Select and Ultimate Basic Table depending on age, duration and the underwriting classification; and withdrawals based on actual experience.

    Future policy benefits for universal life plans are calculated at the policyholder account values plus the unearned mortality and expense charges.

    Future policy benefits for limited-payment contracts issued prior to May 1982 are principally valued at 12.50% using the 1971 Individual Annuity Mortality Table ("1971 IAM Table"). For such contracts issued after April 1982, future policy benefits have been computed on the basis of various interest rates ranging from 6.5% to 13.75% for the first 20 years, 5.25% to 8.5% for the next 10 to 20 years and 5% thereafter, using the Company's pricing tables based on the underlying mortality experience such that the initial reserve is equal to the consideration less applicable costs of acquisition.

    Where substandard risks are involved, assumptions as to mortality are increased in proportion to the substandard rating assigned to each risk.

    Deposits on investment contracts (principally single premium deferred and single premium immediate annuities without life contingencies) consist of the payments received for such contracts plus earnings credited thereon less annuity payments to contract holders.

3. LIABILITY FOR FUTURE POLICY BENEFITS AND DEPOSITS ON INVESTMENT CONTRACTS (CONTINUED)
    A breakdown of the liability for future policy benefits and deposits on investment contracts as of November 30, 1996 and December 31, 1995 follows (in millions):

                                    CALENDAR

                                                                                                        YEARS OF
                                                                                    1996       1995       ISSUE
                                                                                  ---------  ---------  ---------
Liability for Future Policy Benefits:
  Traditional life                                                                $    75.4  $    76.9    1956-82
                                                                                      446.9      364.4    1982-96
                                                                                  ---------  ---------
    Total traditional life                                                            522.3      441.3
  Universal life annual                                                               904.4      811.9    1981-96
  Universal life single                                                               992.4      986.4    1981-96
                                                                                  ---------  ---------
  Limited payment contracts (annuities with life contingencies)                       213.7      206.2    1978-82
                                                                                    3,713.1    3,461.8    1982-96
                                                                                  ---------  ---------
    Total limited payment contracts                                                 3,926.8    3,668.0
Other                                                                                  28.1       24.7
                                                                                  ---------  ---------
    Total                                                                         $ 6,374.0  $ 5,932.3
                                                                                  ---------  ---------
Deposits on Investment Contracts:
  Single premium immediate annuities without life contingencies                   $ 1,155.9  $   985.1    1981-96
  Single premium deferred annuities                                                 1,497.4    1,536.5    1986-96
                                                                                  ---------  ---------
    Total                                                                         $ 2,653.3  $ 2,521.6
                                                                                  ---------  ---------
                                                                                  ---------  ---------

4. REINSURANCE

    In order to limit the amount of loss retention, certain policy risks are reinsured with other insurance companies. The maximum amounts of life insurance retained by the insurance companies on any one life may not exceed $500,000 for ordinary life or $650,000 for combined ordinary and salary savings universal life. Amounts in excess of these maximums are reinsured with other insurance companies. Reinsurance contracts do not relieve First Colony from its obligations to policyholders. In the unlikely event that the reinsurers would be unable to meet their obligations, First Colony is liable for the reinsured claims. First Colony evaluates the financial condition of its reinsurers annually for potential credit risks in order to minimize its exposure to significant losses from reinsurer insolvencies. All of First Colony's reinsurers are rated "A-" or better by A.M. Best.

    Policy risks reinsured as of November 30, 1996 and December 31, 1995 are summarized as follows:

                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                    (IN BILLIONS)
Gross life insurance in force (including amounts assumed)                                        $   198.1  $   176.9
Amounts ceded to other companies                                                                      37.5       33.8
Percent of ceded to gross                                                                               19%        19%

    The effect of reinsurance on premiums and expenses is as follows:

                                                                                       NOVEMBER 30,   DECEMBER 31,
                                                                                           1996           1995
                                                                                       -------------  -------------
                                                                                              (IN MILLIONS)
Direct premiums                                                                          $   607.5      $   739.1
Reinsurance assumed                                                                           73.8           85.5
Reinsurance ceded                                                                            (83.0)         (78.0)
                                                                                            ------         ------
  Total net premiums                                                                     $   598.3      $   746.6
                                                                                            ------         ------
                                                                                            ------         ------
Ceded reinsurance netted against benefits and expenses                                   $   107.1      $   130.4
Net reinsurance (costs) for universal life contracts                                     $   (17.4)     $   (16.9)

    Components of the reinsurance recoverable asset as of December 31 are as follows:

                                                                                       NOVEMBER 30,   DECEMBER 31,
                                                                                           1996           1995
                                                                                       -------------  -------------
                                                                                              (IN MILLIONS)
Ceded reserves                                                                           $   117.1      $    94.1
Ceded claims liability                                                                        11.8           12.5
Ceded--other                                                                                   8.6            8.7
                                                                                            ------         ------
  Total                                                                                  $   137.5      $   115.3
                                                                                            ------         ------
                                                                                            ------         ------

5. COMMITMENTS AND CONTINGENCIES

    The Company has a line of credit arrangement with three banks to provide short-term liquidity. The maximum borrowing allowed under this facility is $25 million for an individual lending institution and $50 million in aggregate.

    The Company also has a five year credit facility in the amount of $65 million which was established in 1995 to be used for general corporate purposes.

    There were no amounts outstanding at November 30, 1996 and December 31, 1995. All credit facility and line of credit arrangements were terminated with the acquisition of the Company by GE Capital on December 1, 1996.

STATE GUARANTY FUND ASSESSMENTS

    State guaranty funds provide payments for policyholders of insolvent life insurance companies. These guaranty funds are financed by assessments to solvent insurance companies based on location, volume and types of their business. The Company estimates its liability for future state guaranty fund assessments, net of amounts expected to be recovered through future premium tax credits, based on data received from the National Organization of Life and Health Insurance Guaranty Associations. Management believes the reserve is adequate for all anticipated payments for known insolvencies.

LEASES AND OTHER CONTRACTUAL COMMITMENTS

    The Company's lease and other contractual commitments, rental expenses and contingent liabilities are not material.

6. BENEFIT PLANS

    The Company has a noncontributory defined benefit pension plan covering substantially all of its employees. Plan benefits are based on years of service and compensation. Annual retirement costs are actuarially determined and the Company's policy is to fund the pension cost accrued.

    The components of pension cost for the period ended November 30, 1996 and for the years ended December 31, 1995 and 1994 are as follows:

                                                                                              1996       1995       1994
                                                                                            ---------  ---------  ---------
                                                                                                     (IN MILLIONS)
Service Cost                                                                                $     1.9  $     1.6  $     1.6
Interest cost                                                                                     1.6        1.4        1.2
Return on plan assets                                                                            (1.2)      (1.2)      (1.0)
Amortization and deferral (net)                                                                   0.3        0.2        0.2
                                                                                            ---------  ---------  ---------
  Pension cost                                                                              $     2.6  $     2.0  $     2.0
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

    The following rates were used in computing the pension cost as of November 30, 1996 and December 31, 1995:

                                                                                           1996       1995       1994
                                                                                         ---------  ---------  ---------
Discount rates used to determine expense                                                      7.25%      7.75%      7.25%
Assumed rates of compensation increases                                                       6.00%      6.00%      6.00%
Expected long-term rates of return                                                            8.00%      8.75%      8.75%

    Plan assets are invested in a deposit administration group annuity policy with First Colony Life. Plan contributions are accumulated in a deposit administration fund, which is part of the general investment portfolio of First Colony Life.

    The following sets forth the funded status of the plan and the amounts for the actuarial present value of benefit obligations shown in the accompanying balance sheet at November 30, 1996 and December 31, 1995:

                                                                                                     1996       1995
                                                                                                   ---------  ---------
                                                                                                      (IN MILLIONS)
Accumulated benefit obligation:
  Vested                                                                                           $    12.2  $    10.6
  Non-vested                                                                                             1.4        1.3
Projected compensation increase                                                                         13.1       11.6
                                                                                                   ---------  ---------
Projected benefit obligation                                                                            26.7       23.5
Less plan assets                                                                                       (16.6)     (14.2)
                                                                                                   ---------  ---------
Projected benefit obligation in excess of plan assets                                                   10.1        9.3
Unrecognized net loss                                                                                   (6.9)      (6.8)
Unrecognized prior service cost                                                                         (0.8)      (0.6)
Unrecognized transition obligation                                                                      (0.1)      (0.1)
                                                                                                   ---------  ---------
Accrued pension cost included in other liabilities                                                 $     2.3  $     1.8
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

    The following rates were used in computing the funded status for the plan:

                                                                                               1996       1995
                                                                                             ---------  ---------
Discount rates used for obligations                                                               7.25%      7.25%
Assumed rates of compensation increases                                                           6.00%      6.00%

    A non-qualified unfunded supplemental pension plan provides for incremental benefits that have been reduced due to legislative actions. The Company's projected benefit obligation for this plan was $4.3 million at November 30, 1996 and $3.8 million at December 31, 1995, and expenses were $1.5 million, $0.7 million, and $0.5 million in 1996, 1995 and 1994, respectively.

POSTRETIREMENT BENEFIT PLAN

    Postretirement medical and life insurance benefits are provided for certain groups of retired workers and active employees who are eligible for coverage. The benefits are not prefunded.

    The amount of net periodic postretirement benefit cost was $0.5 million and $0.4 million for November 30, 1996 and December 31, 1995, respectively. The accrued postretirement benefit liability was $3.1 million at November 30, 1996, and $2.7 million at December 31, 1995.

    The weighted average of the assumed discount rate was 7.25%, the weighted average for rate of compensation increase was 6.0% and a general inflation rate of 3.75% was used to measure the postretirement benefit obligation. It is assumed that the medical cost trend will increase to 7.0% in 1997 and grade downward to an ultimate 6.0% by 2000. The effect of a one percentage point increase in the assumed health care cost trend on service cost and interest cost is less than $0.1 million.

SAVINGS PLAN

    The Thrift and Savings plan was amended and restated April 1, 1994, to become the Savings Plan, a defined contribution plan qualified under Internal Revenue Code Section 401 (k). Prior to the first full payroll period beginning on or after April 1, 1994, participants of the plan could make after-tax contributions ranging from 2% to 10% of their base salary. After that time, employees may continue to contribute 2% to 10% of their base salary on a pretax basis, subject to IRS limitation, to the plan. First Colony contributes 50% of eligible participants' contributions, in the form of the Company's common stock, plus such amounts as may be specified by the Board of Directors. For the periods ended November 30, 1996 and December 31, 1995, First Colony's matching contributions were $0.9 million and $1.0 million, respectively.

STOCK OPTION PLAN

    The Company has a stock incentive plan, whereby incentive stock options
(ISOs) and nonqualified stock options may be granted to employees to purchase a specified number of shares of common stock at a price set by the plan administrator and for a term not to exceed 10 years. In addition to the stock options, the optionee may also be granted a stock appreciation right (SAR) and restricted stock. The plan was approved by the Company's Board of Directors and its sole shareholder on November 17, 1992. The stock option plan was terminated in conjunction with the sale of the Company to GE Capital on December 1, 1996, at a cost of $8.7 million.

    The Company applies APB Opinion 25 and related interpretations in accounting for the stock option plan. Accordingly, no compensation expense has been recognized for the plan. Had compensation expense for the Company's stock option plan been determined based on the fair value at the grant date consistent with FASB No. 123, the Company's net income for 1995 would have been reduced from $151.4 million to $149.3 million. There were no options granted in 1996.

    Activity in the plan for 1995 through 1996 is shown below:

                                                                             NO. OF       EXERCISE       WEIGHTED
                                                                             SHARES    PRICE PER SHARE    AVERAGE
                                                                           ----------  ---------------  -----------
                                                                                            RANGE
Outstanding at January 1, 1995                                              1,065,707  $  18.41-$28.87   $   24.52
Granted during 1995                                                           346,000     26.13- 26.13       26.13
Exercised                                                                        (140)    18.41- 18.41       18.41
Surrendered upon exercise of SARs                                              (6,084)    18.41- 23.95       22.45
Lapsed/Surrendered/Other                                                      (27,238)    19.13- 28.00       26.73
                                                                           ----------  ---------------  -----------
Outstanding at December 31, 1995                                            1,378,245     18.41- 28.87       24.89
Granted during 1996                                                             6,000     26.13- 26.13       26.13
Exercised                                                                    (499,550)    18.41- 28.87       24.89
Surrendered upon exercise of SARs                                              (3,295)    18.41- 26.25       23.05
Lapsed/Surrendered/Other                                                       (9,220)    25.50- 28.00       27.34
                                                                           ----------  ---------------  -----------
Outstanding at November 30, 1996                                              872,180  $  18.41-$28.87   $   26.20
                                                                           ----------  ---------------  -----------
Exercisable at:
December 31, 1994                                                             253,831
December 31, 1995                                                             853,817
November 30, 1996                                                             872,180

    On December 1, 1996, as part of the purchase of First Colony by GE Capital, all 872,180 options outstanding were exercised or settled, and the stock option plan terminated.

7. UNDERWRITING, ACQUISITION AND INSURANCE EXPENSES

    An analysis of underwriting, acquisition and insurance expenses for the years ended November 30, 1996 and December 31, 1995 is as follows:

                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
Amortization of:
  Deferred policy acquisition costs                                                    $    53.2  $    38.9  $    10.9
  Value of insurance in force                                                                0.7        0.9        1.0
  Goodwill                                                                                   1.1        1.2        1.2
Commissions                                                                                 30.1       38.8       38.4
Salaries                                                                                    20.8       23.1       20.4
Other costs and expenses                                                                    44.6       44.1       35.7
                                                                                       ---------  ---------  ---------
Total                                                                                  $   150.5  $   147.0  $   107.6
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    DAC amortization relates principally to anticipated revenues and gross profits as explained on page 8 of the "Notes to Consolidated Financial Statements." The decline in 1994 relates principally to realized investment losses taken in the period.

8. FEDERAL INCOME TAXES

    The components of the provision at November 30, 1996, and December 31, 1995 and 1994 are as follows:

                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------
                                                                                                    (IN MILLIONS)
Current tax expense                                                                        $    57.0  $    76.2  $    40.3
Deferred tax expense                                                                             1.9        6.1       16.8
                                                                                           ---------  ---------  ---------
Total tax expense                                                                          $    58.9  $    82.3  $    57.1
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

    Deferred tax liabilities and assets at November 30, 1996 and December 31, 1995 are comprised of the following:

                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                    (IN MILLIONS)
DEFERRED TAX LIABILITIES
Investments                                                                                      $    14.6  $    11.0
Deferred policy acquisition costs                                                                    359.9      323.2
Depreciable and other amortizable assets                                                               8.9       54.5
Unrealized gains on investments                                                                       85.2      130.1
Other                                                                                                  0.2        0.1
                                                                                                 ---------  ---------
Total deferred tax liabilities                                                                   $   468.8  $   518.9
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
DEFERRED TAX ASSETS
Policy liabilities                                                                               $   138.0  $   114.8
Capitalization of policy acquisition costs                                                            65.7       55.6
Other deferred tax assets                                                                             21.9       20.3
                                                                                                 ---------  ---------
Total deferred tax assets                                                                            225.6      190.7
                                                                                                 ---------  ---------
Net deferred tax liability (asset)                                                               $   243.2  $   328.2
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    There was a current tax payable of $36.0 million at November 30, 1996, and $9.1 million at December 31, 1995.

    The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences for the periods ended November 30, 1996 and December 31, 1995 and 1994:

                                                                      1996                  1995                  1994
                                                              --------------------  --------------------  --------------------
                                                                                       (IN MILLIONS)
Tax based on statutory rate                                   $    70.1       35.0% $    81.8       35.0% $    57.4       35.0%
Increase (decrease):
Dividends received deduction                                       (0.4)      (0.2)      (0.6)      (0.4)      (0.6)      (0.3)
Tax settlements                                                   (12.0)      (6.0)
Other                                                               1.2        0.6        1.1        0.6        0.3        0.1
                                                              ---------        ---  ---------        ---  ---------        ---
  Tax & effective rate                                        $    58.9       29.4  $    82.3       35.2  $    57.1       34.8
                                                              ---------        ---  ---------        ---  ---------        ---
                                                              ---------        ---  ---------        ---  ---------        ---

    The Company is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

    The Internal Revenue Service has examined the First Colony consolidated returns through 1990 and is currently examining the years 1991 through 1994. First Colony has reached a settlement on the tax years 1984 - 1987 for all but three of the disputed tax issues, which First Colony is vigorously contesting. An adverse outcome of the three issues would have no material effect on the financial statements of First Colony. The tax settlement allowed First Colony to reduce its federal income tax liability by $12 million in 1996. The Service has proposed assessments for 1988 - 1990. First Colony disagrees with the proposed assessments and is vigorously contesting them. In the opinion of management, the additional income taxes ultimately paid, if any, will not have a material effect on First Colony's financial statements.

    Income taxes paid in 1996 and 1995 were $72.1 million and $52.1 million, respectively.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

    FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following table presents the carrying amounts and fair values of the Company's financial instruments at November 30, 1996 and December 31, 1995 (in millions):

                                                                             1996                  1995
                                                                     --------------------  --------------------
                                                                     CARRYING     FAIR     CARRYING     FAIR
                                                                      AMOUNT      VALUE     AMOUNT      VALUE
                                                                     ---------  ---------  ---------  ---------
Financial assets:
  Fixed maturities held-to-maturity                                  $ 4,027.3  $ 4,429.8  $ 4,070.5  $ 4,660.9
  Fixed maturities available-for-sale                                  5,160.1    5,160.1    4,698.8    4,698.8
Equity Securities                                                        255.8      255.8      354.0      354.0
Financial liabilities:
  Investment contracts:
    SPIAs without life contingencies                                   1,155.9    1,177.7      985.1    1,111.1
    SPDAs                                                              1,497.4    1,497.4    1,536.5    1,556.0

    The carrying amounts shown in the table are included in the balance sheets found on pages 2 and 3.

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

    FIXED MATURITIES--Refer to the investments section of Note 1 of the "Notes to Consolidated Financial Statements," found on page 7. Fixed maturities available-for-sale included in the table above, do not include short-term investments, cash and cash equivalents whose carrying value approximate fair value.

    OTHER FINANCIAL INSTRUMENTS--The carrying value of other financial instruments approximates fair value (principally policy loans and cash and cash equivalents.)

    INVESTMENT CONTRACTS--Fair values for principally all investment contract liabilities are estimated using discounted cash flow calculations, based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued.

    The Company's financial instruments are held or issued for purposes other than trading.

10. NATURE OF OPERATIONS

    The Company operates principally in a single business segment with three primary lines of business: annual life insurance, accumulation products and single premium immediate annuities. The Company's assets, investment income, realized gains (net) and certain expense elements are allocated on a basis that management considered reasonable under the circumstances. The distribution system for these products is comprised of a nationwide General Agent/Independent Broker network. The Company has been increasing its presence in alternative distribution sources such as banks, securities firms and direct marketers.

11. LONG-TERM DEBT

    Long-term debt consists of the following at November 30, 1996 and December 31, 1995:

                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                    (IN MILLIONS)
Senior Term Loan
6 5/8% Senior Notes due 2003                                                                     $   175.0  $   175.0
Less: unamortized discount                                                                            (0.1)      (0.2)
                                                                                                 ---------  ---------
    Total                                                                                        $   174.9  $   174.8
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The senior note indenture contains certain covenants that, among other things, limit the Company's ability to dispose of, or allow liens to be placed against, the capital stock of First Colony Life.

    Interest paid in 1996 and 1995 was $11.6 million, respectively.

12. CAPITAL STOCK

SHAREHOLDER RIGHTS PLAN

    In 1992, the Company adopted a Shareholder Rights Plan (Rights Plan) which entitles the registered holder to purchase from the Company one one-hundredth of a share of Participating Cumulative Preferred Stock, Series A, with each right structured to be equivalent to one share of common stock. One right is attached to each share of common stock.

    The exercise price of the right will be $85.00, subject to adjustment. The rights will be exercisable, if not earlier redeemed, only if a person or group acquires 10% or more of the Company's common stock, announces a tender offer of 30% or more of the common stock or upon the occurrence of certain other events.

    Each holder of a right, upon occurrence of certain events, will be entitled to receive, upon exercise and payment of the purchase price, preferred stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to twice the amount of the purchase price.

    The plan was terminated with the acquisition of the Company by GE Capital on December 1, 1996.


VARIABLE TERM CUMULATIVE PREFERRED STOCK


    On August 4, 1993, the Company issued 3,200,000 shares of variable term cumulative preferred stock with a liquidation value of $25 per share. The shares were issued in two series (Series B and Series C) of $40 million each. Dividend rates are reset via an auction process, generally every 49 days. In 1996, the weighted average dividend rate for each series was 4.2%. The preferred stock is non-voting and redeemable solely at the option of the Company. Each series of the preferred stock represents a perpetual equity interest in the Company, and does not give rise to a claim for payment of principal amount at a particular date. As such, it ranks behind all indebtedness and other non-equity claims with respect to assets available to satisfy claims against the Company. The outstanding Series B shares were liquidated on December 23, 1996, and the outstanding Series C shares were liquidated on December 26, 1996. Both series were liquidated at their liquidation value of $25 per share.

PARTICIPATING CUMULATIVE PREFERRED STOCK

    The Company's Board of Directors has authorized a series of Participating Cumulative Preferred Stock, Series A, for issuance in connection with the Shareholder Rights Plan. No shares have been issued and the plan was terminated with the acquisition of the Company by GE Capital on December 1, 1996.

13. SUPPLEMENTARY FINANCIAL DATA

    State insurance departments which regulate life insurance companies recognize only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under law and for determining whether its financial condition warrants the payment of a dividend to its shareholders. Under Virginia statutes, an insurance company may pay a dividend without prior permission of the State Corporation Commission to the extent that such dividend together with other dividends or distributions within the preceding 12 months does not exceed the lesser of: a) 10% of statutory policyholders' surplus as of December 31 next preceding; or b) the net statutory gain from operations (excluding realized gains on investments) for the 12-month period ended the preceding December 31. New York insurance statutes also limit dividends by American Mayflower Life. Dividends, if any, would not increase the amount of dividends that would otherwise be payable by First Colony Life.

    The statutory capital and surplus of First Colony Life and its wholly-owned subsidiaries; American Mayflower and Jamestown Life, was $499.7 million and $394.3 million at November 30, 1996 and December 31, 1995, respectively. Statutory net income was $112.0 million, $63.5 million and $46.1 million for the periods ended November 30, 1996, and December 31, 1995 and 1994, respectively.

14. SUBSEQUENT EVENTS

    The Company was acquired 80% by General Electric Capital Assurance Company and 20% by General Electric Life Insurance Group, Inc., an insurance holding company domiciled in Delaware, (collectively referred to as "GE Capital") effective December 1, 1996, upon approval by its shareholders and applicable regulatory agencies. The cash purchase price was $36.15 per share of the Company's common stock for a total value to its shareholders of approximately $1.8 billion.

    As stated in Note 1, these financial statements do not reflect any adjustments made for purchase accounting in connection with the acquisition. The financial statements also do not include certain acquisition-related costs which were contingent upon consummation of the GE Capital acquisition and incurred on December 1, 1996, including certain investment banking fees and employee-related expenses.

    Following the acquisition, GE Capital contributed $275.0 million in bonds and cash to the Company, including a $175.0 million, 6 5/8% Senior Note payable (NAIC-1 designation) to GE Capital. On December 31, 1996, the Company was merged with First Colony Life Insurance Company with First Colony Life being the surviving company.

                                                                                                         SEQUENTIAL
 EXHIBIT                                                                                                NUMBERED PAGE
---------                                                                                            -------------------
*3.1.      Articles of Incorporation of the Company, and all amendments thereto.

*3.2.      By-laws of the Company, as amended.

*12.       Computation of Ratios of Earnings to Fixed Charges.

*21.       Subsidiaries of the Company.


------------------------


*   Previously filed.

                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                GE FINANCIAL ASSURANCE HOLDINGS, INC.

                                By   /s/ MICHAEL D. FRAIZER
                                     ------------------------------------------
                                     Name: Michael D. Fraizer
                                     Title:President, Chief Executive Officer
                                     and Chairman


Date: March 20, 1998

                                 EXHIBIT INDEX


                                                                                                           SEQUENTIAL
  EXHIBIT                                                                                                 NUMBERED PAGE
-----------                                                                                            -------------------
     *3.1.   Articles of Incorporation of the Company, and all amendments thereto.

     *3.2.   By-laws of the Company, as amended.

      *12.   Computation of Ratios of Earnings to Fixed Charges.

      *21.   Subsidiaries of the Company.


------------------------


*   Previously filed.